Exhibit 4.1

EXECUTION VERSION

PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

AND

WILMINGTON TRUST, N.A.

INDENTURE

DATED AS OF APRIL 1, 2021

Up To $75,000,000

Pennsylvania Economic Development Financing Authority

Solid Waste Disposal Revenue Bonds, Series 2021A

(CONSOL Energy Inc. Project)

i

Section 4.7	Purchase and Remarketing of Bonds	38

Section 4.8	Purchase in Lieu of Optional Redemption	43

Section 4.9	Change of Control or Certain Asset Dispositions	43

ARTICLE V REVENUES; FUNDS AND ACCOUNTS; PAYMENT OF PRINCIPAL AND INTEREST		44

Section 5.1	Pledge and Assignment; Bond Fund	44

Section 5.2	Allocation of Revenues	45

Section 5.3	Priority of Moneys in Bond Fund; Letter of Credit	45

Section 5.4	[Reserved]	47

Section 5.5	Letter of Credit	47

Section 5.6	Investment of Moneys	48

Section 5.7	Rebate Fund	50

ARTICLE VI PARTICULAR COVENANTS		50

Section 6.1	Punctual Payment	50

Section 6.2	Extension of Payment of Bonds	50

Section 6.3	Against Encumbrances	50

Section 6.4	Protection of Pledge and Assignment	50

Section 6.5	Accounting Records and Reports	51

Section 6.6	Arbitrage Covenants	52

Section 6.7	Other Covenants	52

Section 6.8	Further Assurances	52

Section 6.9	Continuing Disclosure	52

Section 6.10	Power to Issue Bonds and Make Pledge and Assignment; Limited Obligations	53

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES OF BONDHOLDERS		53

Section 7.1	Events of Default; Acceleration; Waiver of Default	53

Section 7.2	Institution of Legal Proceedings by Trustee	55

Section 7.3	Application of Revenues and Other Funds After Default	56

Section 7.4	Trustee to Represent Bondholders	57

Section 7.5	Bondholders’ Direction of Proceedings	58

Section 7.6	Limitation on Bondholders’ Right to Sue	57

Section 7.7	Limited; Absolute Obligation of Authority	58

Section 7.8	Termination of Proceedings	59

Section 12.18	Right-to-Know	88

Section 12.19	Force Majeure	89

Section 12.20	U.S.A. Patriot Act	89

Section 12.21	Waiver of Jury Trial	89

Section 12.22	Entire Agreement	89

v

This Indenture, dated as of April 1, 2021 (the “Indenture”) is entered into between the PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY (the “Authority”), a public instrumentality of the Commonwealth of Pennsylvania (the “Commonwealth”) and a public body corporate and politic, organized and existing under the Pennsylvania Economic Development Financing Law, as amended (herein defined as the “Act”), and Wilmington Trust, N.A., a national banking association organized and existing under the laws of the United States of America (with its successors and assigns, the “Trustee”), being qualified to accept and administer the trusts hereby created;

W I T N E S E T H :

WHEREAS, the Authority is empowered under the Act to enter into agreements providing for the financing and refinancing of the acquisition, construction and equipping of industrial, commercial and specialized enterprises for the public for purposes of alleviating unemployment, maintaining employment at a high level and encouraging economic development in the Commonwealth within the meaning of the Act, including solid waste disposal and recycling facilities; and

WHEREAS, in accordance with the Act, the Authority proposes to finance the costs of acquiring, constructing, improving, installing or equipping certain solid waste disposal facilities (the “Project”) more particularly described in Exhibit A to the Loan Agreement (the “Loan Agreement” or “Agreement”) of even date herewith, between CONSOL Energy Inc. (the “Company”) and the Authority, and to pay the costs of issuance in connection therewith; and

WHEREAS, pursuant to and in accordance with the Act, the Authority has authorized and undertaken to issue its Solid Waste Disposal Revenue Bonds, Series 2021A (CONSOL Energy Inc. Project), in one or more subseries, and in an aggregate principal amount of up to $75,000,000 (the “Bonds”), pursuant to this Indenture in order to provide funds to finance the Project and to pay the costs of issuance in connection therewith; and

WHEREAS, the Company’s obligations under the Loan Agreement will be secured by a lien on substantially all of the assets of the Company and the Subsidiary Guarantors (as defined below), which lien will be on a parity with the Company’s second lien obligations and subordinate to the lien on such assets for the benefit of the Company’s senior lien obligations. The Company and the Subsidiary Guarantors entered into a Collateral Trust Agreement (as defined in the Loan Agreement), which provides for the joinder of representatives with respect to future parity lien obligations, and the Trustee will execute and deliver a Collateral Trust Joinder (as defined in the Loan Agreement) on the date of the issuance of the Bonds in order to become a party to the Collateral Trust Agreement; and

WHEREAS, the Bonds may bear interest at a Term Interest Rate or a Variable Interest Rate (as such terms are defined herein), on the terms set forth in this Indenture; and

WHEREAS, the Authority has undertaken to finance the cost of the Project by loaning the proceeds derived from the sale of the Bonds to the Company pursuant to the Loan Agreement, under which the Company is required to make loan payments sufficient to pay when due the principal of (or redemption price), Purchase Price of and interest on the Bonds and related expenses; and

WHEREAS, it has been determined that the estimated amount necessary to finance the cost of the Project, including necessary expenses incidental to the issuance of the Bonds, will require the issuance, sale and delivery of the Bonds, as hereinafter provided; and

WHEREAS, all Bonds issued under this Indenture will be secured by a pledge and assignment of the Loan Agreement by the Authority to the Trustee; and

WHEREAS, the Bonds and the certificate of authentication to be executed thereon are to be in substantially the form set forth in Exhibit A hereto, with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture; and

WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal (or redemption price) thereof, Purchase Price thereof and interest thereon, the Authority has authorized the execution and delivery of this Indenture; and

WHEREAS, the Authority has determined that all acts and proceedings required by law necessary to make the Bonds, when executed by the Authority, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal limited obligations of the Authority, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms, have been done and taken, and the execution and delivery of this Indenture have been in all respects duly authorized; and

WHEREAS, pursuant to this Indenture, the Bonds will be issued and the Authority will assign to the Trustee its right to receive payments (excluding Unassigned Authority Rights), and certain other rights (excluding Unassigned Authority Rights);

NOW, THEREFORE, this Indenture witnesseth, that in order to secure the payment of the principal (or redemption price) of, Purchase Price of and the interest on, all Bonds at any time issued and outstanding under this Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions set forth therein and herein and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Holders (as defined herein) thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Authority does hereby irrevocably assign and pledge to the Trustee upon the terms hereof all right, title and interest of the Authority in the Revenues (except as provided in Section 5.1(B) hereof and except for any rights reserved to the Authority), and does hereby covenant and agree with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Bonds (except that, in the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not constitute any debt or liability of, or a pledge of the faith and credit of, the Authority or of the Commonwealth or any municipality therein or any political subdivision thereof, but shall be payable solely from the funds and revenues pledged for the payment of the Bonds under this Indenture, the Agreement or from other eligible collateral pledged to the payment of the Bonds and nothing herein, or in the Bonds, shall directly or indirectly or contingently obligate the Authority, the Commonwealth, its political subdivisions or any municipality to levy any form of taxation whatever or make any appropriation for the payment of the Bonds), as follows:

ARTICLE I

DEFINITIONS; CONTENT OF CERTIFICATES AND OPINIONS

Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article shall, for all purposes of this Indenture and of any indenture supplemental hereto and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined.

“Accountant” means any firm of independent certified public accountants selected by the Company and reasonably acceptable to the Authority and the Trustee.

“Act” means the Pennsylvania Economic Development Financing Law (Act of August 23, 1967 P.L. 251, No. 102), as amended, including the amendments made by Act of December 17, 1993, No. 74, codified at 73 P.S. §371 et seq.

“Additional Bonds” shall have the meaning ascribed thereto in Section 2.13 hereof.

“Additional Payments” means the payments required to be made by the Company pursuant to Sections 4.2(c), (d) and (e), 7.3, 9.2 and 9.3 of the Loan Agreement.

“Administrative Fees and Expenses” means the reasonable and necessary expenses incurred by the Authority pursuant to the Loan Agreement or this Indenture and the compensation and reasonable expenses (including legal fees and expenses) paid to or incurred by the Authority, Trustee, the Tender Agent, the Bond Registrar, the Remarketing Agent and/or any Paying Agent under the Loan Agreement or this Indenture, which include but are not limited to printing of Bonds, accomplishing transfers or new registration of Bonds, ongoing expenses or costs, or other charges and other disbursements including those of their respective officers, directors, members, attorneys, agents and employees incurred in and about the administration and execution of the Agreement and this Indenture.

“Agreement” or “Loan Agreement” means that certain loan agreement by and between the Authority and the Company, dated as of April 1, 2021, as originally executed and as it may from time to time be supplemented, modified or amended in accordance with the terms thereof and of this Indenture.

“Alternate Letter of Credit” means an alternate irrevocable letter of credit, including, if applicable, a confirming letter of credit, or similar credit facility issued by a commercial bank, savings institution or other financial institution, the terms of which shall in all material respects be the same as those of any Letter of Credit then in effect, delivered to the Trustee pursuant to Section 5.11 of the Agreement.

“Applicable Tax-Exempt Municipal Bond Rate” means the “Comparable AAA General Obligations” yield curve rate for the stated maturity of the Bonds (assuming that such stated maturity is the Principal Payment Date) published by Municipal Market Data (“MMD”) five (5) business days prior to the date fixed for redemption. If no such yield curve rate is established for the applicable year, the “Comparable AAA General Obligations” yield curve rate for the two published maturities most closely corresponding to the applicable year will be determined, and the “Applicable Tax-Exempt Municipal Bond Rate” will be interpolated or extrapolated from those yield curve rates on a straight-line basis. This rate is made available by MMD and is available to its subscribers at: www.tm3.com. In calculating the Applicable Tax-Exempt Municipal Bond Rate, if MMD no longer publishes the “Comparable AAA General Obligations” yield curve rate, then the Applicable Tax-Exempt Municipal Bond Rate will equal the Municipal Market Advisors Consensus Municipal yield curve rate for the applicable year. The Consensus Municipal yield curve rates are made available daily by Municipal Market Analytics, Inc. through Bloomberg (Command Prompt: CMMA). In the further event that Municipal Market Analytics, Inc. no longer publishes the Consensus Municipal yield curve rate, the Applicable Tax-Exempt Municipal Bond Rate will be determined by the Quotation Agent, based upon the rate per annum equal to the semiannual equivalent yield to maturity of those tax-exempt general obligation bonds rated in the highest rating category by Moody’s and S&P with a maturity date equal to the stated maturity of the Bonds (assuming that such stated maturity is the Principal Payment Date) and having characteristics (other than the rating) most comparable to the Bonds to be redeemed, in the judgment of the Quotation Agent.

“Approving Opinion” means an opinion of Bond Counsel that an action being taken (i) is authorized by this Indenture, and (ii) will not adversely affect the Tax-exempt status of the Bonds.

“Asset Disposition” means any sale, lease (other than an operating lease), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary (as defined in the Company Indenture) of the Company, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)

any shares of Capital Stock (as defined in the Guaranty) of a Restricted Subsidiary of the Company (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or

(3)

any other assets of the Company or any Restricted Subsidiary of the Company outside of the ordinary course of business of the Company or such Restricted Subsidiary, which “ordinary course of business” includes, for the avoidance of doubt, transfers or dispositions of assets in the ordinary course of business to facilitate the Permitted Business (as defined in the Guaranty) through operating agreements, working interests, royalty interests, mineral interests, processing agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements or service contracts and other similar agreements with third parties; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 5.2 and Section 5.14 of the Loan Agreement and not by the provisions described in Section 3.5 of the Company Indenture (which is incorporated by reference in Section 5.17 of the Loan Agreement).

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(1)	a disposition of assets between or among the Company and its Restricted Subsidiaries;

(2)

a disposition of assets that constitutes a Restricted Payment permitted by the covenant described in Section 3.3 of the Company Indenture (which is incorporated by reference in Section 5.17 the Loan Agreement) or a Permitted Investment (as defined in the Company Indenture);

(3)	an issuance or sale of Equity Interests (as defined in the Guaranty) by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)	the sale or other disposition of Hydrocarbons (as defined in the Company Indenture) or other mineral products in the ordinary course of business;

(5)	an Asset Swap (as defined in the Company Indenture);

(6)

a sale, contribution, conveyance or other disposition of Receivables (as defined in the Company Indenture) and related assets of the type specified in the definition of Qualified Receivables Transaction (as defined in the Company Indenture) by or to a Receivables Subsidiary (as defined in the Company Indenture) in a Qualified Receivables Transaction;

(7)

the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property, including seismic data and interpretations thereof, that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(8)

licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property, including seismic data and interpretations thereof, in the ordinary course of business;

(9)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(10)

the granting of Liens (as defined in the Guaranty) not prohibited by the covenant described in Section 3.6 of the Company Indenture (which is incorporated by reference in Section 5.17 of the Loan Agreement) and dispositions in connection with Permitted Liens (as defined in the Company Indenture);

(11)	the sale or other disposition of cash or Temporary Cash Investments (as defined in the Company Indenture) or other financial instruments;

(12)	any sale or other disposition of Equity Interests in an Unrestricted Subsidiary, other than any such interest in CNXCoal Resources LP, a Delaware limited partnership;

(13)	the early termination or unwinding of any Hedging Obligations (as defined in the Guaranty);

(14)	a single transaction or series of related transactions that involve the disposition of assets with a Fair Market Value (as defined in the Guaranty) of less than $20.0 million;

(15)	any sale, lease, transfer or other disposition pursuant to or in connection with the Transactions (as defined in the Company Indenture); and

(16)	any disposition of slurry or Coal (as defined in the Company Indenture) waste or constituents thereof.

“Authority” means the Pennsylvania Economic Development Financing Authority, a public instrumentality of the Commonwealth of Pennsylvania and a public body corporate and politic organized and existing under the Pennsylvania Economic Development Financing Law, as amended.

“Authority Fee” means the Authority issuance fee with respect to the Bonds.

“Authorized Denomination” means $100,000 or any integral multiple of $5,000 above that amount.

“Authorized Representative” means (i) with respect to the Authority, the Chairman of the Board of Directors of the Authority, the Executive Director, or such other officer as prescribed by a resolution of the Board of Directors or any other person designated as an Authority Representative by a certificate signed by a member of the Board of Directors and filed with the Trustee; (ii) with respect to the Company, the person or persons at the time designated to act on behalf of the Company by a written certificate signed by the Company, furnished to the Trustee, the Credit Provider, if any, and the Authority, containing the specimen signature of each such person; and (iii) with respect to the Credit Provider, if any, the person or persons at the time designated to act on behalf of such Credit Provider by a written certificate signed by such Credit Provider, furnished to the Trustee, the Company and the Authority, containing the specimen signature of each such person.

“Available Moneys” means (1) moneys derived from drawings under a Letter of Credit, or (2) moneys provided by the Company or the Subsidiary Guarantors held by the Trustee in funds and accounts established under this Indenture (except the Rebate Fund or the account described in Section 4.7(G) hereof) and subject to the lien of this Indenture for a period of at least one hundred twenty-three (123) consecutive days and not commingled with any moneys so held for less than said period and during and prior to which period no petition in bankruptcy was filed by or against, and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced by or against the Company, the Subsidiary Guarantors or the Authority, or (3) remarketing proceeds and proceeds of obligations issued to refund all or a portion of the Bonds, or (4) investment income derived from the investment of moneys described in clause (2) so long as (A) investments of such moneys are in Investment Securities rated by the Rating Agency in any of the two-highest long-term rating categories without regard to modifiers or, if applicable, in the highest short-term rating category without regard to modifiers and (B) with respect to such investment income there has been delivered to the Trustee an opinion of nationally recognized bankruptcy counsel to the effect that the use of such amounts for such purpose would not constitute a voidable preference under Section 547 of the Bankruptcy Code should the Company, the Subsidiary Guarantors or the Authority become the debtor in a case under the Bankruptcy Code.

“Bank” shall mean the Credit Provider, if any.

“Bank Bonds” shall have the meaning ascribed thereto in Section 4.7(C)(2) hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, and any successor statute or statutes having substantively the same function.

“Beneficial Owners” means those individuals, partnerships, corporations or other entities for which the Direct Participants have caused DTC to hold Book-Entry Bonds.

“Bond Counsel” means any attorney at law or firm of attorneys of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States of America and reasonably acceptable to the Authority and the Trustee but does not include counsel for the Company.

“Bond Fund” means the fund by that name established pursuant to Section 5.1 hereof.

“Bondholder” see “Holder.”

“Bond Registrar” or “Registrar” means the entity or entities performing the duties of the bond registrar pursuant to Section 2.8 hereof.

“Bonds” means the Series 2021A Bonds, together with any Additional Bonds, issued by the Authority pursuant to this Indenture in an aggregate principal amount not to exceed $75,000,000.

“Book-Entry Bonds” means the Bonds registered in the name of the nominee of DTC, or any successor securities depository for such Bonds, as the registered owner thereof pursuant to the terms and provisions of Section 2.11 hereof.

“Business Day” shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in New York, New York, or the city or cities in which the Corporate Trust Office of the Trustee or the Tender Agent or, if applicable, the office of the Credit Provider at which demands for payment under a Letter of Credit are to be presented are authorized or required by law to close, (iii) a day on which the New York Stock Exchange is closed, or (iv) if a Letter of Credit is in effect, any day not a Business Day as defined in a Letter of Credit or the Reimbursement Agreement.

“Certificate,” “Statement,” “Request,” “Requisition” or “Order” of the Authority, the Company or the Credit Provider means, respectively, a written certificate, statement, request, requisition or order signed in the name of the Authority by an Authorized Representative of the Authority, or in the name of the Company by an Authorized Representative of the Company or on behalf of the Credit Provider by an Authorized Representative of the Credit Provider, as applicable. Any such instrument and supporting opinions or representations, if any, may, but need not, be combined in a single instrument with any other instrument, opinion or representation, and the two or more so combined shall be read and construed as a single instrument. If and to the extent required by Section 1.2 hereof, each such instrument shall include the statements provided for in Section 1.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commonwealth” means the Commonwealth of Pennsylvania.

“Company” means CONSOL Energy Inc., corporation duly incorporated, organized and existing under the laws of the State of Delaware, or any successor or assign or any entity which is the surviving, resulting or transferee entity in any merger, consolidation or transfer of assets of the Company permitted under Section 5.2 of the Loan Agreement and also means, unless the context otherwise requires, an assignee of the Loan Agreement as permitted by Section 5.9 of the Agreement.

“Completion Date” means the date of substantial completion of the construction of the Project as that date shall be certified as provided in Section 3.3 of the Agreement.

“Continuing Disclosure Undertaking” means the Continuing Disclosure Undertaking dated the Issuance Date by the Company relating to the Bonds, as originally executed and as it may be amended from time to time in accordance with the terms thereof.

“Conversion Date” means each date on which the Interest Rate Period for the Bonds is converted from one type of Interest Rate Period to another type of Interest Rate Period or from a Term Interest Rate Period to another Term Interest Rate Period.

“Corporate Trust Office” means, (i) with respect to the Trustee, the principal corporate trust office of the Trustee at 213 Market Street, 2nd Floor, Harrisburg, Pennslyvannia 17101, Attention: Corporate Trust, or such other office designated by the Trustee from time to time by notice to the Authority, the Company, the Credit Provider, if any, and the Remarketing Agent, and (ii) with respect to the Tender Agent if other than the Trustee, such office designated by the Tender Agent to the Authority, the Company, the Subsidiary Guarantors, the Remarketing Agent and the Credit Provider, if any, as its Corporate Trust Office.

“Costs of Issuance” means all items of expense directly or indirectly payable by or reimbursable to the Authority, the Credit Provider, if any, or the Company and related to the authorization, issuance, sale and delivery of the Bonds, including but not limited to the Authority Fee, the fees and expenses of the Authority, including its reasonable attorneys’ fees, costs of preparation and reproduction of documents, printing expenses, filing and recording fees, initial fees and charges of the Trustee, legal fees and charges, fees and disbursements of consultants and professionals, rating agency fees, fees and charges for preparation, execution and safekeeping of the Bonds and any other cost, charge or fee in connection with the original issuance of the Bonds which constitutes a “cost of issuance” within the meaning of Section 147(g) of the Code.

“Costs of Issuance Fund” means the fund by that name established pursuant to Section 3.4 hereof.

“Costs of the Project” means the sum of the items, or any such item, authorized to be paid from the Project Fund pursuant to the provisions of Section 3.2 of the Agreement, but shall not include any Costs of Issuance.

“Credit Provider” means any commercial bank, savings association or other financial institution issuing a Letter of Credit complying with Section 5.11 of the Agreement.

“Daily Interest Rate” means a variable interest rate on the Bonds established daily in accordance with Section 2.3(C) hereof.

“Daily Interest Rate Period” means each period during which Daily Interest Rates are in effect.

“Designation of Bond” means the Designation of Bond, in the form attached hereto as Exhibit E, pursuant to which Additional Bonds may be delivered in accordance with Section 2.13 hereof.

“Determination of Taxability” means a determination that, due to the untruth or inaccuracy of any representation or warranty made by the Company in the Agreement or the breach of any covenant or warranty of the Company contained in the Agreement, interest on the Bonds, or any of them, is determined not to be Tax-exempt by (i) a final administrative determination of the Internal Revenue Service or a final judicial decision of a court of competent jurisdiction in a proceeding of which the Company received notice and in which the Company was afforded an opportunity to participate to the full extent permitted by law or (ii) an opinion of Bond Counsel obtained by the Company or the Subsidiary Guarantors and delivered to the Trustee. A determination or decision will not be considered final for purposes of the preceding sentence unless (A) the Authority or the holder or holders of the Bonds involved in the proceeding in which the issue is raised (i) shall have given the Company and the Trustee prompt written notice of the commencement thereof, and (ii) shall have offered the Company the opportunity to control the proceeding; provided the Company agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses (except that any such holder may engage separate counsel, and the Company shall not be liable for the fees or expenses of such counsel); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

“Direct Participants” means those broker-dealers, banks and other financial institutions from time to time for which DTC holds the Bonds as securities depository.

“Disqualified Contractor” means a Person which has been suspended or debarred by the Commonwealth under its Contractor Responsibility Program, Management Directive 215.9, as amended or replaced by a successive directive rule, regulation or statute from time to time or has been convicted by a court of competent jurisdiction of a crime for which a term of imprisonment of one year or more could have been imposed, and any Person controlled by a Person which has been so suspended, debarred or convicted.

“DTC” means The Depository Trust Company, New York, New York, a limited purpose trust company organized under the New York Banking Law, or any successor securities depository for the Bonds.

“Eligible Account” means an account that is either (a) maintained with a federal or state-chartered depository institution or trust company, including the Trustee, that has S&P’s short-term debt rating of at least “A-2” (or, if no short-term debt rating, a long-term debt rating of “BBB+”) or (b) maintained with the corporate trust department of a federal depository institution or state-chartered depository institution, including the Trustee, subject to Title 12 section 9.10(b) of the U.S. Code of Federal Regulations (Title 12 Regulations) or a similar U.S. state law, which, in either case, has corporate trust powers and is acting in its fiduciary capacity. In the event that an account required to be an “Eligible Account” no longer complies with the requirement, the Trustee shall promptly (and, in any case, within not more than thirty (30) calendar days) move such account to another financial institution designated by the Company such that the Eligible Account requirement will again be satisfied.

“EMMA” means the MSRB’s Electronic Municipal Market Access system for municipal securities disclosure or any other electronic format or system prescribed by the MSRB for purposes of SEC Rule 15c2-12.

“Event of Default” means any of the events specified in Section 7.1 hereof.

“Excluded Moneys” means the right of the Authority to receive any Additional Payments to the extent payable to the Authority under Sections 4.2(e), 7.3, 9.2 and 9.3 of the Agreement.

“Fiscal Year” means the period beginning on January 1 of each year and ending on the next succeeding December 31 or any other twelve-month, or fifty-two week, period hereafter selected and designated as the official fiscal year period of the Company.

“Government Obligations” means the following:

(A) bonds, notes, certificates of indebtedness, treasury bills or other securities constituting direct obligations of, or obligations on which the full and timely payment of principal and interest is fully and unconditionally guaranteed by, the United States of America; and

(B) evidences of direct ownership of a proportionate or individual interest in future interest or principal payments on specified direct obligations of, or obligations for which the full and timely payment of the principal of and interest is unconditionally guaranteed by, the United States of America, which obligations are held by a bank or trust company organized and existing under the laws of the United States of America or any state thereof in the capacity of custodian in form and substance satisfactory to the Authority.

“Holder” or “Bondholder” or “Owner,” whenever used herein with respect to a Bond, means the person in whose name such Bond is registered.

“Guaranty” or “Guaranty Agreement” means that certain Guaranty Agreement, dated as of April 1, 2021, by and among the Subsidiary Guarantors (as defined herein) listed on the signature pages thereto and the Trustee relating to the Bonds.

“Indenture” means this Indenture, as originally executed or as it may from time to time be supplemented, modified or amended by any Supplemental Indenture.

“Institutional Investor” means a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended.

“Interest Account” means the account by that name in the Bond Fund established pursuant to Section 5.2 hereof.

“Interest Payment Date” means (i) the first Business Day of each month during a Daily Interest Rate Period or a Weekly Interest Rate Period, (ii) with respect to the initial Term Interest Rate Period, February 1 and August 1 of each year until the end of such Term Interest Rate Period, commencing August 1, 2021, (iii) with respect to any other Term Interest Rate Period, the first day of the calendar month that is six calendar months after the beginning of such Term Interest Rate Period and the first day of the calendar month every six months after each such payment date thereafter until the end of such Term Interest Rate Period, (iv) each Conversion Date and (v) the Principal Payment Date.

“Interest Period” means the period from and including any Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date, except that the first Interest Period shall be the period from and including the date of the first authentication and delivery of the Bonds to and including the day immediately preceding the first Interest Payment Date relating to the Bonds, which for the Bonds is August 1, 2021.

“Interest Rate Period” means any of a Daily Interest Rate Period, a Weekly Interest Rate Period or a Term Interest Rate Period.

“Investment Securities” means any of the following securities (other than those issued by the Authority or the Company):

(A) Government Obligations;

(B) bonds, notes or other obligations of any state of the United States or any political subdivision of any state, which at the time of their purchase are rated in either of the two highest rating categories by a nationally recognized rating service;

(C) certificates of deposit or time or demand deposits constituting direct obligations of any bank, bank holding company, savings and loan association or trust company organized under the laws of the United States or any state thereof (including the Trustee or any of its affiliates), except that investments may be made only in certificates of deposit or time or demand deposits which are:

(1) insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, or any other similar United States Government deposit insurance program then in existence; or

(2) continuously and fully secured by Government Obligations, which have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such certificates of deposit or time or demand deposits; or

(3) issued by a bank, bank holding company, savings and loan association or trust company under the laws of the United States or any state thereof (including the Trustee or any of its affiliates) whose outstanding unsecured long-term debt is rated at the time of issuance in either of the two highest rating categories by a nationally recognized rating service;

(D) repurchase agreements with any bank, bank holding company, savings and loan association, trust company or other financial institution organized under the laws of the United States of America or any state thereof (including the Trustee or any of its affiliates), that are continuously and fully secured by Government Obligations and which have a market value, exclusive of accrued interest, at all times at least equal to the principal amount of such repurchase agreements, provided that each such repurchase agreement conforms to current industry standards as to form and time, is in commercially reasonable form, is for a commercially reasonable period, results in transfer of legal title to identified Government Obligations which are segregated in a custodial or trust account for the benefit of the Trustee, and further provided that Government Obligations acquired pursuant to such repurchase agreements shall be valued at the lower of the then current market value thereof or the repurchase price thereof set forth in the applicable repurchase agreement;

(E) investment agreements constituting an obligation of a bank, bank holding company, savings and loan association, trust company, insurance company or other financial institution whose outstanding unsecured short-term debt is rated at the time of such agreement in the highest rating category by a nationally recognized rating service or whose outstanding unsecured long-term debt is rated at the time of such agreement in either of the two highest rating categories by a nationally recognized rating service;

(F) short term discount obligations of the Federal National Mortgage Association and the Government National Mortgage Association;

(G) money market mutual funds (1) that invest in Government Obligations or that are registered with the Securities and Exchange Commission, meeting the requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended, and (2) that are rated in either of the two highest categories by a nationally recognized rating service;

(H) commercial paper of “prime” quality of the highest ranking or of the highest letter and number rating as provided for by Moody’s, S&P, or Fitch, Inc. (“Fitch”), provided that the corporation that issues the commercial paper shall be organized and operating within the United States, shall have total assets in excess of five hundred million dollars ($500,000,000), and shall issue debt, other than commercial paper, if any, that is rated “A” or higher by Moody’s, S&P, or Fitch, and provided further that eligible commercial paper shall have a maximum maturity of two hundred seventy (270) days or less; and

(I) such other investments permitted by law and approved in writing by the Credit Provider, if any.

“Issuance Date” means, with respect to the Series 2021A Bonds, April 12, 2021 and with respect to any Additional Bonds, the date of delivery of such Additional Bonds.

“Letter of Credit” means (i) any irrevocable letter of credit meeting the requirements of Section 5.11 of the Loan Agreement, naming the Trustee as beneficiary and delivered to the Trustee pursuant to the terms of the Loan Agreement; and (ii) in the event of delivery of an Alternate Letter of Credit, such Alternate Letter of Credit.

“Letter of Credit Account” means the account by that name in the Bond Fund established pursuant to Section 5.3 hereof.

“Loan Default Event” means any one or more of the events specified in Section 7.1 of the Agreement.

“Loan Payments” means the loan repayments required to be made by the Company pursuant to Section 4.2(a) of the Agreement.

“Maximum Rate” means the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, or, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Company, with the approval of the Remarketing Agent and the Authority.

“Net Proceeds” means the proceeds from insurance with respect to the Project, less any costs reasonably expended by the Company to receive such proceeds.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Company) selected by the Company and reasonably acceptable to the Trustee and the Authority. If and to the extent required by the provisions of Section 1.2 hereof, each Opinion of Counsel shall include the statements provided for in Section 1.2 hereof.

“Outstanding,” when used as of any particular time with reference to Bonds, means (subject to the provisions of Section 12.10 hereof) all Bonds theretofore, or thereupon being, authenticated and delivered by the Trustee under this Indenture except (1) Bonds theretofore canceled by the Trustee or surrendered to the Trustee for cancellation; (2) Bonds with respect to which liability of the Authority shall have been discharged in accordance with Section 11.2 hereof, including Bonds (or portions of Bonds) referred to in Section 12.10 hereof; (3) Bonds for the transfer or exchange of or in lieu of or in substitution for which other Bonds shall have been authenticated and delivered by the Trustee pursuant to this Indenture; and (4) Bonds for which payment is made pursuant to Section 2.10.

“Paying Agent” means the Paying Agent described in Section 8.7 hereof.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, joint-stock company, joint venture, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity, whether or not a legal person.

“Principal Account” means the account by that name in the Bond Fund established pursuant to Section 5.2 hereof.

“Principal Payment Date” means April 1, 2051.

“Project” means the equipment, buildings, structures, fixtures, vehicles and improvements financed in whole or in part from the proceeds of the sale of the Bonds as more fully described in Exhibit A to the Agreement.

“Project Fund” means the fund by that name established pursuant to Section 3.3 hereof.

“Purchase Date” means the date on which any Bond is required to or may be purchased pursuant to Section 2.4, 4.6 or 4.8 hereof.

“Purchase Price” means that amount equal to 100% of the principal amount of any Bond purchased pursuant to Section 2.4, 4.6 or 4.8 of this Indenture, plus accrued and unpaid interest thereon to but not including the Purchase Date.

“Purchase Price Payments” means the purchase price payments required to be made by the Company pursuant to Section 4.2(b) of the Agreement.

“Qualified Newspaper” means The Wall Street Journal or The Bond Buyer or any other newspaper or journal containing financial news, printed in the English language and customarily published on each Business Day, of general circulation in New York, New York, and selected by the Trustee, whose decision shall be final and conclusive.

“Quotation Agent” means BofA Securities, Inc. or such other bank, underwriter or other financial institution reasonably acceptable to the Company and the Authority.

“Rating Agency” means Moody’s, if Moody’s is then rating the Bonds, and S&P, if S&P is then rating the Bonds, or any other nationally recognized securities rating agency selected by the Company, with the approval of the Remarketing Agent.

“Rebate Fund” means the fund by that name created pursuant to Section 5.7 hereof.

“Record Date” means (i) the Business Day immediately preceding the applicable Interest Payment Date during a Daily Interest Rate Period or Weekly Interest Rate Period and (ii) the day, whether or not a Business Day, which is the fifteenth day of the month prior to an Interest Payment Date during any Term Interest Rate Period.

“Redemption Account” means the account by that name established in the Bond Fund pursuant to Section 5.2 hereof.

“Reimbursement Agreement” any agreement, as originally executed or as it may from time to time be supplemented, modified or amended, of the Company with a Credit Provider setting forth the obligations of the Company to such Credit Provider arising out of any payments under a Letter of Credit or any Alternate Letter of Credit, and which provides that it shall be deemed a Reimbursement Agreement for the purpose of this Indenture.

“Remarketing Agent” means with respect to the Bonds, BofA Securities, Inc. and its respective successors, in such office under this Indenture.

“Remarketing Agreement” means any remarketing agreement between the Company and the Remarketing Agent or the agreement or instrument pursuant to which a successor to the Remarketing Agent shall perform its services.

“Revenues” means all amounts received by the Authority or the Trustee for the account of the Authority pursuant or with respect to the Agreement, the Guaranty or, if applicable, any Letter of Credit, including, without limiting the generality of the foregoing, Loan Payments (including both timely and delinquent payments and any late charges paid from whatever source), prepayments, insurance proceeds, condemnation proceeds, and all interest, profits or other income derived from the investment of amounts in any fund or account established pursuant to this Indenture, but not including the Authority Fee, of the fees of the Trustee or other parties pursuant to Sections 4.2(d), (e) and (f), 7.3, 9.2 and 9.3 of the Agreement (including without limitation any Administrative Fees and Expenses, or any moneys paid for deposit into the Rebate Fund pursuant to Section 4.2(g) of the Agreement) and not including Purchase Price Payments pursuant to Section 4.2(b) of the Agreement.

“S&P” means S&P Global Ratings, its successors and their assigns, or, if such entity shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, any other nationally recognized securities rating agency designated by the Company, with the approval of the Remarketing Agent, if any.

“Securities Depositories” means The Depository Trust Company, 55 Water Street, 50th Floor, New York, New York 10041-0099, Attn: Call Notification Department; Fax – (212) 855-7232; or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other securities depositories, or no such depositories, as the Company may indicate in a certificate of the Company delivered to the Trustee.

“Series 2021A Bonds” means the Pennsylvania Economic Development Financing Authority Solid Waste Disposal Revenue Bonds, Series 2021A (CONSOL Energy Inc. Project), delivered in the initial principal amount of $75,000,000.

“SIFMA Index Rate” means a rate per annum equal to the Securities Industry and Financial Markets Association (“SIFMA”) Municipal Swap Index most recently available as determined by the Remarketing Agent, or if such index is no longer published, any other successor or similar published index as determined by the Remarketing Agent.

“Stated Amount” shall have the meaning assigned to such term in any Letter of Credit.

“Subsequent Optional Redemption Date” has the meaning set forth in Section 4.1(D).

“Subsidiary Guarantors” means the existing Subsidiary Guarantors of the Company pursuant to the Company Indenture (as defined in the Loan Agreement) and any subsidiary guarantor that executes the Guaranty and each other Restricted Subsidiary of the Company that thereafter joins the Guaranty pursuant to the terms thereof, in each case until a successor replaces such Person pursuant to the applicable provisions thereof and, thereafter, means such successor.

“Supplemental Indenture” means any indenture hereafter duly authorized and entered into between the Authority and the Trustee, supplementing, modifying or amending this Indenture; but only if and to the extent that such Supplemental Indenture is specifically authorized hereunder.

“Surplus Account” means the account established within the Bond Fund pursuant to Section 3.3 hereof.

“Tax Agreement” means that certain Use of Proceeds Certificate and Agreement between the Company and the Authority dated the Issuance Date pertaining to the Bonds.

“Tax-exempt” means, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from gross income for federal income tax purposes (other than in the case of a Holder of any Bonds who is a substantial user of the Project or a related person within the meaning of Section 147(a) of the Code) whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating tax liabilities, including any alternative minimum tax or environmental tax, under the Code.

“Tender Agent” means initially the Trustee and any successor tender agent appointed pursuant to Section 8.13 hereof.

“Tender Notice” has the meaning ascribed thereto in Section 2.4(A) hereof.

“Term Interest Rate” means a non-variable interest rate on the Bonds established in accordance with Section 2.3(D) hereof.

“Term Interest Rate Period” means each fixed period of time during which a Term Interest Rate is in effect.

“Trustee” means Wilmington Trust, N.A., a national banking association having a Corporate Trust Office in Harrisburg, Pennsylvania, or its successor as Trustee hereunder as provided in Section 8.1.

“Unassigned Authority Rights” means all of the rights of the Authority under the Loan Agreement (i) to receive the Authority Fee and Additional Payments in accordance with Section 4.2(e) of the Loan Agreement; (ii) to be held harmless and indemnified in accordance with Sections 9.3 of the Loan Agreement; (iii) to be reimbursed for fees and expenses upon enforcement of the Loan Agreement in accordance with Section 7.3 of the Loan Agreement; (iv) to receive notices in accordance with Section 10.1 of the Loan Agreement; (v) to give and withhold consent to amendments, changes, modifications and alterations of the Loan Agreement under Section 10.4 of the Loan Agreement, and (vi) to require compliance with Section 4.5 of the Loan Agreement and its right to enforce such rights.

“Underwriters” means, for the initial series of Series 2021A Bonds, BofA Securities, Inc. as the representative, acting on behalf of itself and PNC Capital Markets LLC, as underwriters, and any underwriter(s) designated for Additional Bonds (as defined herein).

“Variable Interest Rate” means the Daily Interest Rate and the Weekly Interest Rate.

“Variable Interest Rate Period” means each period during which a Variable Interest Rate is in effect.

“Weekly Interest Rate” means a variable interest rate on the Bonds established weekly in accordance with Section 2.3(C) hereof.

“Weekly Interest Rate Period” means each period during which Weekly Interest Rates are in effect.

Section 1.2 Content of Certificates and Opinions. Every certificate or opinion provided for in this Indenture with respect to compliance with any provision hereof shall include (1) a statement that the Person making or giving such certificate or opinion has read such provision and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the certificate or opinion is based; (3) a statement that, in the opinion of such Person, such Person has made or caused to be made such examination or investigation as is necessary to enable such Person to express an informed opinion with respect to the subject matter referred to in the instrument to which such Person’s signature is affixed; (4) a statement of the assumptions upon which such certificate or opinion is based, and that such assumptions are reasonable; and (5) a statement as to whether, in the opinion of such Person, such provision has been complied with.

Any such certificate or opinion made or given by an officer of the Authority or an officer or duly Authorized Representative of the Company may be based, insofar as it relates to legal, accounting or business matters of either of them, upon a certificate or opinion of or representation by counsel, an Accountant or a management consultant, unless such officer knows, or in the exercise of reasonable care should have known, that the certificate, opinion or representation with respect to the matters upon which such certificate or statement may be based, as aforesaid, is erroneous. Any such certificate or opinion made or given by counsel, an

Accountant or a management consultant may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Authority or the Company, as the case may be) upon a certificate or opinion of or representation by an officer of the Authority or the Company, unless such counsel, Accountant or management consultant knows, or in the exercise of reasonable care should have known, that the certificate or opinion or representation with respect to the matters upon which such Person’s certificate or opinion or representation may be based, as aforesaid, is erroneous. The same officer of the Authority or the Company, or the same counsel or Accountant or management consultant, as the case may be, need not certify to all of the matters required to be certified under any provision of this Indenture, but different officers, counsel, Accountants or management consultants may certify to different matters, respectively. All reasonable costs and expenses of the Authority incurred in connection with any such required certifications, including, but not limited to, reasonable costs and expenses of counsel, shall be borne by the Company, and the Authority shall have no liability therefor.

Section 1.3 Interpretation.

(A) Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

(B) Headings of articles and sections herein and the table of contents hereof are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

(C) All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture; the words “herein,” “hereof,” “hereby,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof.

(D) All references herein to time denoted by “a.m.” or “p.m.” shall mean the time so stated as New York City time.

(E) Notwithstanding anything contained herein or in the Agreement to the contrary, while Bonds bear interest in different Interest Rate Periods or are otherwise designated as separate subseries, the terms “Bonds,” “Holders,” “Bondholders,” and “Owners” shall mean only the Bonds, Holders, Bondholders and Owners of the applicable subseries of Bonds bearing interest in such particular Interest Rate Period or that have been otherwise designated as separate subseries, as the context may require; provided, however, that this paragraph shall not apply to any determination of whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture.

(F) References to Credit Provider/Letter of Credit/Reimbursement Agreement. Notwithstanding anything contained herein or in the Agreement to the contrary, provisions referencing the Credit Provider, the Reimbursement Agreement and/or any Letter of Credit shall be deemed to apply only to Bonds (or any subseries thereof), if any, the payment of principal, Purchase Price and interest on which has been secured by a Credit Provider pursuant to a Letter of Credit.

(G) References to Remarketing Agent. Notwithstanding anything contained herein or in the Agreement to the contrary, provisions referencing the Remarketing Agent shall be deemed to apply only to Bonds (or any subseries thereof) for which a Remarketing Agent has been appointed.

ARTICLE II

THE BONDS

Section 2.1 Authorization of Bonds. There shall be issued under and secured by this Indenture, Bonds in the aggregate principal amount specified in Section 2.2. The Bonds are designated as “Pennsylvania Economic Development Financing Authority Solid Waste Disposal Revenue Bonds, Series 2021A (CONSOL Energy Inc. Project).” This Indenture constitutes a continuing agreement with the Holders from time to time of the Bonds to secure the full payment of the principal (or redemption price) of, Purchase Price of and interest on all such Bonds subject to the covenants, provisions, limitations and conditions herein contained.

Section 2.2 Bonds. The Bonds shall be issued, in one or more subseries, under and secured by this Indenture in the form of fully registered bonds in the maximum aggregate principal amount of $75,000,000. The Series 2021A Bonds shall be issued in the principal amount of $75,000,000. The Bonds shall be dated the Issuance Date and shall mature (subject to prior redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on the Principal Payment Date applicable to each subseries of Bonds. The Bonds shall bear interest on the unpaid principal amount thereof as set forth in Section 2.3 hereof, provided, however, that in no event shall the rate of interest on any Bond exceed at any time the Maximum Rate. If an Event of Default shall have occurred and be continuing, the interest rate on the Bonds shall be the rate on the Bonds on the day prior to the occurrence of such Event of Default. Each Bond will bear interest from the Interest Payment Date to which interest has been paid next preceding the date of authentication thereof, unless authenticated on an Interest Payment Date to which interest has been paid, in which event it will bear interest from such Interest Payment Date, or unless no interest has been paid on such Bond, in which event it will bear interest from the Issuance Date.

The Bonds shall be issuable in Authorized Denominations. The Bonds shall be issued in substantially the form set forth in Exhibit A of this Indenture with such variations, insertions or omissions as are appropriate and not inconsistent therewith, including to designate a subseries of Bonds, and shall conform generally to the rules and regulations of any governmental authority or usage or requirement of law with respect thereto. The Bonds shall be numbered and lettered from one upward preceded by the letter “R” prefixed to the number and may bear such additional letters, numbers, legends or designations (including subseries designations) as the Bond Registrar determines are desirable. The Authority in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Bondholders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Bond, notice or elsewhere, and, provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Authority will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Notwithstanding any other provision of this Indenture, no Additional Bonds (as evidenced by a Designation of Bond) shall be issued unless, after giving effect to the issuance of any Additional Bonds to be issued on such date, the payment of any Bonds redeemed on such date and any conversion of Bonds to a different Interest Rate Period on such date, any Bonds Outstanding, including Additional Bonds, on such date shall be guaranteed by the Guaranty.

Section 2.3 Interest Rates.

(A) The Bonds shall bear interest from and including their Issuance Date until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the Bonds with respect to each Interest Period shall be paid on the immediately succeeding Interest Payment Date, as provided below, provided that if any Interest Payment Date is not a Business Day, such interest shall be mailed or wired pursuant to this Section 2.3 on the next succeeding Business Day, with the same effect as if made on the day such payment was due. During a Daily Interest Rate Period or Weekly Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 365-day or 366-day, as applicable, year for the number of days actually elapsed. During any Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. The first Interest Payment Date for the Series 2021A Bonds shall be August 1, 2021. The first Interest Payment Date for any Additional Bonds shall be such date set forth in the specimen bond relating thereto.

Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Bond Registrar as the Bondholder thereof on the Record Date, such interest to be paid by the Paying Agent to such Bondholder (i) by check mailed on the Interest Payment Date to such Bondholder’s address as it appears on the registration books, or at such other address as has been furnished to the Bond Registrar as provided below in writing by such Bondholder not later than the Record Date, or (ii) upon written request at least three (3) Business Days prior to the applicable Record Date of the Bondholder of Bonds aggregating not less than $1,000,000 in principal amount, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written request (any such written request shall remain in effect until rescinded in writing by such Bondholder); except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest rate shall be the rate on the Bonds on the day before such default occurred, and such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest. Both the principal (or redemption price) of, or interest on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Corporate Trust Office of the Trustee.

(B) In the manner hereinafter provided, including Section 2.3(G) hereof, the term of the Bonds will be divided into consecutive Interest Rate Periods, during each of which the Bonds shall bear interest at a Daily Interest Rate, a Weekly Interest Rate or a Term Interest Rate. The initial Interest Rate Period for the Bonds shall be an initial Term Interest Rate Period ending on April 12, 2028, during which period the Bonds will bear interest at a rate of 9.00% per annum. The Bonds will be subject to mandatory tender on the initial Conversion Date, which is April 13, 2028 for the initial Term Interest Rate Period. The Principal Payment Date for the Series 2021A Bonds is April 1, 2051.

(C) (1) Determination of Daily Interest Rate and Weekly Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 9:30 a.m. on each Business Day during such Daily Interest Rate Period to take effect on the next succeeding Business Day; provided, however, that if the then current Interest Rate Period is a Weekly Interest Rate Period or a Term Interest Rate Period, the Daily Interest Rate for the Daily Interest Rate Period succeeding such Weekly Interest Rate Period or Term Interest Rate Period, as applicable, shall be determined not later than the Business Day next preceding the effective date of such Daily Interest Rate Period. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 12:00 noon on Wednesday of each week (or by 12:00 noon on the next succeeding Business Day if such Wednesday is not a Business Day) during such Weekly Interest Rate Period for the week commencing on that next succeeding Thursday (unless such Weekly Interest Rate is determined on the next succeeding Business Day if Wednesday is not a Business Day, in which case it shall be effective on the day of such determination); provided, however, that if the then current Interest Rate Period is a Daily Interest Rate Period or a Term Interest Rate Period, the Weekly Interest Rate for the Weekly Interest Rate Period succeeding such Daily Interest Rate Period or Term Interest Rate Period, as applicable, shall be determined not later than the Business Day next preceding the effective date of such Weekly Interest Rate Period. The Variable Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the effective date of such Variable Interest Rate at a price equal to the principal amount thereof plus accrued interest; provided, however, that if for any reason the Variable Interest Rate cannot be determined, the Daily Interest Rate for the next succeeding Business Day and thereafter shall remain at the then-existing rate, and the Weekly Interest Rate for the next succeeding week shall remain at the then-existing rate, and thereafter the Weekly Interest Rate shall be the SIFMA Index Rate plus 15 basis points. The first Daily Interest Rate determined for each Daily Interest Rate Period shall apply to the period commencing on the first day of such Daily Interest Rate Period and ending on the next succeeding Business Day. Thereafter, each Daily Interest Rate shall apply to the period commencing on each Business Day and ending on the next succeeding Business Day. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Wednesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Thursday and ending on the next succeeding Wednesday, unless such Weekly Interest Rate Period shall (i) begin on a day other than Thursday, in which event the Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on such date and ending on the succeeding Wednesday or (ii) end on a day other than Wednesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Thursday preceding the last day of such Weekly Interest Rate Period and ending on such last day.

(2) Adjustment to Daily Interest Rate Period or Weekly Interest Rate Period. Except with respect to the first Interest Rate Period on the Bonds, the Company, by written direction to the Trustee and the Remarketing Agent, may elect to adjust the Interest Rate Period for all or a portion of the Bonds (i) from a Weekly Interest Rate Period or a Term Interest Rate Period to a Daily Interest Rate Period or (ii) from a Daily Interest Rate Period or a Term Interest Rate Period to a Weekly Interest Rate Period. Such direction (i) shall include the information set forth in Section 2.3(C)(3), (ii) shall specify the aggregate principal amount of the Bonds to be subject to adjustment to a new Interest Rate Period, (iii) shall specify the Conversion Date of such adjustment to a Daily Interest Rate Period or Weekly Interest Rate Period, as applicable, which shall be the Business Day next succeeding the last day of any Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period, as applicable, not less than twenty (20) days following the date of receipt by the Trustee of such direction, (iv) shall state whether a Letter of Credit shall secure such Bonds in the Daily Interest Rate Period or Weekly Interest Rate Period and the name of the Credit Provider; and (v) shall state that the Company will provide an Approving Opinion on the proposed Conversion Date unless such Term Interest Rate Period follows a Term Interest Rate Period of the same duration and there is no change in security to such Bonds.

(3) Notice of Adjustment to Daily Interest Rate Period or Weekly Interest Rate Period. The Trustee shall give notice, prepared by and at the cost and expense of the Company, by mail of an adjustment to a Variable Interest Rate Period to the Bondholders, the Credit Provider, if any, the Remarketing Agent and the Company not less than fifteen (15) days prior to the Conversion Date of such Variable Interest Rate Period. Such notice shall state (i) that the interest rate on the Bonds will be adjusted to a Daily Interest Rate or a Weekly Interest Rate, as applicable, (ii) the effective date of such Daily Interest Rate Period or Weekly Interest Rate Period, as applicable, (iii) that the Bonds will be purchased on such Conversion Date pursuant to Section 4.6 hereof, and (iv) the procedures for the purchase described in (iii) above.

(D) (1) Determination of Term Interest Rate. During each Term Interest Rate Period following the initial Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. on the Business Day preceding the first day of such Term Interest Rate Period. The Term Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the first day of each Term Interest Rate Period at a price equal to the principal amount thereof; provided, however, that if for any reason the Term Interest Rate cannot be determined for any Term Interest Rate Period, the interest rate on the Bonds shall convert to a Weekly Interest Rate.

(2) Adjustment to Term Interest Rate Period. The Company, by written direction to the Trustee and the Remarketing Agent, may elect that the Interest Rate Period for all or a portion of the Bonds shall be a Term Interest Rate Period. Such direction (a) shall specify the aggregate principal amount of the Bonds to be subject to adjustment to a Term Interest Rate Period, (b) shall specify the Conversion Date, which shall be (1) with respect to conversion from a Variable Rate Interest Rate Period, the first Business Day of a month not less than twenty (20) days following the date of receipt by the Trustee of such direction or (2) the Business Day next succeeding the last day of the then-current Term Interest Rate Period and not less than twenty (20) days following the date of receipt by the Trustee of such direction; (c) shall specify the Conversion Date pursuant to Section 4.6 hereof on which such Bonds shall be purchased, (d) shall state whether a Letter of Credit shall secure such Bonds during the Term Interest Rate Period and state the name of the Credit Provider, if any, and (e) shall state that the Company will provide an Approving Opinion on the proposed Conversion Date unless such Term Interest Rate Period follows a Term Interest Rate Period of the same duration and there is no change in security to such Bonds. No later than the Business Day prior to the proposed Conversion Date or at an earlier time as the Remarketing Agent or the Trustee may require as specified in writing to the Company, the Company, by written direction to the Trustee and the Remarketing Agent, shall determine the duration of the Term Interest Rate Period (which may be (i) any period of (a) one year or (b) any multiple of one year, except for any such period requiring an adjustment in its duration to allow such period to commence or terminate on a Business Day, or (ii) the period of time remaining to maturity of such Bonds). If, at least twenty (20) days prior to the last day of any Term Interest Rate Period, the Company shall not have elected that the Bonds bear interest at a Variable Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall be a Term Interest Rate Period of the same duration as the Term Interest Rate Period currently in effect, or, if less, until the final maturity of the Bonds.

(3) Notice of Adjustment to Term Interest Rate Period. The Trustee shall give notice, prepared by and at the cost and expense of the Company, by mail of each Term Interest Rate Period to the Bondholders, the Credit Provider, if any, the Remarketing Agent and the Company not less than fifteen (15) days prior to the effective date of such Term Interest Rate Period. Such notice shall state (i) that the interest rate on the Bonds will be adjusted to or continue to be a Term Interest Rate, (ii) the Conversion Date to such Term Interest Rate Period, (iii) that the Bonds will be purchased on the Conversion Date pursuant to Section 4.6 hereof, (iv) whether the Bonds will be secured by a Letter of Credit and state the name of the Credit Provider, and (v) the procedures of such purchase.

(E) The determination of the interest rate on the Bonds by the Remarketing Agent shall be conclusive and binding upon the Holders of the Bonds, the Company, the Authority, the Tender Agent, the Credit Provider, if any, and the Trustee. The Remarketing Agent shall furnish interest rates that it determines to parties and in the manner specified in Section 4.7(B).

(F) The Bonds shall be subject to redemption and mandatory tender for purchase as provided in Sections 4.1 and 4.6 hereof.

(G) Partial Conversions.

(1) General. The Bonds may be converted in whole or in part (and, if in part, separate subseries of Bonds shall be created to reflect such conversion in part) to any Interest Rate Period subject to the terms of this Indenture. In the event the Bonds, or any subseries thereof, are in (or are to be converted to) more than one Interest Rate Period, the provisions herein relating to Bonds in a particular Interest Rate Period (or to be converted to a particular Interest Rate Period) shall apply only to the Bonds in (or to be adjusted to) such Interest Rate Period and, where necessary or appropriate, any reference in this Indenture to the Bonds shall be construed to mean the Bonds in (or to be converted to) such Interest Rate Period.

(2) Selection. In the event of any partial conversion of the Bonds to a new Interest Rate Period, the Bonds to be converted shall be selected by the Trustee from the Bonds in the Interest Rate Period as directed by the Company. The particular Bonds (or portions thereof) in the Interest Rate Period to be converted shall be selected by lot by the Trustee from all the Bonds in the Interest Rate Period from which Bonds are to be converted. The principal amount of Bonds to be converted shall be determined so that all of the Bonds shall be in Authorized Denominations. Bonds (or portions thereof) shall be selected by lot in any manner that the Trustee in its sole and absolute discretion shall deem appropriate and fair and such selection shall be conclusive and binding upon any affected Bondholder, the Company, the Remarketing Agent, the Authority and the Credit Provider, if any, and the selection of the Bonds to be converted shall occur prior to the date notice of mandatory tender is sent by the Trustee to the Bondholders pursuant to Section 4.6 hereof.

(3) Amendments. The provisions of this Indenture may be amended to permit or facilitate partial conversions of the Bonds without Bondholder consent in accordance with Section 10.1(B) hereof, including without limitation the creation of new subseries of the Bonds.

(4) Letter of Credit. Notwithstanding anything herein to the contrary and for the avoidance of doubt, a Letter of Credit shall only support Bonds (or any subseries thereof) bearing interest in the Daily Interest Rate Period or the Weekly Interest Rate Period. In the event of any partial conversion of the Bonds to a Term Interest Rate Period, the portion of the Bonds to be converted (the “Converted Bonds”) shall no longer be supported by an existing Letter of Credit. Furthermore, if all or any portion of such Converted Bonds are thereafter converted back to a Daily Interest Rate Period or Weekly Interest Rate Period pursuant to the terms of this Indenture (the “Reconverted Bonds”), such Reconverted Bonds shall not be supported by an existing Letter of Credit without a rating confirmation from the Rating Agency; rather, the Company shall provide for a new Letter of Credit to support such Reconverted Bonds.

Section 2.4 Demand Purchase of Bonds During Variable Interest Rate Period.

(A) During any Variable Interest Rate Period, the Bonds or portions thereof in Authorized Denominations shall be purchased at the option of the Bondholder thereof, or, with respect to Book-Entry Bonds, at the option of the Direct Participant with an ownership interest in Book-Entry Bonds, on any Business Day, at a price of 100% of the principal amount thereof, plus accrued interest to the Purchase Date, upon (i) delivery to the Trustee and the Tender Agent, at its Corporate Trust Office of an irrevocable notice in writing (a “Tender Notice”) by 9:30 a.m. in the case of Bonds bearing interest at a Daily Interest Rate, or 3:00 p.m.

in the case of Bonds bearing interest at a Weekly Interest Rate, on any Business Day, which states the name of the registered Bondholder of such Bonds or the Direct Participant for such Bonds, as applicable, such Direct Participant’s account number, payment instructions with respect to the Purchase Price of such Bonds, the principal amount of such Bonds or portions thereof in Authorized Denominations being tendered for purchase, the CUSIP number of such Bonds and the date on which the same are to be purchased (which date, in the case of Bonds bearing interest at a Daily Interest Rate, shall be any Business Day and in the case of Bonds bearing interest at a Weekly Interest Rate, shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such Tender Notice to the Tender Agent), and (ii) (a) if the Bonds are not Book-Entry Bonds, delivery of such Bonds to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof in form satisfactory to the Tender Agent, executed in blank by the Bondholder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs, at or prior to 2:30 p.m. on the date specified in such Tender Notice, or (b) if the Bonds are Book-Entry Bonds, upon confirmation by DTC (obtained by the Direct Participant of the Book-Entry Bonds being tendered for purchase pursuant to this Section 2.4) that such Direct Participant has an ownership interest in such Book-Entry Bonds at least equal to the amount specified in such Tender Notice, and the transfer on the registration books of DTC of the beneficial ownership interest in such Book-Entry Bonds to the account of the Trustee (or to the account of a Direct Participant acting on behalf of the Trustee).

(B) If moneys sufficient to pay the Purchase Price of the Bonds to be purchased pursuant to Section 2.4(A) hereof shall be held by the Trustee on the date such Bonds are to be purchased, any such Bonds to be so purchased which are not delivered by the Bondholders thereof to the Tender Agent or transferred on the registration books of DTC, as applicable, on the date specified for purchase thereof will be deemed to have been delivered for purchase, or transferred on the registration books of DTC, as applicable, on such date and to have been purchased. The former Holders of such Bonds, or Direct Participants with respect to Book-Entry Bonds, will thereafter have no rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the transfer, on the registration books of DTC, of the beneficial interest in such Book-Entry Bonds.

Section 2.5 Execution of Bonds. The Bonds shall be signed by, or executed in the name and on behalf of the Authority with the manual or facsimile signature of the Chairman of the Board of Directors of the Authority, the Executive Director of the Authority or such other Authorized Representative of the Authority. The Bonds shall then be delivered to the Trustee for authentication by it. In case any of the officers who shall have signed or attested any of the Bonds shall cease to be such officer or officers of the Authority before the Bonds so signed or attested shall have been authenticated or delivered by the Trustee or issued by the Authority, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issue, shall be as binding upon the Authority as though those who signed and attested the same had continued to be such officers of the Authority, and also any Bonds may be signed and attested on behalf of the Authority by such persons as at the actual date of execution of such Bonds shall be the proper officers of the Authority although at the nominal date of such Bonds any such person shall not have been such officer of the Authority.

Only such of the Bonds as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A attached hereto, with the manual signature of the Trustee as authenticating agent, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Bonds so authenticated have been duly executed, authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

Section 2.6 Transfer of Bonds.

(A) Unless otherwise approved by the Authority, the following shall apply to all sales and transfers of Bonds:

(1) The Bonds shall be sold and transferred only in Authorized Denominations;

(2) The Trustee and the Registrar shall not authenticate or register a Bond unless the conditions of this Section have been satisfied; and

(3) If the Bonds are not then supported by a Letter of Credit, such Bonds shall only be sold and subsequently transferred to Institutional Investors.

(B) Any Bond may, in accordance with its terms, be transferred, upon the books required to be kept pursuant to the provisions of Section 2.8 hereof, by the Person in whose name it is registered, in person or by its duly authorized attorney, upon surrender of such registered Bond for cancellation, accompanied by delivery of a written instrument of transfer, duly executed in a form approved by the Trustee. Transfer of any Bond shall not be permitted by the Trustee after the Record Date prior to the next succeeding Interest Payment Date or after notice calling such Bond (or portion thereof) for redemption has been given and prior to such redemption, except that (1) in the case of any Bond to be redeemed in part, the portion thereof not to be redeemed may be transferred and (2) transfers are permitted in connection with a tender of Bonds pursuant to Section 2.4, 4.6 or 4.8 hereof. In connection with any transfer pursuant to a tender of Bonds under Section 2.4, 4.6 or 4.8 hereof, the Trustee shall deliver to the transferee a copy of the applicable notice of redemption.

Whenever any Bond or Bonds shall be surrendered for transfer, the Authority shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds for a like aggregate principal amount in Authorized Denominations. The Bondholder requesting such transfer shall pay any tax or other governmental charge required to be paid with respect to such transfer. The costs of printing bonds and any services rendered or expenses (including, without limitation, legal fees and expenses) incurred by the Authority or the Trustee in connection with such transfer shall be paid by the Bondholder requesting such transfer.

Section 2.7 Exchange of Bonds. Bonds may be exchanged at the Corporate Trust Office of the Trustee for a like aggregate principal amount of Bonds of other Authorized Denominations. The Bondholder requesting such exchange shall pay any tax or other governmental charge required to be paid with respect to such exchange. The costs of printing Bonds and any services rendered or expenses (including, without limitation, legal fees and expenses) incurred by the Authority or the Trustee in connection with such exchange shall be paid by the Bondholder requesting such transfer.

Section 2.8 Bond Register. The Trustee will keep or cause to be kept at its Corporate Trust Office sufficient books for the registration and transfer of the Bonds, which shall at all times be open to inspection during regular business hours by the Authority; and, upon presentation for such purpose, the Trustee shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on such books, Bonds as hereinbefore provided.

Section 2.9 Temporary Bonds. The Bonds may be issued in temporary form exchangeable for definitive Bonds when ready for delivery. Any temporary Bond may be printed, lithographed or typewritten, shall be in an Authorized Denomination, shall be in fully registered form without coupons and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Authority and be authenticated by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Authority issues temporary Bonds it will execute and deliver definitive Bonds as promptly thereafter as practicable, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the Corporate Trust Office of the Trustee and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds in Authorized Denominations. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

Section 2.10 Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Authority, at the expense of the Holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bond so mutilated. Every mutilated Bond so surrendered to the Trustee shall be canceled by it and upon request delivered to the Authority. If any Bond shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Trustee and the Authority and, if such evidence be satisfactory to each of them and the Company and indemnity satisfactory to each of them and the Company shall be given, the Authority, at the expense of the Holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond, the Trustee may pay the same without surrender thereof). The Authority may require payment by the Holder of a sum not exceeding the actual cost of preparing each new Bond issued under this Section and of the expenses which may be incurred by the Authority and the Trustee in the premises. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Authority whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

Section 2.11 Book-Entry Only System. The Authority hereby approves of the Bonds being held as book-entry bonds through the facilities of DTC.

(A) Except as otherwise provided in subsections (C) and (D) of this Section 2.11 or as otherwise provided in a Supplemental Indenture, the Bonds initially authenticated and delivered hereunder shall be registered in the name of Cede & Co., as nominee of DTC, New York, New York or such other nominee as DTC shall request. Payments of interest on, principal (or redemption price) of, and the Purchase Price of, the Bonds shall be made to the account of Cede & Co. on each payment date for principal or interest or Purchase Price on the Bonds at the address indicated for Cede & Co. in the registration books maintained by the Bond Registrar by transfer of immediately available funds. DTC has represented to the Authority that it will maintain a book-entry system in recording ownership interests of the Direct Participants and the ownership interests of Beneficial Owners will be recorded through book entries on the records of the Direct Participants.

(B) The Bonds shall be initially issued in the form of a separate single authenticated fully registered Bond in the amount of such Bonds. With respect to Bonds so registered in the name of Cede & Co., the Company, the Authority, the Trustee and the Tender Agent shall have no responsibility or obligation to any Direct Participant (with the exception of the right of Direct Participants to demand purchase of Bonds pursuant to Section 2.4 hereof) or to any Beneficial Owner of such Bonds. Without limiting the immediately preceding sentence, the Company, the Authority, the Trustee, the Paying Agent, the Registrar and the Tender Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any Direct Participant with respect to any beneficial ownership interest in the Bonds, (ii) the delivery to any Direct Participant, Beneficial Owner or other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption, (iii) the payment to any Direct Participant, Beneficial Owner or other person, other than DTC, of any amount with respect to the principal or redemption price or Purchase Price of, or interest on, the Bonds or (iv) any consent given or other action taken by DTC as Holder of the Bonds. The Company, the Authority, the Trustee and the Tender Agent may treat DTC as, and deem DTC to be, the absolute Holder of each Bond for all purposes whatsoever (with the exception of the right of Direct Participants to demand purchase of Bonds pursuant to Section 2.4 hereof) including (but not limited to) (i) payment of the principal or redemption price or Purchase Price of, and interest on, each such Bond, (ii) giving notices of conversion or redemption and other matters with respect to such Bonds and (iii) registering transfers with respect to such Bonds. The Trustee shall pay the principal or Purchase Price or redemption price of, and interest on, all Bonds only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Authority’s obligations with respect to such principal or redemption price or Purchase Price, and interest, to the extent of the sum or sums so paid. Except as provided in (C) and (D) below, no person other than DTC shall receive a Bond evidencing the limited obligation of the Authority to make payments of principal or redemption price or Purchase Price of, and interest on, the Bonds pursuant to this Indenture. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the transfer provisions hereof, the word “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.

(C) (1) DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable written notice to the Authority or the Trustee and discharging its responsibilities with respect thereto under applicable law.

(2) The Authority, at the direction of the Company, may terminate, upon provision of notice to the Trustee and the Tender Agent, the services of DTC with respect to the Bonds.

(D) Upon the termination of the services of DTC with respect to the Bonds pursuant to subsection (C) hereof after which no substitute Securities Depository is appointed by the Authority, at the direction of the Company, the Bonds shall no longer be restricted to being registered in the registration books kept by the Trustee in the name of Cede & Co. as nominee of DTC. In such event, the Authority (at the Company’s expense) shall issue and the Trustee shall transfer and exchange Bond certificates as requested by DTC or Direct Participants of like principal amount and maturity, in Authorized Denominations to the identifiable Beneficial Owners in replacement of such Beneficial Owners’ beneficial interests in the Bonds.

(E) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to the principal or redemption price or Purchase Price of, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the letter of representations of the Authority and the Trustee, addressed to DTC with respect to the Bonds.

(F) In connection with any notice or other communication to be provided to Bondholders pursuant to this Indenture by the Authority, the Tender Agent or the Trustee with respect to any consent or other action to be taken by Bondholders, the Authority, the Tender Agent or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible.

(G) Notwithstanding any provision herein to the contrary, the Authority and the Trustee may agree to allow DTC, or its nominee, Cede & Co., to make a notation on any Bond redeemed in part to reflect, for informational purposes only, the principal amount and date of any such redemption.

(H) Notwithstanding any provision herein to the contrary, so long as the Bonds are subject to a system of book-entry only transfers pursuant to this Section, any requirement for the delivery of Bonds to the Tender Agent in connection with an optional or a mandatory tender pursuant to Section 2.4 or 4.6 hereof shall be deemed satisfied upon the transfer, on the registration books of DTC, of the beneficial ownership interests in such Bonds tendered for purchase to the account of the Trustee, or a Direct Participant acting on behalf of such Trustee.

Section 2.12 Trustee Agrees to Comply with Section 5.14 of the Agreement. To the extent applicable to a series or subseries of Bonds, the Trustee agrees to take all action reasonably necessary to comply with the duties and obligations of the Trustee set forth in Section 5.14 of the Agreement, including the giving of notices, the acceptance of elections for purchase and withdrawal notices from Holders of such Bonds, and the payment from the Company of the repurchase price on the Change in Control Payment Date (as defined in the Loan Agreement), at the times and in the manner specified in Section 5.14 of the Agreement. The Trustee also agrees to transmit in writing to the Company the principal amount of such Bonds to be purchased not later than one Business Day prior to the Change in Control Payment Date.

Section 2.13 Additional Bonds. Conditioned upon the receipt by the Trustee of the documents and other items listed below, and provided that the requirements stated in Section 2.2 are satisfied, the Authority shall deliver additional bonds (the “Additional Bonds”) from time to time to finance Costs of the Project (to the extent permitted under Section 3.3 of this Indenture and the Tax Agreement) to the extent the Series 2021A Bonds are insufficient for the payment of same. Each series of Additional Bonds shall be delivered pursuant to and evidenced by a completed and executed Designation of Bond, in substantially the form attached to this Indenture as Exhibit E, and shall be on a parity and equally and ratably secured under this Indenture as to Loan Payments made by the Company under the Loan Agreement with the Series 2021A Bonds referred to in Section 2.1 and any other Additional Bonds previously delivered, without preference, priority or distinction of any Bonds over any other Bonds. All such Additional Bonds shall be in substantially the same form as the Bonds referred to in Section 2.1 hereof. Moneys received by the Trustee from Additional Bonds shall be deposited in the Project Fund to be requisitioned by the Company for Costs of the Project (to the extent permitted under Section 3.3 of this Indenture and the Tax Agreement). Additional Bonds may be issued in the same Interest Rate Period then in effect with respect to Outstanding Bonds (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date) or in an Interest Rate Period other than the Interest Rate Period(s) then in effect with respect to Outstanding Bonds (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date). If Additional Bonds are issued in the same Interest Rate Period but ending on a different date than the Interest Rate Period then in effect with respect to such Outstanding Bonds (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date) or in an Interest Rate Period other than the Interest Rate Period(s) then in effect with respect to Outstanding Bonds (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date), such Additional Bonds shall be issued as a separate subseries of Bonds in order to differentiate such Additional Bonds from other Outstanding Bonds and properly reflect the specific terms and details of the Interest Rate Period relating thereto. In the event that, as a result of the foregoing, the Bonds are simultaneously in more than one Interest Rate Period, the provisions herein relating to Bonds in a particular Interest Rate Period shall apply only to the Bonds in such Interest Rate Period and, where necessary or appropriate, any reference in this Indenture to the Bonds shall be construed to mean the Bonds in such Interest Rate Period. The Trustee shall authenticate and deliver such Additional Bonds, but only upon receipt by the Trustee of the following:

(A) The purchase price for such Bonds set forth in the Designation of Bond for the account of the Authority;

(B) An original executed counterpart of Designation of Bond;

(C) In the case of Additional Bonds issued in an Interest Rate Period ending on the same day as such Interest Rate Period then in effect with respect to any Bonds then Outstanding, after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date, an original executed amendment and restatement of the Series 2021A Bonds increasing the then existing principal amount of the Series 2021A Bonds by an amount equal to the principal amount of all such Additional Bonds (as evidenced by the applicable Designation of Bond) then being issued. In the case of (a) Additional Bonds issued in the same Interest Rate Period but ending on a different date than the Interest Rate Period then in effect with respect to the Outstanding Bonds (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date), or (b) Additional Bonds issued in an Interest Rate Period other than the Interest Rate Period(s) then in effect with respect to any Outstanding Bonds (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date), a new bond with an appropriate subseries designation in an amount equal to the principal amount of such subseries of Additional Bonds (as evidenced by the applicable Designation of Bond) then being issued;

(D) If the Additional Bonds will be secured by a Letter of Credit on the effective date of issuance of the Additional Bonds, an original, amendment or supplement or notice of increase (or decrease) to an existing Letter of Credit executed by a Bank increasing or decreasing, if applicable, the stated amount thereof available to be drawn by the Trustee for the benefit of the Holders of all Bonds secured by such Letter of Credit, including the Holders of such Additional Bonds to be secured by such Letter of Credit, in form and substance reasonably satisfactory to the Trustee, the Underwriter and the Remarketing Agent;

(E) To the extent necessary, a fully executed Additional Secured Debt Designation (as defined in the Company Indenture);

(F) An Opinion of Counsel to the Authority to the effect that the Designation of Bond has been duly authorized, executed and delivered by the Authority and is enforceable against the Authority, subject to customary equity and bankruptcy exceptions;

(G) An Approving Opinion;

(H) An amended and restated Remarketing Agreement or an amendment or supplement to the Remarketing Agreement with respect to the Additional Bonds;

(I) An “issue price” or similar certificate from the Underwriters to the Authority, together with the supporting pricing wires or equivalent communications, to accurately reflect, as applicable, the sales price or prices or the initial offering price or prices to the public of the Additional Bonds; and

(J) Such other items or documents as reasonably requested or required by the Authority, Bond Counsel or the Trustee, and if the Additional Bonds will be secured by a Letter of Credit on the Issuance Date of such Additional Bonds, also by the Bank or counsel to the Bank.

ARTICLE III

ISSUANCE OF BONDS; APPLICATION OF PROCEEDS

Section 3.1 Issuance of the Bonds. At any time after the execution and delivery of this Indenture, upon the execution of the Bonds by the Authority and delivery thereof to the Trustee, as hereinabove provided, and without any further action on the part of the Authority, the Trustee shall authenticate upon request of the Authority, and deliver the Bonds (which may be issued in one or more subseries) in an aggregate principal amount not exceeding $75,000,000.

Section 3.2 Application of Proceeds of Bonds. The proceeds received by the Authority from the sale of the Bonds shall be deposited with the Trustee, who shall forthwith deposit (i) a portion of such proceeds ($1,500,000) into the Costs of Issuance Fund, which amount does not exceed 2% of the aggregate principal amount of the Bonds, and (ii) the remainder of such proceeds ($73,500,000) into the Project Fund. The Trustee shall establish and maintain the Project Fund and the Costs of Issuance Fund as further provided in Sections 3.3 and 3.4 hereof, respectively.

Section 3.3 Project Fund. The Trustee does hereby establish the Project Fund (the “Project Fund”). The moneys in the Project Fund shall be held by the Trustee in trust and applied to the payment and/or reimbursement of the Costs of the Project.

Before each payment is made from the Project Fund by the Trustee, there shall be filed with the Trustee a requisition conforming with the requirements of this Section and Section 3.2 of the Agreement, and in the form attached hereto as Exhibit B.

Each such requisition shall be sufficient evidence to the Trustee of the facts stated therein and the Trustee shall have no duty to confirm the accuracy of such facts. Upon receipt of each such requisition, signed by an Authorized Representative of the Company, the Trustee shall pay the amount set forth therein as directed by the terms thereof.

Upon the receipt by the Trustee of a certificate conforming with the requirements of Section 3.3 of the Agreement, and after payment of costs payable from the Project Fund or provision having been made for payment of such costs not yet due by retaining such costs in the Project Fund or otherwise as directed in such certificate, the Trustee shall transfer any remaining balance in the Project Fund into a separate account within the Bond Fund, which the Trustee shall establish and hold in trust, and which shall be entitled the “Surplus Account.” The moneys in the Surplus Account shall be used and applied at the written direction of the Company (unless some other application of such moneys is requested by the Company and would not, in the opinion of Bond Counsel, cause interest on the Bonds to become no longer Tax-exempt) for the following purposes in the following order: (1) for transfer to the Credit Provider to pay the redemption price of any Bank Bonds then outstanding; (2) to reimburse the Credit Provider with respect to any unreimbursed draw on any Letter of Credit made for the redemption of Bonds in Authorized Denominations, to the maximum degree permissible, and at the earliest possible dates at which the Bonds can be redeemed pursuant to Section 4.1 of this Indenture; or (3) to redeem Bonds in Authorized Denominations, to the maximum degree permissible, and at the earliest possible dates at which the Bonds can be redeemed pursuant to Section 4.1 of this Indenture. Notwithstanding Section 5.6 hereof, the moneys in the Surplus Account shall be invested at the written instruction of the Company at a yield no higher than the yield on the Outstanding Bonds (unless, in the opinion of Bond Counsel, investment at a higher yield would not cause interest on the Bonds to become no longer Tax-exempt), and all such investment income shall be deposited in the Surplus Account and expended or reinvested as provided above.

In the event of redemption of all the Bonds pursuant to Section 4.1 hereof or an Event of Default which causes acceleration of the Bonds, any moneys then remaining in the Project Fund shall be transferred to the Bond Fund and all moneys in the Bond Fund shall be used to reimburse the Credit Provider for draws on any Letter of Credit so used to redeem Bonds or to redeem Bonds if there is no Letter of Credit.

Section 3.4 Costs of Issuance Fund. The Trustee does hereby establish the Costs of Issuance Fund (the “Costs of Issuance Fund”). The moneys in the Costs of Issuance Fund, if any, shall be held by the Trustee in trust and applied to the payment of Costs of Issuance of the Bonds, upon a requisition filed with the Trustee, in the form attached hereto as Exhibit C, signed by an Authorized Representative of the Company. Any money remaining in the Costs of Issuance Fund six months following the Issuance Date shall be transferred to the Project Fund.

ARTICLE IV

REDEMPTION AND PURCHASE OF BONDS

Section 4.1 Terms of Redemption of Bonds. The Bonds are subject to redemption if and to the extent the Company is entitled to make, or is required to make, a prepayment pursuant to Article VIII of the Agreement. All such prepayments shall be deposited in the Redemption Account, which Redemption Account the Trustee shall establish and maintain within the Bond Fund as further provided in Section 5.2 hereof. The Authority shall not call the Bonds for optional redemption, and the Trustee shall not give notice of any such redemption, unless the Company has so directed. The Bonds shall be subject to redemption upon the following terms:

(A) Mandatory Redemption Upon Invalidity or a Determination of Taxability. In the event of a prepayment pursuant to Section 8.3 of the Agreement as a result of the invalidity of the Agreement or a Determination of Taxability, Bonds Outstanding on the date of the occurrence of such invalidity or Determination of Taxability shall be redeemed in whole (or in part if the Company delivers an Approving Opinion to the Trustee and the Authority) at any time within sixty (60) days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

(B) Optional Redemption Upon Occurrence of Extraordinary Events. During any Term Interest Rate Period, the Bonds may be redeemed in whole or in part on any date, at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the date of redemption, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred:

(1) all of the Project or a portion thereof is damaged, destroyed, condemned or taken by eminent domain to such extent that, in the opinion of the Company contained in a certificate provided to the Authority and the Trustee, which certificate may be conclusively relied upon by the Trustee and the Authority, (i) it is not practicable or desirable to rebuild, repair or restore the Project or such portion thereof within a period of six consecutive months following such damage, destruction or condemnation, and the Company is or will be thereby prevented from carrying on its normal operations at the Project or such portion thereof for a period of at least six consecutive months, or (ii) the cost of restoration of the Project or such portion thereof would substantially exceed the Net Proceeds of insurance carried thereon; or

(2) the continued operation of such Project is enjoined or prevented or is otherwise prohibited by, or conflicts with, any order, decree, rule or regulation of any court or federal, state or local regulatory body, administrative agency or other governmental body.

Anything in this subsection to the contrary notwithstanding, if any of the events described in (i) and (ii) above shall have occurred with respect to a portion of, but not all of, the Project, the amount of the applicable subseries of Bonds that may be redeemed shall not exceed an amount derived by multiplying the total principal amount of such subseries of Bonds by a fraction (a) the numerator of which is the original cost of the Project or a portion thereof so affected and (b) the denominator of which is the total original cost of the Project.

(C) Optional Redemption during Variable Interest Rate Period or on any Conversion Date. On any Business Day during a Variable Interest Rate Period and on the Conversion Date, the Bonds may be redeemed by the Trustee, at the option of the Authority upon direction of the Company as provided in Section 8.5 of the Agreement, in whole or in part, at a redemption price, paid pursuant to Section 5.3 hereof, of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption. Upon delivery of such written direction of the Company to the Trustee, the Authority shall be deemed, without any action on its part, to have exercised its option to redeem the Bonds under this subsection (C).

(D) Optional Redemption during Term Interest Rate Period. During any Term Interest Rate Period, the Bonds shall be subject to redemption at the option of the Authority upon written direction of the Company as provided in Sections 8.2 and 8.5 of the Agreement, at the times (measured from the first day of the applicable Term Interest Rate Period), and at the redemption prices set forth below:

(1) During the initial Term Interest Rate Period, or during any subsequent Term Interest Rate Period, prior to the Subsequent Optional Redemption Date, at any time, in whole or in part, in such amounts as may be specified by the Company, at a redemption price calculated by the Quotation Agent equal to the greater of: (i) 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest to the date fixed for redemption, or (ii) an amount calculated by the Quotation Agent and provided in writing to the Trustee equal to the sum of the present values of the remaining unpaid payments of principal and interest on the Bonds to be redeemed, from and including the date fixed for redemption to, during the initial Term Interest Rate Period, the initial mandatory tender date, or, during any subsequent Term Interest Rate Period, the Subsequent Optional Redemption Date, as the case may be, discounted from the scheduled due dates of such payments to the date fixed for redemption on a semi-annual basis at a discount rate equal to the Applicable Tax-Exempt Municipal Bond Rate for the Bonds to be redeemed..

(2) After the initial Term Interest Rate Period:

Length of Term Interest Rate Period	Redemption Dates and Prices
Greater than 10 years	At any time, in whole or in part, on or after the 10th anniversary of the effective date commencing such Interest Rate Period at 100% of the principal amount being redeemed

Upon delivery of such written direction of the Company to the Trustee, the Authority shall be deemed, without any action on its part, to have exercised its option to redeem the Bonds under this subsection (D). Notwithstanding the optional redemption schedule set forth above, on or prior to the effective date of the Term Interest Rate Period, the Company can provide an alternate optional redemption schedule if it obtains an Approving Opinion addressed to the Authority and the Trustee.

Section 4.2 Selection of Bonds for Redemption. Whenever provision is made in this Indenture for the redemption of less than all of the Bonds, the Trustee shall select the Bonds to be redeemed from all Bonds of a subseries or such given portion thereof not previously called for redemption by lot in any manner which the Trustee in its sole discretion shall deem appropriate and fair; provided that Bank Bonds shall be selected prior to any other Bonds. Redemption shall be done so that no Bond shall remain Outstanding in an amount less than an Authorized Denomination.

Section 4.3 Notice of Redemption.

(A) Notice of redemption shall be prepared by and at the cost and expense of the Company and mailed by first class mail not less than thirty (30) days (fifteen (15) days in case of redemption under Section 4.1(C)) nor more than sixty (60) days before such redemption date, to the respective Holders of any Bonds designated for redemption at their addresses on the registration books maintained by the Bond Registrar. Each notice of redemption shall state the redemption date, the place or places of redemption, if less than all of the Bonds are to be redeemed, the distinctive number(s) of the Bonds to be redeemed, and in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that on said date there will become due and payable on each of said Bonds the principal thereof or of said specified portion of the principal thereof in the case of a Bond to be redeemed in part only, and that from and after such redemption date interest thereon shall cease to accrue, and shall require that such Bonds be then surrendered. Neither failure to receive such notice nor any defect therein shall affect the sufficiency of such redemption. With respect to any notice of optional redemption of Bonds at the written direction of the Company, unless upon the giving of such notice Bonds shall be deemed to have been paid within the meaning of Article XI, such notice may state (if so directed by the Company in writing) that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys (or Available Moneys if a

Letter of Credit is then in effect) sufficient to pay the principal (or redemption price) of, and interest on, such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no further force and effect and the Authority shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall, upon the written request of the Company, within a reasonable time thereafter give notice to such Holders, in the manner in which the notice of redemption was given, that such moneys were not so received.

(B) Notice of redemption of the Bonds shall be given by the Trustee, at the expense of the Company, for and on behalf of the Authority.

(C) At the same time that it sends notice of redemption to Holders of the Bonds, the Trustee shall also send a copy of the notice by first class mail, by telecopy or by overnight delivery to the Authority, Tender Agent, the Credit Provider, if any, to the Securities Depositories and to the Municipal Securities Rulemaking Board (“MSRB”) in electronic format as prescribed by the MSRB through the EMMA system. Failure to provide notice to the Tender Agent, to the Credit Provider, if any, to the Securities Depositories or to the MSRB shall not affect the validity of proceedings for the redemption of the Bonds.

Section 4.4 Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Authority shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Bond or Bonds of Authorized Denominations equal in aggregate principal amount to the unredeemed portion of the Bond surrendered.

Section 4.5 Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price of, together with interest accrued to the date fixed for redemption on, the Bonds (or portions thereof) so called for redemption being held by the Trustee on the redemption date designated in such notice, the Bonds (or portions thereof) so called for redemption shall become due and payable, interest on the Bonds so called for redemption shall cease to accrue, said Bonds (or portions thereof) shall cease to be entitled to any benefit or security under this Indenture (except for payment of particular Bonds for which moneys are being held by the Trustee and which money shall be pledged to such payment), and the Holders of said Bonds shall have no rights in respect thereof except to receive payment of said principal, and interest accrued to the date fixed for redemption.

All Bonds redeemed pursuant to the provisions of this Article shall be canceled upon surrender thereof and may be disposed of by the Trustee in accordance with its ordinary procedures for disposal, which shall, upon the request of the Authority, deliver to the Authority a certificate evidencing such disposal.

Section 4.6 Mandatory Tender for Purchase of Bonds.

(A) (1) The Bonds shall be initially subject to mandatory tender for purchase on April 13, 2028,

(2) On any Conversion Date of any new Interest Rate Period for the Bonds,

(3) On the last Business Day not less than five (5) calendar days preceding the termination or expiration date of any then current Letter of Credit if no Alternate Letter of Credit will be provided, except that if subparagraph (A)(1) will also apply, this subparagraph will not apply,

(4) During a Variable Interest Rate Period, on the effective date of any Letter of Credit or Alternate Letter of Credit complying with the requirements of Section 5.11 of the Agreement, and

(5) On the Purchase Date provided in Section 4.8. the Holder or Direct Participant of each Bond shall tender such Bond for purchase as provided below and such Bond shall be purchased or deemed purchased as provided in Section 4.7(A) hereof at a Purchase Price equal to the principal amount thereof plus accrued and unpaid interest thereon. Subject to Section 4.7(G) hereof, payment of the Purchase Price of such Bond shall be made by 3:00 p.m., in the same manner as payment of interest on the Bonds, to the Bondholders of record, or Direct Participants with respect to Book-Entry Bonds, on the Record Date. If the Bonds are not Book-Entry Bonds, the Holders shall deliver the Bonds no later than 2:30 p.m. on the Purchase Date to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, with the signatures guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs. If the Bonds are Book-Entry Bonds, the tendering Direct Participants shall transfer, on the registration books of DTC, the beneficial ownership interests in the Bonds tendered for purchase to the account of the Trustee or a Direct Participant acting on behalf of the Trustee.

(B) Any instrument delivered to the Trustee or Tender Agent in accordance with this Section shall be irrevocable with respect to the mandatory purchase for which such instrument was delivered and shall be binding upon any subsequent Bondholder or Direct Participant of the Bond to which it relates, including any Bond issued in exchange therefor or upon the registration of transfer thereof and as of the date of such instrument.

(C) (1) Whenever the Company has delivered to the Trustee a notice of the delivery of a Letter of Credit or an Alternate Letter of Credit pursuant to Section 5.11 of the Agreement the Trustee shall mail by first class mail a notice (prepared by and at the cost and expense of the Company) to all Holders of the Bonds stating: (i) the name of the issuer of a Letter of Credit or Alternate Letter of Credit, (ii) the date on which any Letter of Credit or Alternate Letter of Credit will become effective, which date shall not be less than twenty (20) calendar days prior to the stated expiration date of the existing Letter of Credit in the case of an Alternate Letter of Credit, (iii) the rating expected to apply to the Bonds after any Letter of Credit or Alternate Letter of Credit is delivered, and (iv) notice that the Bonds will be subject to mandatory tender for purchase on the effective date of any Letter of Credit or Alternate Letter of Credit, and information on where such Bonds are to be delivered. Such notice shall be mailed at least ten (10) days prior to the effective date of any Letter of Credit or Alternate Letter of Credit.

(2) The Trustee shall provide notice to the Authority, each Rating Agency then rating the Bonds, the Remarketing Agent and the Company upon the receipt of any Alternate Letter of Credit.

(3) In the event of a mandatory tender pursuant to Section 4.6(A)(2) hereof, the Trustee shall mail by first class mail a notice (prepared by and at the cost and expense of the Company) to all Holders of the Bonds stating that the Bonds will be subject to mandatory tender on the last Business Day not less than five (5) calendar days preceding the termination or expiration date of any Letter of Credit. Such notice shall be mailed at least thirty (30) days prior to the termination or expiration date of any Letter of Credit.

Section 4.7 Purchase and Remarketing of Bonds.

(A) Purchase of Bonds.

Whenever the Bonds are Book-Entry Bonds, all references in this Section 4.7 to the Tender Agent shall instead mean the Trustee, as the context may require.

(1) As soon as practicable but in any event no later than (a) 12:00 noon on the Business Day after a Tender Notice is received during a Weekly Interest Rate Period or (b) 9:45 a.m. on the same Business Day that a Tender Notice is received during a Daily Interest Rate Period, the Tender Agent shall give telephonic, telegraphic or telecopier notice, promptly confirmed in writing, to the Trustee, the Company and the Remarketing Agent, specifying the principal amount of Bonds tendered pursuant to Section 2.4(A) hereof. The Trustee shall promptly supply the same Tender Notice to the Credit Provider.

(2) The Tender Agent shall purchase, but only from the sources listed below, Bonds required to be purchased in accordance with Section 4.6 or tendered pursuant to Section 2.4(A) hereof from the Holders thereof by 3:00 p.m. on the date such Bonds are required to be purchased at the Purchase Price provided in Section 4.6 or Section 2.4(A) hereof. Funds for the payment of such Purchase Price shall be derived from the following sources in the order of priority indicated:

(i) the proceeds of the sale of the Bonds (but only such remarketing proceeds as are received from purchasers of the Bonds pursuant to Section 4.7(B) hereof) furnished to the Tender Agent by the Trustee, which shall have received such funds from the Remarketing Agent; provided, however, that while a Letter of Credit is then in effect such proceeds shall not have been derived from the Authority or the Company or the Subsidiary Guarantors unless subparagraph (iii) below applies;

(ii) moneys furnished to the Tender Agent representing the proceeds of a draw under any Letter of Credit; and

(iii) only if the Credit Provider has wrongfully failed to pay a properly submitted drawing on any Letter of Credit or if any Letter of Credit has been repudiated or if there is no Letter of Credit then in effect, and the sources in subparagraphs (i) and (ii) above are insufficient, from Purchase Price Payments furnished by the Company or the Subsidiary Guarantors to the Tender Agent.

(3) The provisions of this Section 4.7(A)(3) shall not apply at any time that the Bonds are Book-Entry Bonds. With respect to any Bonds tendered for purchase or required to be tendered for purchase as to which sufficient funds to accomplish such purchase are available to the Tender Agent at the respective times at which payment of the Purchase Price is to be made as provided herein:

(i) Such Bonds shall be deemed purchased for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been presented to the Tender Agent, and the former Holder or Holders of such Bonds shall have no claim thereon, under this Indenture or otherwise for any amount other than the Purchase Price thereof and such Bonds shall no longer be deemed to be Outstanding for purposes of this Indenture and the Bond Registrar shall so note on the Bond Register for the Bonds.

(ii) Subject to Section 4.7(G) hereof, in the event that any Bonds shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold the moneys for the Purchase Price of such Bonds in trust, uninvested, as provided in Section 5.6 hereof for the benefit of the former Holders of such Bonds, who shall, except as provided in the following sentences, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the Purchase Price of such Bonds.

(iii) In the event that any Bonds shall not be presented to the Tender Agent at the time specified in Section 4.6 or Section 2.4(A) hereof (each, an “Undelivered Bond”), then the Authority shall at the expense of the Company execute and deliver to the Tender Agent, and the Tender Agent shall deliver to the Trustee for authentication, a new Bond or Bonds, as the case may be, in an aggregate principal amount equal to the principal amount of the Undelivered Bonds bearing a number or numbers not contemporaneously outstanding. Every Bond authenticated and delivered as provided in the preceding sentence shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder. The Tender Agent shall maintain a record of any Undelivered Bonds, together with the names and addresses of the former Holders thereof.

(iv) In case any Bonds which have been deemed purchased as provided in Section 4.7(A)(3)(i) hereof are delivered to the Tender Agent subsequent to the date and time specified for such delivery for payment of the Purchase Price thereof at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Holder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs on any Business Day, the Tender Agent shall (subject to Section 4.7(G) hereof) pay the Purchase Price of such Bond to the Holder no later than 12:30 p.m. on the next succeeding Business Day. Any such Bond so delivered to the Tender Agent shall be canceled and delivered to the Trustee.

(B) Notice of Interest Rates; Remarketing of Bonds; Restrictions on Remarketing.

(1) The Remarketing Agent shall determine the rate of interest to be borne by the applicable subseries of Bonds as provided in Section 2.3 hereof and shall furnish to the Trustee, the Credit Provider and the Tender Agent in a timely manner all information necessary for the Tender Agent and the Trustee to carry out their respective duties hereunder, including, but not limited to, the interest rates applicable to the applicable subseries of Bonds.

(2) The Remarketing Agent shall periodically inform, in writing, the Trustee, the Credit Provider, and DTC pursuant to the letter of representations described in Section 2.11(E) hereof, if so requested, of the rate of interest borne by the Bonds or any subseries thereof from time to time.

(3) The Remarketing Agent shall use its best efforts to sell any Bonds tendered for purchase to new purchasers, and shall arrange for the Purchase Price of remarketed Bonds to be deposited with the Trustee. Not later than one hour (while the Bonds are in a Weekly Interest Rate Period) or 15 minutes (while the Bonds are in a Daily Interest Rate Period) before the time by which the Trustee would be required to draw on any Letter of Credit pursuant to subsection (D)(1) below, or, if no Letter of Credit is in effect, no later than 2:00 p.m. on the Purchase Date, the Remarketing Agent shall notify the Tender Agent, the Trustee, the Company, the Subsidiary Guarantors and the Credit Provider, if any, of (i) the amount of Bonds which have been remarketed and for which remarketing proceeds have been deposited with the Trustee and the name, address and taxpayer identification number of the new purchasers and the denominations with respect to which such remarketed Bonds are to be registered and (ii) if applicable, the amount required to be drawn under any Letter of Credit or, if no Letter of Credit is in effect, the amount required to be provided by the Company or the Subsidiary Guarantors to provide sufficient funds to purchase the Bonds actually tendered or deemed tendered for which no remarketing proceeds are available as of the time of such notice. Notwithstanding anything in this Indenture to the contrary, Bonds may be remarketed only at a price of par, plus accrued interest.

(4) While a Letter of Credit is then in effect, the Remarketing Agent shall not sell any Bonds to the Authority, the Subsidiary Guarantors, the Company, or any affiliate of the Subsidiary Guarantors or the Company except under the circumstances described in Section 4.7(D)(2).

(C) Delivery of Remarketed Bonds.

(1) The Tender Agent and the Trustee shall each hold all Bonds of a subseries delivered to them respectively in trust for the benefit of the respective Holders which shall have so delivered such Bonds or for the Direct Participants who have transferred their interests in the Book-Entry Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Holders or Direct Participants. The Trustee, for Book-Entry Bonds, or the Tender Agent (or after five (5) days, as provided in Section 4.7(G), the Trustee) for non-Book-Entry Bonds shall each hold all moneys for the purchase of Bonds in trust in non-commingled funds in an Eligible Account, uninvested, for the benefit of the person or entity which shall have so delivered such moneys until Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity. Neither the Authority, the Subsidiary Guarantors nor the Company shall have any right, title, or interest in or to any moneys held by the Trustee, the Tender Agent or the

Remarketing Agent or pursuant to Section 4.7(G) hereof. Bonds purchased with moneys described in Section 4.7(A)(2)(i) hereof, including without limitation Bonds issued in place of such Bonds pursuant to Section 4.7(A)(3)(iii) hereof, shall be registered as directed by the Trustee (from instructions received from the Remarketing Agent) and made available to the Remarketing Agent by 2:00 p.m. on the date of such purchase or transferred on the registration books of DTC on the date of such purchase or the date the ownership interest shall be transferred to the new Direct Participants on the books of DTC, against payment in immediately available funds or evidence of immediately available funds in the form of a federal reserve wire number.

(2) Bonds purchased with moneys obtained by a drawing on any Letter of Credit (the “Bank Bonds”), including without limitation Bonds issued in place of such Bonds pursuant to Section 4.7(A)(3)(iii) hereof, shall be registered in the name of the Credit Provider on the registration books of DTC, with respect to Book-Entry Bonds, or shall be registered in the name of the Credit Provider and delivered to the Credit Provider. The Remarketing Agent shall seek to remarket any such Bank Bonds prior to remarketing any other Bonds tendered for purchase. The proceeds of any remarketing of Bank Bonds shall be delivered to the Credit Provider. Upon receipt by the Credit Provider of funds representing the proceeds of the remarketing of Bank Bonds, the Credit Provider shall notify the Trustee of the receipt and amount of such funds and the Trustee shall cause Bonds in place of such Bank Bonds to be made available for pick-up by the Remarketing Agent for subsequent delivery to the purchasers thereof, or the ownership interest shall be transferred to the new Direct Participants on the books of DTC. Simultaneously with such delivery, the Trustee or the Tender Agent shall have received written confirmation from the Credit Provider of the reinstatement of any Letter of Credit.

(3) In the event that the Remarketing Agent is able to remarket any Bonds required to be purchased pursuant to Section 2.4, 4.6 or 4.8 hereof after the time on which the Remarketing Agent is required to provide notice to the Trustee as specified in Section 4.7(B)(3), or after the Trustee has given notice to the Company pursuant to Section 4.7(D)(2) if no Letter of Credit is then in effect, the Remarketing Agent shall give notice to the Tender Agent, the Trustee, the Company and the Credit Provider, if any, in the manner and containing the details set forth in said Section 4.7(B)(3), as soon as practicable after such remarketing, and the Bonds shall be registered in the names of the purchasers thereof and made available to the Remarketing Agent as soon as practicable thereafter on such date or the next succeeding Business Day or transferred on the registration books of DTC to the account of Direct Participants furnished to the Trustee or Tender Agent, as applicable, by the Remarketing Agent.

(4) If any Bond is tendered after a notice of redemption for such Bond has been given, the Remarketing Agent will give the redemption notice to any purchaser of such Bond or to DTC if a Book-Entry Bond and the purchaser (including a Direct Participant) shall acknowledge receipt of such redemption notice.

(D) Draws Upon any Letter of Credit. (1) If a Letter of Credit is in effect with respect to the Bonds or any subseries thereof, the Trustee shall draw on any Letter of Credit in an amount necessary and in sufficient time (as set forth by the terms of any Letter of Credit) so as to provide to the Trustee or Tender Agent, as applicable, the balance of the funds needed to purchase tendered Bonds under Sections 2.4, 4.6 and 4.8 hereof by 2:00 p.m. on the Purchase Date, taking into account the remarketing proceeds received by the Trustee in conformance with the Remarketing Agent’s notice pursuant to Section 4.7(B)(3) hereof. If the Remarketing Agent remarkets Bonds after giving the notice pursuant to Section 4.7(B)(3) hereof, the Remarketing Agent (i) if a Letter of Credit is in effect with respect to the Bonds and the Credit Provider has honored the drawing for the Purchase Price, shall deliver such remarketing proceeds to the Credit Provider as provided in Section 4.7(C)(ii) or (ii) if a Letter of Credit has been wrongfully dishonored or is not in effect, deliver such proceeds to the Trustee, which will use the remarketing proceeds to pay the Purchase Price if the same has not been paid or will transfer the remarketing proceeds to the Company or the Subsidiary Guarantors, as applicable, to reimburse the Company or the Subsidiary Guarantors, as applicable, for its payment of the Purchase Price. The Trustee shall transfer to the Credit Provider any excess moneys received from a draw on any Letter of Credit enhancing the Bonds that are not needed to pay the Purchase Price of the Bonds on the Purchase Date. If the Trustee submits a draw request on any Letter of Credit by facsimile, the Trustee shall telephonically confirm with the Credit Provider the terms of such draw request.

(2) If the Trustee has made a proper drawing on any Letter of Credit and the Credit Provider wrongfully fails to make a payment for the Purchase Price of tendered Bonds by 2:00 p.m. on the Purchase Date or any Letter of Credit has been repudiated, or if there is no Letter of Credit and the Trustee does not have sufficient funds from remarketing of the Bonds by 2:00 p.m., the Trustee shall promptly notify the Company and the Subsidiary Guarantors by telephone promptly confirmed in writing and request payment from the Company in accordance with the provisions of Section 4.7(A)(2)(iii) hereof of the Purchase Price in immediately available funds by 2:45 p.m. on the Purchase Date, and in the event the Bonds are not Book-Entry Bonds, the Trustee will direct the Subsidiary Guarantors or the Company, as applicable, to transfer the funds to the Tender Agent.

(3) If the Trustee must draw on any Letter of Credit in connection with a mandatory tender of Bonds caused by a substitution of any Letter of Credit with an Alternate Letter of Credit, the Trustee shall draw on any Letter of Credit being replaced.

(E) Delivery of Proceeds of Sale. Upon receipt, the proceeds of the remarketing by the Remarketing Agent of any Bonds shall be immediately applied by the Trustee or the Tender Agent, as applicable, to the payment of the Purchase Price of Bonds to the Holders or Beneficial Owners thereof pursuant to Section 4.7(A)(2)(i) hereof or to the reimbursement of the Credit Provider, if any, for such Bonds, the Company or the Subsidiary Guarantors for such payment pursuant to Section 4.7(D)(2). The Trustee or Tender Agent, as applicable, will make the Bonds available for delivery to the Remarketing Agent which are registered pursuant to the instructions of the Remarketing Agent or directing the transfer on the registration books of DTC pursuant to the instructions of the Remarketing Agent or, in the case of the remarketing of Bonds which constitute Bank Bonds, as provided in Section 4.7(C)(2) hereof. In making payments to the Credit Provider, the Trustee may conclusively assume that the Credit Provider has not been repaid from any other sources. To the extent that the Credit Provider is repaid with proceeds of the sale of Bank Bonds by the Remarketing Agent, new Bonds shall be registered and delivered (or ownership interests transferred) as provided in Section 4.7(C)(1) hereof.

(F) No Remarketing During Default. Notwithstanding any other provision of this Indenture, there shall be no remarketing of Bonds under Section 4.7(B)(3) hereof during an Event of Default under Article VII hereof.

(G) Unclaimed Moneys. The Tender Agent shall, at the end of the fifth Business Day after a Purchase Date, transfer to the Trustee all funds then held on hand by virtue of the fact that Bonds deemed tendered on such date were not presented for purchase to the Tender Agent in accordance with the provisions of Section 4.7(A)(3) hereof, such funds to be held by the Trustee in trust, in a segregated account for the Bonds, for the payment of the Purchase Price thereof to the former Holders of such Bonds as required by the provisions of Section 4.7(A)(3) hereof. The Trustee shall pay such Purchase Price from such amounts by check of the Trustee made payable to the party entitled to such payment as soon as practicable after such party surrenders the Bond or Bonds so deemed purchased to the Trustee. Any such moneys so held in trust by the Trustee shall be held uninvested until paid to the person entitled thereto or disposed of as provided by law.

Section 4.8 Purchase in Lieu of Optional Redemption. At the direction of the Company and upon receipt of an Approving Opinion, the Authority shall cause the Bonds to be purchased in lieu of redemption pursuant to Section 4.1(C), or (D) hereof. Such option shall be exercised by the Authority by delivering to the Trustee notice as provided by the Company on or prior to the Business Day preceding the redemption date a written direction of the Authority specifying that the Bonds shall not be redeemed, but instead shall be subject to purchase pursuant to this Section. The Trustee shall send a copy of such written direction of the Authority as soon as reasonably practicable to the Credit Provider, if any. Upon delivery of such notice, the Bonds shall not be redeemed but shall instead be subject to mandatory tender at a Purchase Price equal to the redemption price at which the Bonds would have been redeemed hereunder on a Purchase Date (the date that would have been the redemption date); provided that the payment of funds from remarketing proceeds or funds from the Company or the Subsidiary Guarantors or draws under any Letter of Credit in an amount equal to the Purchase Price shall be made to the Trustee on or prior to the Purchase Date. Following such purchase, the Trustee shall cause the Bonds to be registered upon the direction of the Company and deliver such Bonds as directed by the Company. The applicable provisions of Section 4.7 shall govern such purchase. No purchase of Bonds by the Company, the Subsidiary Guarantors or the provider of a Letter of Credit pursuant to this Section or advance or use of any moneys to effectuate any such purchase shall be deemed to be a payment or redemption of the Bonds or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by the Bonds.

Section 4.9 Change of Control or Certain Asset Dispositions. For so long as any of the Bonds are in a Term Interest Rate Period and are not secured by a Letter of Credit, if a Change of Control or an Asset Disposition Offer (as defined below) occurs, unless the Company has exercised its right to optionally redeem all of the Bonds pursuant to Section 4.1 hereof, the Company shall be required to make an offer to purchase all of the Bonds at a purchase price in cash equal to (i) 101% of the principal amount of the Bonds (the “Change of Control Offer”) or (ii) 100% of the principal amount of the Bonds in the event of an Asset Disposition (the “Asset Disposition Offer”), in each case plus accrued and unpaid interest thereon, in each case to the extent required by the terms of the Bonds, if any, to the date of purchase (the “Change of Control Payment” or “Asset Disposition Payment”) (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to the date of purchase). Subject to the Company’s right to optionally redeem all of the Bonds pursuant to Section 4.1 hereof, the Company shall carry out the Change of Control Offer or an Asset Disposition Offer as set forth in Section 5.14 of the Loan Agreement, which provisions are incorporated herein by reference.

ARTICLE V

REVENUES; FUNDS AND ACCOUNTS;

PAYMENT OF PRINCIPAL AND INTEREST

Section 5.1 Pledge and Assignment; Bond Fund.

(A) Subject only to the provisions of this Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein, all of the Revenues and any other amounts (including proceeds of the sale of Bonds but excluding Additional Payments and Administrative Fees and Expenses) held in any fund or account established pursuant to this Indenture (except the Rebate Fund) are hereby pledged to secure the full payment of Administrative Fees and Expenses and the principal (or redemption price) of, Purchase Price of and interest on the Bonds in accordance with their terms and the provisions of this Indenture and thereafter to secure any amounts due from the Company or the Subsidiary Guarantors to the Credit Provider pursuant to the Reimbursement Agreement with respect to any Letter of Credit. Notwithstanding any other provision of this Indenture, moneys in the account created by Section 4.7(G) hereof shall be held solely for the benefit of the former holders of Bonds as provided in Section 4.7(G). Said pledge shall constitute a lien on and security interest in such assets and shall be fully effective and perfected from the date of execution of this Indenture.

(B) The Authority hereby transfers in trust, and assigns to the Trustee, for the benefit of the Holders from time to time of the Bonds and the Credit Provider, if any, to the extent of its interest therein, all of the Revenues and other assets pledged in subsection (A) of this Section and all of the right, title and interest of the Authority in the Agreement (except for the Unassigned Authority Rights, which shall include without limitation the rights to receive any Additional Payments to the extent they constitute Excluded Moneys, and any rights of the Authority to indemnification and receipt of notices and rights of inspection and consent). The Trustee shall be entitled to and shall collect and receive all of the Revenues (except Excluded Moneys), and any such Revenues collected or received by the Authority shall be deemed to be held, and to have been collected or received, by the Authority as the agent of the Trustee and shall forthwith be paid by the Authority to the Trustee. The Trustee also shall be entitled to and shall take all steps, actions and proceedings reasonably necessary in its judgment to enforce, either jointly with the Authority or separately, all of the rights of the Authority and all of the obligations of the Company under the Agreement or the Subsidiary Guarantors under the Guaranty, except Unassigned Authority Rights (unless the Trustee has received the prior written consent of the Authority) and rights to indemnification and receipt of notices and rights of inspection and consent.

(C) All Revenues (except Excluded Moneys) shall be promptly deposited by the Trustee upon receipt thereof in a special fund designated as the Bond Fund, which the Trustee shall establish, maintain and hold in trust. Except as otherwise provided in Section 5.2 hereof, all moneys received by the Trustee and required to be deposited in the Redemption Account shall be promptly deposited in the Redemption Account, which the Trustee shall establish, maintain and hold in trust as provided in Section 5.2 hereof. All Revenues deposited with the Trustee shall be held, disbursed, allocated and applied by the Trustee only as provided in this Indenture.

(D) Any amount held by the Trustee in the Bond Fund on the due date for a Loan Payment under the Agreement shall be credited against the installment due on such date to the extent available for such purpose under the terms of this Indenture and the Loan Agreement.

Section 5.2 Allocation of Revenues. On or before any date on which interest or principal (whether at maturity, or by redemption or acceleration) is due, the Trustee shall transfer funds from the Bond Fund and deposit into the following respective accounts (each of which the Trustee is hereby directed and agrees to establish and maintain within the Bond Fund), the following amounts, in the following order of priority, the requirements of each such account (including the making up of any deficiencies in any such account resulting from lack of Revenues sufficient to make any earlier required deposit) at the time of deposit to be satisfied before any transfer is made to any account subsequent in priority:

First: to the Interest Account, the aggregate amount of interest becoming due and payable on the next succeeding Interest Payment Date or date of redemption of all or a portion of Bonds then Outstanding, until the balance in said account is equal to said aggregate amount of interest.

Second: to the Principal Account, the amount paid by the Company and designated as or attributable to principal on the Bonds in the most recent Loan Payment equal to the aggregate amount of principal due on the next succeeding Interest Payment Date.

Third: to the Redemption Account, the aggregate amount of principal next coming due by acceleration or by redemption permitted or required under Article IV hereof, or any portion thereof paid by the Company.

Section 5.3 Priority of Moneys in Bond Fund; Letter of Credit.

(A) Funds for the payment of the principal or redemption price of and interest on the Bonds shall be derived from the following sources in the order of priority indicated in each of the accounts in the Bond Fund; provided however, that amounts in the respective accounts in the Bond Fund shall be used to pay when due (whether upon redemption, purchase, acceleration, Interest Payment Date, maturity or otherwise) Administrative Fees and Expenses and the principal or redemption price of and interest on the Bonds held by Holders other than the Credit Provider or the Company prior to the payment of the principal and interest on the Bonds held by the Credit Provider or the Company:

(1) moneys paid into any Letter of Credit Account of the Bond Fund from a draw by the Trustee under any Letter of Credit;

(2) moneys paid into the Interest Account, if any, representing accrued interest received at the initial sale of the Bonds and proceeds from the investment thereof which shall be applied to the payment of interest on such Bonds;

(3) moneys paid into the Bond Fund pursuant to Section 11.1(B) hereof and proceeds from the investment thereof which, while a Letter of Credit is then in effect, constitute Available Moneys;

(4) any other moneys (other than from draws on a Letter of Credit) paid into and deposited in the Bond Fund and proceeds from the investment thereof, which, while any Letter of Credit is then in effect, constitute Available Moneys;

(5) any other moneys paid into and deposited in the Bond Fund by the Company or the Subsidiary Guarantors and proceeds from the investment thereof, which are not Available Moneys; and

(6) any other moneys paid into and deposited in the Bond Fund by the Subsidiary Guarantors, which are not Available Moneys, and which shall be uninvested and not commingled with any other moneys.

The Trustee shall create within the Bond Fund a separate account called the “Letter of Credit Account,” into which all moneys drawn under any Letter of Credit shall be deposited and disbursed. Neither the Company, the Subsidiary Guarantors nor the Authority shall have any rights to or interest in the Letter of Credit Account. Any Letter of Credit Account shall be an Eligible Account. The Letter of Credit Account shall be established and maintained by the Trustee and held in trust apart from all other moneys and securities held under this Indenture or otherwise, and over which the Trustee shall have the exclusive and sole right of withdrawal for the exclusive benefit of the Holders of the Bonds with respect to which such drawing was made. No moneys from the Letter of Credit Account may in any circumstance be used to pay principal or interest on any Bank Bonds or any Bonds owned by or for the account of the Company.

When notified by the Company or the Subsidiary Guarantors in writing of the intent to create Available Moneys, the Trustee shall promptly establish within the Interest Account, Principal Account or Redemption Account one or more subaccounts to facilitate the calculation of the aging of moneys deposited with the Trustee until they become Available Moneys.

(B) (1) The Trustee shall draw moneys under any Letter of Credit in accordance with the terms thereof in an amount necessary to make timely payments of principal (or redemption price) of, and interest on the Bonds, other than Bonds owned by or for the account of the Company, the Subsidiary Guarantors or the Credit Provider, on each Interest Payment Date and when due whether at maturity, redemption, acceleration or otherwise. In addition, the Trustee shall draw moneys under any Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments of the Purchase Price required to be made pursuant to, and in accordance with, Section 4.7(D) hereof.

(2) Immediately after making a drawing under any Letter of Credit which has been honored, the Trustee shall reimburse the Credit Provider for the amount of the drawing using moneys, if any, contained in:

(i) the Interest Account, if the drawing was to pay interest on the Bonds;

(ii) the Principal Account, if the drawing was to pay principal on the Bonds; and

(iii) the Redemption Account, if the drawing was to redeem Bonds.

(C) If at any time there shall have been delivered to the Trustee an Alternate Letter of Credit pursuant to Section 5.11 of the Agreement, then the Trustee shall accept such Alternate Letter of Credit and promptly surrender the then held Letter of Credit to the Credit Provider, in accordance with the terms of such Letter of Credit, for cancellation, and shall promptly take all actions requested by the Credit Provider to convey to the Credit Provider or otherwise relinquish all of its right, title and interest in any security held jointly by the Credit Provider and the Trustee. If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender any Letter of Credit to the Credit Provider, in accordance with the terms of any Letter of Credit, for cancellation. The Trustee shall comply with the procedures set forth in any Letter of Credit relating to the termination thereof.

(D) If at any time the Trustee has made a proper drawing on any Letter of Credit for principal (or redemption price) of, or interest due on the Bonds, and the Credit Provider has failed to make payment within the time specified in any Letter of Credit or any Letter of Credit has been repudiated, the Trustee shall promptly notify the Subsidiary Guarantors and the Company by telephone promptly confirmed in writing and request payment of the amount due pursuant to Section 4.2(a) of the Agreement or Section 1 of the Guaranty, as applicable, in immediately available funds by 2:45 p.m. on the Bond Payment Date (as defined in Section 4.2 of the Agreement). The Trustee agrees to give a similar notice with respect to a proper drawing on any Letter of Credit for Purchase Price pursuant to Section 4.7(D)(2) hereof. If no Letter of Credit is in effect and the Trustee does not receive sufficient funds from the Company pursuant to Section 4.2(a) of the Agreement to pay the principal (or redemption price) of, or interest due on the Bonds, the Trustee shall immediately notify the Subsidiary Guarantors by telephone promptly confirmed in writing and request payment of the amount due pursuant to Section 1 of the Guaranty.

Section 5.4 [Reserved].

Section 5.5 Letter of Credit. The Trustee shall hold and maintain any Letter of Credit enhancing the Bonds or any subseries thereof, for the benefit of the Bondholders until (i) any Letter of Credit expires in accordance with its terms or (ii) any Letter of Credit is terminated. Prior to the commencement of any Interest Rate Period for which a Letter of Credit will not be in effect, the Company shall furnish to the Trustee an Approving Opinion. The Trustee shall, at the written direction of the Bondholders holding the majority of the aggregate principal amount of

Bonds Outstanding, diligently enforce all terms, covenants and conditions of any Letter of Credit, including payment when due of any draws on any Letter of Credit, and the provisions relating to the payment of draws on, and reinstatement of amounts that may be drawn under, any Letter of Credit, and will not consent to, agree to or permit any amendment or modification of any Letter of Credit which would materially adversely affect the rights or security of the Holders of the Bonds that bear interest at a Variable Interest Rate. If at any time during the term of any Letter of Credit any successor Trustee shall be appointed and qualified under this Indenture, the resigning or removed Trustee shall request that the Credit Provider transfer any Letter of Credit to the successor Trustee. If the resigning or removed Trustee fails to make this request, the successor Trustee shall do so before accepting appointment. When any Letter of Credit expires in accordance with its terms or is replaced by an Alternate Letter of Credit, the Trustee shall promptly surrender any Letter of Credit to the Credit Provider.

To the extent that any payment has been made to a Bondholder with funds provided by a draw upon any Letter of Credit for which the Credit Provider has not been reimbursed pursuant to the Reimbursement Agreement, the following provisions shall apply notwithstanding any other provision of this Indenture to the contrary. The Credit Provider shall be subrogated to the rights of such Bondholder. Any such payment shall not extinguish any payment obligation to the Bondholder, but shall effect a purchase by the Credit Provider of the payment right of the Bondholder, and the Credit Provider shall be considered a Bondholder with respect thereto. To the extent that any such payment is made to pay principal on a Bond, such Bond shall be registered in the name of the Credit Provider on the registration books of DTC, with respect to Book-Entry Bonds, or shall be registered in the name of the Credit Provider and delivered to the Credit Provider or an agent designated by the Credit Provider, and shall be given all of the rights accorded a Bank Bond hereunder.

Section 5.6 Investment of Moneys. All moneys in any of the funds or accounts established pursuant to this Indenture shall be invested by the Trustee as specifically directed in writing by the Company or its agent, solely in Investment Securities. Notwithstanding any other provision herein, in the absence of written investment instructions directing the Trustee by noon of the second Business Day preceding the day when investments are to be made, the funds shall remain uninvested. The Trustee shall not be liable for any liability, loss, fee, tax, other charges or consequences resulting from any investments, re-investments or liquidation or sale of investments made pursuant to the preceding sentence. The Trustee shall be entitled to rely conclusively upon the Company’s investment directions as to the fact that each such investment meets the criteria of this Indenture. Investment Securities may be purchased at such prices as the Trustee may be directed by the Company or its agent. All Investment Securities shall be acquired subject to the limitations set forth in Section 6.5 hereof, the limitations as to maturities hereinafter in this Section set forth and such additional limitations or requirements consistent with the foregoing as may be established by request of the Company. The Trustee is hereby authorized, in making or disposing of any investment permitted by this Indenture, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Trustee or for any third person or dealing as principal for its own account.

Moneys in all funds and accounts shall be invested in Investment Securities maturing not later than the date on which such moneys will be required for the purposes specified in this

Indenture. Notwithstanding anything else in this Section 5.6, any moneys in the Interest Account, the Principal Account or the Redemption Account held for the payment of particular Bonds (prior to the payment or redemption date thereof) shall be invested at the written direction of the Company in direct obligations of the United States or bonds or other obligations guaranteed by the United States government or for which the full faith and credit of the United States is pledged for the full and timely payment of principal and interest thereof (or mutual funds consisting of such obligations which are rated in the highest rating category by the Rating Agency), rated in the highest rating category applicable to such investments which mature not later than the date on which it is estimated that such moneys will be required to pay such Bonds (but in any event maturing in not more than thirty (30) days). Investments of moneys in the Rebate Fund are also subject to the provisions of the Tax Agreement. Moneys in the Letter of Credit Account created in Section 5.3, moneys provided by the Subsidiary Guarantors or the Company, and moneys held for non-presented Bonds in accordance with Sections 2.4(A), 4.6(A), 4.7(G), 4.8 and 12.11 hereof shall be held uninvested.

Except as provided in the preceding paragraph, all interest, profits and other income received from the investment of moneys in any fund established pursuant to this Indenture and allowed to be invested in accordance herewith shall be deposited in the fund from which such investment was made. Notwithstanding anything to the contrary contained in this paragraph, an amount of interest received with respect to any Investment Security equal to the amount of accrued interest, if any, paid as part of the purchase price of such Investment Security shall be credited to the fund from which such accrued interest was paid. To the extent that any Investment Securities are registrable, such Investment Securities shall be registered in the name of the Trustee or its nominee.

For the purpose of determining the amount in any fund, all Investment Securities credited to such fund shall be valued at the lesser of cost or par value plus, prior to the first payment of interest following purchase, the amount of accrued interest, if any, paid as a part of the purchase price.

Subject to Section 6.6 hereof, investments in any and all funds and accounts (other than moneys representing the proceeds of a draw on any Letter of Credit or held in the Letter of Credit Account, remarketing proceeds, Available Moneys, moneys being aged to become Available Moneys, moneys in the Rebate Fund or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds or held under Section 11.3 hereof)) may be commingled for purposes of making, holding and disposing of investments, notwithstanding provisions herein for transfer to or holding in particular funds and accounts amounts received or held by the Trustee hereunder, provided that the Trustee shall at all times account for such investments strictly in accordance with the funds and accounts to which they are credited and otherwise as provided in this Indenture. Subject to Section 6.5 hereof, any moneys invested in accordance with this Section may be invested in a pooled investment account consisting solely of funds held by the Trustee as a fiduciary. The Authority acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Authority the right to receive brokerage confirmations of security transactions as they occur, the Authority specifically waives receipt of such confirmations to the extent permitted by law. The Trustee may act as principal or agent in the making or disposing of any investment. The Trustee may sell or present for redemption any Investment Securities so purchased whenever it shall be necessary to provide moneys to meet any required payment, transfer, withdrawal or disbursement from the fund to which such Investment Security is credited, and the Trustee shall not be liable or responsible for any loss liability, fee, other charges or tax resulting from such investment, re-investment or liquidation or sale of investment.

Section 5.7 Rebate Fund. The Trustee does hereby establish a Rebate Fund. The Trustee shall maintain the Rebate Fund separate from any other fund established and maintained hereunder pursuant to and in accordance with the provisions of the Tax Agreement.

ARTICLE VI

PARTICULAR COVENANTS

Section 6.1 Punctual Payment. Subject to the provisions of Article IX of this Indenture, including specifically the provisions limiting the liability of the Authority with respect to the Bonds, and the limitations of Section 12.1, the Authority shall punctually pay or cause to be paid the principal (or redemption price) of, Purchase Price of and interest to become due in respect of all the Bonds, in strict conformity with the terms of the Bonds and of this Indenture, according to the true intent and meaning thereof, but only out of Revenues and other assets pledged for such payment as provided in this Indenture. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, shall forthwith be canceled and disposed of, and a certificate of such disposal shall thereafter be delivered to the Authority upon its request therefor.

Section 6.2 Extension of Payment of Bonds. The Authority shall not directly or indirectly extend or assent to the extension of the maturity of any of the Bonds or the time of payment of any claims for interest by the purchase or funding of such Bonds or claims for interest or by any other arrangement and in case the maturity of any of the Bonds or the time of payment of any such claims for interest shall be extended, such Bonds or claims for interest shall not be entitled, in case of any default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest thereon which shall not have been so extended. Nothing in this Section shall be deemed to limit the right of the Authority to issue bonds for the purpose of refunding any Outstanding Bonds, and such issuance shall not be deemed to constitute an extension of maturity of Bonds. The provisions of this Section shall not apply if the maturity of all of the Bonds is extended in accordance with the provisions of Section 10.1(A) hereof.

Section 6.3 Against Encumbrances. The Authority shall not create or permit the creation of, any pledge, lien, charge or other encumbrance upon the Revenues and other assets pledged or assigned under this Indenture while any of the Bonds are Outstanding, except the pledge and assignment created by this Indenture. Subject to this limitation, the Authority expressly reserves the right to enter into one or more other indentures for any of its corporate purposes, and reserves the right to issue other obligations for such purposes.

Section 6.4 Protection of Pledge and Assignment. The Trustee shall at all times, to the extent permitted by law, defend, preserve and protect the pledge and assignment of Revenues and other assets hereunder and all the rights of the Bondholders under this Indenture against all claims and demands of all persons whomsoever, subject to the limitations set forth in Article VIII relating to the Trustee.

Section 6.5 Accounting Records and Reports. The Trustee shall keep or cause to be kept proper books of record and account in which complete and correct entries shall be made of all transactions relating to the receipt, investment, disbursement, allocation and application of the Revenues and the proceeds of the Bonds. Such records shall specify the account or fund to which each investment (or portion thereof) held by the Trustee is to be allocated and shall set forth, in the case of each Investment Security, (a) its purchase price, (b) identifying information, including par amount, coupon rate, and payment dates, (c) the amount received at maturity or its sale price, as the case may be, (d) the amounts and dates of any payments made with respect thereto, and (e) such documentation as is required to be retained by the Trustee as evidence to establish that any requirements set forth in the Tax Agreement or with respect to establishing market price, to the extent provided to it. Such records shall be open to inspection by any Holder, the Company, the Authority and the Credit Provider at any reasonable time during regular business hours on reasonable notice. Section 6.6 Arbitrage Covenants. (A) The Authority covenants and agrees that it will not take any action, or fail to take any action, if such action or failure to take such action would adversely affect the exclusion from gross income of the interest payable on the Bonds, and further covenants that it will not make any investment of that portion of its general funds derived from any fees received from the Company, and earnings thereon, if such investment would cause the Bonds to be arbitrage bonds under Section 148 of the Code. Without limiting the generality of the foregoing, the Authority covenants and agrees that it will comply with the requirements of the Tax Agreement. The Company has made certain tax covenants in Section 5.7 of the Agreement and in the Tax Agreement.

(B) The Authority covenants to pay or cause to be paid to the United States rebate payments with respect to the Bonds as provided in the Tax Agreement, but only to the extent the Company has furnished to the Authority moneys therefor, under the Loan Agreement or otherwise, and only to the extent that the Company shall have advised the Authority as to the amount and timing of and the procedures for making such payments. The Trustee agrees to comply with all written instructions of the Company given pursuant to the Tax Agreement, subject to the terms of this Indenture; provided, however that the Company shall be responsible for such instructions complying with the Tax Agreement.

The Trustee conclusively shall be deemed to have complied with the provisions of this Section 6.6(B) if it follows the directions of the Company set forth in the instructions required by the Tax Agreement and shall not be required to take any action under this Section 6.6(B) in the absence of such directions from the Company. The Trustee shall not be liable for any consequences resulting from its failure to act if no instructions from the Company (or in the absence of Company instructions, instructions from the Authority) are delivered to it.

(C) Notwithstanding any provision of this Section, if the Company shall provide to the Trustee and the Authority an opinion of Bond Counsel addressed to the Authority and the Trustee that any action required under Section 5.7 or this Section 6.6 is no longer required, or that some further action is required to maintain the Tax-exempt status of interest on the Bonds, the Trustee, the Company and the Authority may rely conclusively on such opinion in complying with the requirements of this Section, and the covenants contained herein shall be deemed to be modified to that extent.

Section 6.7 Other Covenants.

(A) The Trustee shall promptly collect all amounts due from the Company pursuant to the Agreement, shall perform all duties imposed upon it pursuant to the Agreement and shall diligently enforce, and take all steps, actions and proceedings reasonably necessary for the enforcement of all of the rights of the Authority (other than Unassigned Authority Rights unless the Trustee has received the prior written consent of the Authority) and all of the obligations of the Company pursuant to the Agreement.

(B) The Authority shall not purchase Bonds from the Remarketing Agent or otherwise.

Section 6.8 Bondholder Acknowledgments.

(A) Each Bondholder, by its acceptance of the Bonds, consents and agrees to the terms of the Note Documents (as defined in the Guaranty) (including, without limitation, the provisions providing for foreclosure and release of Collateral and authorizing the Collateral Trustee to enter into any Security Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee (and, if applicable, the Trustee) to enter into the Intercreditor Agreement and the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(B) Each Holder, by accepting a Bond, shall be deemed (i) to have agreed to be bound thereby and (ii) to appoint the Collateral Trustee or the Trustee, as the case may be, as its agent under the Security Documents and the Intercreditor Agreement and to authorize it to act as such. The Trustee is hereby authorized to execute and deliver the Collateral Trust Joinder (as defined in the Loan Agreement).

Section 6.9 Further Assurances. The Authority will (at the Company’s expense) make, execute and deliver any and all such further indentures, instruments and assurances as may be reasonably necessary or proper to carry out the intention or to facilitate the performance of this Indenture and for the better assuring and confirming unto the Holders of the Bonds of the rights and benefits provided in this Indenture; provided, however, the Authority may require as a precondition to such action that provision be made for payment of the costs and expenses of the Authority incurred in doing so.

Section 6.10 Continuing Disclosure. Pursuant to Section 5.8 of the Agreement, the Company has covenanted and agreed to undertake all responsibility for compliance, or to cause compliance, with continuing disclosure requirements. The Authority shall have no liability to the Holders of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Indenture, failure of the Company to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default hereunder or under the Agreement and may not result in the acceleration of the maturity of the Bonds or of the Agreement.

Section 6.11 Power to Issue Bonds and Make Pledge and Assignment; Limited Obligations.

The Authority is duly authorized pursuant to law to issue the Bonds and to enter into this Indenture and to pledge and assign the Revenues and other assets purported to be pledged and assigned, respectively, under this Indenture in the manner and to the extent provided in this Indenture. The Authority has duly authorized the execution and delivery of the Bonds and this Indenture under the terms and provisions of the Act and a resolution adopted by the Board of Directors and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability against the Authority of the Bonds and this Indenture. The Authority has taken all necessary action and has complied with all provisions of the Act required to make the Bonds and this Indenture the valid, legal and binding limited obligations of the Authority.

THE BONDS ARE SPECIAL, LIMITED OBLIGATIONS OF THE AUTHORITY PAYABLE SOLELY FROM THE SOURCES AND SECURED SOLELY BY THE SECURITY DESCRIBED HEREIN. THE BONDS SHALL NOT BE DEEMED TO BE AN OBLIGATION OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY POLITICAL SUBDIVISION THEREOF. NEITHER THE COMMONWEALTH OF PENNSYLVANIA NOR ANY POLITICAL SUBDIVISION THEREOF IS OR SHALL BE OBLIGATED TO PAY THE PRINCIPAL, PURCHASE PRICE OR REDEMPTION PRICE OF, OR INTEREST ON, THE BONDS, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO SUCH PAYMENT. THE AUTHORITY HAS NO TAXING POWER. Neither the Authority, the Commonwealth, nor any political subdivision of the Commonwealth, including the Authority, shall in any event be liable for the payment of the principal (or redemption price) of, or interest on any of the Bonds or for the performance of any pledge, obligation or agreement undertaken by the Authority except to the extent that the moneys pledged herein are sufficient therefor. No Owner of any Bonds has the right to compel any exercise of taxing power of the Commonwealth or any political subdivision thereof to pay the Bonds or the interest thereon, and the Bonds do not constitute an indebtedness of the Authority, the Commonwealth, including the Authority, or any political subdivision of the Commonwealth, including the Authority, or a loan of credit of any of the foregoing within the meaning of any constitutional or statutory provision.

No past, present or future officer, member, director, commissioner, employee or agent of the Authority shall be personally liable on the Bonds; and no covenant, agreement or obligation contained therein shall be deemed to be a covenant, agreement or obligation of any present or future officer, member, director, commissioner, employee or agent of the Authority in his individual capacity.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES OF BONDHOLDERS

Section 7.1 Events of Default; Acceleration; Waiver of Default. Each of the following events which has occurred and is continuing shall constitute an “Event of Default” hereunder:

(A) default in the due and punctual payment of the principal of any Bond, whether at maturity as therein expressed, by proceedings for redemption, by declaration or otherwise;

(B) default in the due and punctual payment of any installment of interest on, or the Purchase Price of, any Bond;

(C) failure by the Authority to perform or observe any of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and the continuation of such failure for a period of sixty (60) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Authority, the Credit Provider, if any, the Company by the Trustee, or to the Authority, the Company and the Trustee by the Holders of not less than fifty percent (50%) in aggregate principal amount of the Bonds at the time Outstanding;

(D) the occurrence and continuance of a Loan Default Event described in Section 7.1 of the Agreement; or

(E) if a Letter of Credit enhancing the Bonds or any subseries thereof is then in effect, receipt by the Trustee of written notice from the Credit Provider that an Event of Default (as defined in the Reimbursement Agreement) has occurred under the Reimbursement Agreement and directing the Trustee to accelerate the Bonds, provided that in the event that such Event of Default under the Reimbursement Agreement has been rescinded, such Event of Default (will be deemed cured for all purposes and of no further effect.

No default specified in (C) above shall constitute an Event of Default unless the Authority and the Company shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Authority or the Company within the applicable period and diligently pursued. With regard to any alleged default concerning which notice is given to the Company under the provisions of this section, the Authority hereby grants the Company full authority for the account of the Authority to perform any covenant or obligation the non-performance of which is alleged in said notice to constitute a default in the name and stead of the Authority with full power to do any and all things and acts to the same extent that the Authority could do and perform any such things and acts and with power of substitution.

During the continuance of an Event of Default described in (A), (B), (C) or (D) above, unless the principal of all the Bonds shall have already become due and payable, the Trustee may, and upon the written request of the Holders of not less than sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Bonds at the time Outstanding, or upon the occurrence of an Event of Default described in (E) above, the Trustee shall, promptly upon such occurrence, by notice in writing to the Authority, the Company, the Subsidiary Guarantors and the Credit Provider (if applicable), declare the principal of all the Bonds then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Bonds contained to the contrary notwithstanding. Upon any such declaration, the Trustee shall promptly draw upon any then existing Letter of Credit in accordance with the terms thereof and apply the amount so drawn to pay the principal of and interest on the Bonds declared to be due and payable and shall take such enforcement action under the Loan Agreement and/or the Guaranty and/or the Collateral Trust Agreement as the Trustee shall deem appropriate. Interest on the Bonds shall cease to accrue as of the date of the declaration of acceleration. The Trustee shall promptly notify the Bondholders of the date of acceleration and the cessation of accrual of interest on the Bonds in the same manner as for a notice of redemption.

The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been declared due and payable because of the occurrence of a default specified in (A), (B), (C) or (D) above, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, and before any Letter of Credit has been drawn upon in accordance with its terms and honored, there shall have been deposited with the Trustee a sum sufficient to pay (with Available Moneys if a Letter of Credit is in effect) all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided in the Agreement, and the reasonable fees and expenses (including, without limitation, legal fees and expenses) of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured or adequate provision shall have been made therefor, then, and in every such case, the Holders of at least a majority in aggregate principal amount of the Bonds then Outstanding, by written notice to the Authority and to the Trustee, may, on behalf of the Holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon. Notwithstanding any other provision of this Indenture, but subject Section 8.1(A), the Trustee may not exercise any remedy in the event of an Event of Default under Section 7.1(A) through (D) hereof without the written consent of the Credit Provider, so long as a Letter of Credit is in effect and the Credit Provider has not wrongfully failed to make a payment thereunder; except that the Trustee may exercise any and all remedies under this Indenture and the Agreement (except as provided in the Agreement) to collect any fees, expenses (including, without limitation, legal fees and expenses) and indemnification from the Company without obtaining the consent of the Credit Provider.

Section 7.2 Institution of Legal Proceedings by Trustee. Subject to Section 7.1 hereof, if one or more of the Events of Default shall happen and be continuing, the Trustee in its discretion may, and upon the written request of the Holders of sixty-six and two-thirds percent (66 2/3%) in principal amount of the Bonds then Outstanding and upon being indemnified to its satisfaction therefor pursuant to Section 8.3(G) hereof shall, proceed to protect or enforce its rights or the rights of the Holders of Bonds under the Act or under this Indenture, the Agreement, the Guaranty, the Collateral Trust Agreement or any Letter of Credit by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein or therein, or in aid of the execution of any power herein or therein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder.

In the event that any assets forming part of the Trust Estate hereunder shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting such assets, the Trustee is hereby expressly authorized, in it sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

The parties hereby (i) irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in Dauphin County, Pennsylvania, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

Section 7.3 Application of Revenues and Other Funds After Default. If an Event of Default shall occur and be continuing, all Revenues and any other funds then held or thereafter received by the Trustee under any of the provisions of this Indenture (subject to Sections 5.7, 6.6 and 12.11 hereof and excluding Excluded Moneys) shall be promptly applied by the Trustee as follows and in the following order:

(A) To the payment of any expenses necessary in the opinion of the Trustee to protect the interests of the Holders of the Bonds and payment of reasonable fees, charges and expenses of the Trustee and the Authority (including reasonable fees and disbursements of its counsel) incurred in and about the performance of its powers and duties under this Indenture;

(B) To the payment of the principal of and interest then due on the Bonds (upon presentation of the Bonds to be paid, and stamping thereon of the payment if only partially paid, or surrender thereof if fully paid) subject to the provisions of this Indenture (including Section 6.2 hereof), as follows:

(1) Unless the principal of all of the Bonds shall have become or have been declared due and payable,

First: To the payment to the persons entitled thereto of all installments of interest then due in the order of the maturity of such installments, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the persons entitled thereto, without any discrimination or preference; and

Second: To the payment to the persons entitled thereto of the unpaid principal of any Bonds that shall have become due, whether at maturity or by call for redemption, with interest on the overdue principal at the rate borne by the Bonds, and, if the amount available shall not be sufficient to pay in full all the Bonds, together with such interest, then to the payment thereof ratably, according to the amounts of principal due on such date to the persons entitled thereto, without any discrimination or preference; or

(2) If the principal of all of the Bonds shall have become or have been declared due and payable, to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on the overdue principal at the rate borne by the Bonds, and, if the amount available shall not be sufficient to pay in full the whole amount so due and unpaid, then to the payment thereof ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or preference.

Whenever the principal (or redemption price) of, and interest on all Bonds have been paid under the provisions of this Section and all fees, expenses and charges of the Trustee have been paid, any balance remaining hereunder shall be paid in the following order (1) first, to the Credit Provider to the extent of any amounts due to the Credit Provider pursuant to the Reimbursement Agreement, (2) second, to the Authority in payment of any unpaid obligations of the Company to it, for Administrative Fees and Expenses as well as indemnities and other liabilities of the Company to the Authority with respect to the Bonds and (3) third, to the Company.

Section 7.4 Trustee to Represent Bondholders. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) as trustee and true and lawful attorney-in-fact of the Holders of the Bonds for the purpose of exercising and prosecuting on their behalf such rights and remedies as may be available to such Holders under the provisions of the Bonds, this Indenture, the Agreement, the Guaranty, the Collateral Trust Agreement any Letter of Credit, the Act and applicable provisions of any other law. Subject to Section 7.1 hereof, upon the occurrence and continuance of an Event of Default or other occasion giving rise to a right in the Trustee to represent the Bondholders, the Trustee in its discretion may, and upon the written request of the Holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Bonds then Outstanding, and upon being indemnified to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of the Holders by such appropriate action, suit, mandamus or other proceedings as it shall deem most effectual to protect and enforce any such right, at law or in equity, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable right or remedy vested in the Trustee or in the Holders under this Indenture, the Agreement, the Guaranty, the Collateral Trust Agreement, any Letter of Credit, the Act or any other law; and upon instituting such proceeding, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver of the Revenues and other assets pledged under this Indenture, pending such proceedings. All rights of action under this Indenture or the Bonds or otherwise may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit and protection of all the Holders of the Bonds, subject to the provisions of this Indenture (including Section 6.2 hereof).

Section 7.5 Bondholders’ Direction of Proceedings. Anything in this Indenture to the contrary notwithstanding, but subject to Sections 8.3(G) and 12.13, the Holders of fifty percent (50%) in aggregate principal amount of the Bonds then Outstanding shall have the right, by an instrument or concurrent instruments in writing executed and delivered to the Trustee, to direct the method of conducting all remedial proceedings taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unjustly prejudicial to Bondholders not parties to such direction or for which it has not been provided indemnity reasonably satisfactory to it. So long as a Letter of Credit is in effect and the Credit Provider has not wrongfully failed to make a payment thereunder, any references in this Section to the Holders of the Bonds shall mean the Credit Provider.

Section 7.6 Limitation on Bondholders’ Right to Sue. Subject to Section 7.1 hereof, no Holder of any Bond shall have the right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under this Indenture, the Agreement, the Guaranty, the Collateral Trust Agreement, any Letter of Credit, the Act or any other applicable law with respect to such Bond, unless (1) such Holder shall have given to the Trustee written notice of the occurrence of an Event of Default; (2) the Holders of not less than fifty percent (50%) in aggregate principal amount of the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in its own name; (3) subject to Section 8.3(G) hereof, such Holder or said Holders shall have tendered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and (4) the Trustee shall have refused or omitted to comply with such request for a period of sixty (60) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any Holder of Bonds of any remedy hereunder or under law; it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by such Holders’ action to affect, disturb or prejudice the security of this Indenture or the rights of any other Holders of Bonds, or to enforce any right under this Indenture, the Agreement, the Guaranty, the Collateral Trust Agreement, any Letter of Credit, the Act or other applicable law with respect to the Bonds, except in the manner herein provided, and that all proceedings at law or in equity to enforce any such right shall be instituted, had and maintained in the manner herein provided and for the benefit and protection of all Holders of the Outstanding Bonds, subject to the provisions of this Indenture (including Section 6.2 hereof).

Section 7.7 Limited; Absolute Obligation of Authority. Nothing in Section 7.6 or in any other provision of this Indenture (other than the provisions of Sections 12.1 and 12.14 which describe the limited nature of the Authority’s obligations hereunder), or in the Bonds, contained shall affect or impair the obligation of the Authority, which is limited, but otherwise absolute and unconditional, to pay the principal of and interest on the Bonds to the respective Holders of the Bonds at their date of maturity, or upon call for redemption, as herein provided, but only out of the Revenues and other assets herein pledged therefor, or affect or impair the right of such Holders, which is also absolute and unconditional, to enforce such payment by virtue of the contract embodied in the Bonds.

Section 7.8 Termination of Proceedings. In case any proceedings taken by the Trustee or any one or more Bondholders on account of any Event of Default shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee or the Bondholders, then in every such case the Authority, the Trustee and the Bondholders, subject to any determination in such proceedings, shall be restored to their former positions and rights hereunder, severally and respectively, and all rights, remedies, powers and duties of the Authority, the Trustee and the Bondholders shall continue as though no such proceedings had been taken.

Section 7.9 Remedies Not Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Holders of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy, to the extent permitted by law, shall be cumulative and in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Notwithstanding any other provision hereunder, the Trustee may proceed first against either the Subsidiary Guarantors or the Company in accordance with the terms of the Guaranty and/or the Loan Agreement, respectively, as the Trustee may deem appropriate.

Section 7.10 No Waiver of Default. No delay or omission of the Trustee or of any Holder of the Bonds to exercise any right or power arising upon the occurrence of any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustee or to the Holders of the Bonds may be exercised from time to time and as often as may be deemed expedient.

Section 7.11 Consent of Credit Provider To Defaults. This section shall apply only if a Letter of Credit is in effect. Notwithstanding any other provision of this Article VII, and subject to Section 8.3(G) and Section 8.6(B) hereof, so long as the Credit Provider is not continuing wrongfully to dishonor drawings under any Letter of Credit, no Event of Default shall be declared pursuant to Section 7.1(A) through (D) hereof (except in a case resulting from the failure of the Company to pay the Trustee’s fees and expenses or to indemnify the Trustee), nor any remedies exercised with respect to any Event of Default by the Trustee or by the Bondholders (except in a case resulting from the failure of the Company to pay the Trustee’s fees and expenses or to indemnify the Trustee) and no Event of Default under this Indenture shall be waived by the Trustee or the Bondholders to the extent it may otherwise be permitted hereunder, without, in any case, the prior written consent of the Credit Provider and, if applicable, written rescission by the Credit Provider of any notice of an event of default under the Reimbursement Agreement. No Event of Default can be waived, in any circumstance, unless the Trustee has received written notice from the Credit Provider that any Letter of Credit, if any, has been fully reinstated and is in full force and effect.

ARTICLE VIII

THE TRUSTEE, THE PAYING AGENT, THE BOND REGISTRAR,

THE TENDER AGENT, AND THE REMARKETING AGENT

Section 8.1 Duties, Immunities and Liabilities of Trustee.

(A) The Trustee and the Registrar shall, prior to an Event of Default, and after the curing of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in this Indenture. The Trustee shall, during the existence of any Event of Default (which has not been cured), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as prudent persons would exercise or use under the circumstances in the conduct of their own affairs. Notwithstanding any other provision of this Indenture, the Trustee shall perform all duties required of it hereunder.

No provision of this Indenture shall be construed to relieve the Trustee or the Registrar from liability for its breach of trust, willful misconduct, own grossly negligent action or its grossly own negligent failure to act, except that:

(1) Prior to such an Event of Default hereunder and after the curing of all Events of Default which may have occurred,

(i) the duties and obligations of the Trustee and the Registrar, as the case may be, shall be determined solely by the express provisions of this Indenture, the Trustee and Registrar, as the case may be, shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Registrar, as the case may be; and

(ii) in the absence of gross negligence or willful misconduct on the part of the Trustee or the Registrar, as the case may be, the Trustee or the Registrar, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinion furnished to the Trustee or the Registrar, as the case may be, conforming to the requirements of this Indenture; but in the case of any such certificate or opinion which by any provision hereof is specifically required to be furnished to the Trustee or the Registrar, as the case may be, the Trustee or the Registrar, as the case may be, shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Indenture; and

(2) At all times, regardless of whether or not any Event of Default shall exist,

(i) the Trustee and the Registrar shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee of the Trustee or the Registrar unless it shall be proved that the Trustee or the Registrar, as the case may be, was grossly negligent in ascertaining the pertinent facts; and

(ii) neither the Trustee nor the Registrar shall be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority, or such smaller or larger percentage as may be required hereunder, in aggregate principal amount of the Bonds at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Registrar, or exercising any trust or power conferred upon the Trustee or the Registrar under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee or the Registrar to expend or risk their own funds or otherwise incur individual financial liability in the performance of any of their duties or in the exercise of any of their rights or powers other than to notify the Authority that they intend to take no particular action or to notify the Bondholders that they will take no action, if they have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to them against such risk or liability is not reasonably assured to them. All indemnifications and releases from liability granted herein and under the Loan Agreement to the Trustee shall extend to the directors, officers, employees and agents of the Trustee.

(B) The Authority shall remove the Trustee at any time upon request of the Company, or if at any time requested to do so by an instrument or concurrent instruments in writing signed by the Holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding (or their attorneys duly authorized in writing) or if at any time the Authority shall receive notice from the Trustee or the Company that the Trustee shall have ceased to be eligible in accordance with subsection (E) of this Section, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or its property shall be appointed, or any public officer shall take control or charge of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in each case by giving written notice of such removal to the Trustee, and thereupon shall appoint, at the direction of the Company, a successor Trustee, who shall be acceptable to the Authority, by an instrument in writing.

(C) The Trustee may at any time resign by giving written notice of such resignation to the Company and the Authority and by giving the Bondholders notice of such resignation by mail at the addresses shown on the registration books maintained by the Trustee. Upon receiving such notice of resignation, the Authority shall promptly appoint, at the direction of the Company, a successor Trustee by an instrument in writing. The Trustee shall not be relieved of its duties until such successor Trustee has accepted appointment.

(D) Any removal or resignation of the Trustee pursuant to (B) or (C) above and appointment of a successor Trustee shall become effective only upon acceptance of appointment by the successor Trustee. If no successor Trustee shall have been appointed and have accepted appointment within thirty (30) days of giving notice of removal or notice of resignation as aforesaid, the resigning Trustee or any Bondholder (on behalf of itself and all other Bondholders) may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Trustee. Any successor Trustee appointed under this Indenture shall signify its acceptance of such appointment by executing and delivering to the Company, the Authority and to its predecessor Trustee a written acceptance thereof, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the moneys, estates, properties, rights, powers, trusts, duties and obligations of such predecessor Trustee, with like effect as if originally named Trustee herein; but, nevertheless at the written request of the Authority, the Company or the successor Trustee, such predecessor Trustee shall execute and deliver any and all instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to such successor Trustee all the right, title and interest of such predecessor Trustee in and to any property held by it under this Indenture and shall pay over, transfer, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth. Upon request of the Company or the successor Trustee (but at the expense of the Company), the Authority shall execute and deliver any and all instruments as may be reasonably required for more fully and certainly vesting in and confirming to such successor Trustee all such moneys, estates, properties, rights, powers, trusts, duties and obligations. Upon acceptance of appointment by a successor Trustee as provided in this subsection, such successor Trustee shall mail a notice of the succession of such Trustee to the trusts hereunder to each Rating Agency which is then rating the Bonds, to the Bondholders at the addresses shown on the registration books maintained by the Trustee, and to the Credit Provider.

(E) Any Trustee appointed under the provisions of this Section in succession to the Trustee shall be a trust company, bank or corporation having the powers of a trust company which either (i) has a combined capital and surplus of at least fifty million dollars ($50,000,000), and is subject to supervision or examination by federal or state authority or (ii) is a wholly-owned subsidiary of a bank, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (i). The successor Trustee shall not be a Disqualified Contractor as defined in the Commonwealth of Pennsylvania, Governor’s Office, Management Directive 215.9, titled “Contractor Responsibility Program.” If such bank, trust company or corporation publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this subsection (E), the Trustee shall resign immediately in the manner and with the effect specified in this Section. The Trustee or the bank, trust company or bank holding company of which the Trustee is a wholly-owned subsidiary shall have a rating of at least Moody’s “Baa/P-3,” or, if the Bonds are rated by S&P, an equivalent rating from S&P, or otherwise be acceptable to the Rating Agency then rating the Bonds.

(F) The Trustee is not responsible for effecting, maintaining or renewing any policies of insurance or for any representations regarding the sufficiency of any policy of insurance.

(G) At the written request of the Company, the Trustee will file, or cause to be filed, such continuation statements for UCC Financing Statements of which the Trustee has been provided a copy to the Company, if any, as may be required by the UCC in connection with the security granted hereby or by the Loan Agreement.

(H) Subject to the provisions of Sections 5.7 and 11.3 hereof, all moneys received by the Trustee and the Tender Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received and, except as provided below, need not be segregated from other funds. Moneys representing the proceeds of draws on any Letter of Credit or held in the Letter of Credit Account, all Available Moneys, all remarketing proceeds, all moneys being aged to become Available Moneys, all moneys held for the payment of particular Bonds and otherwise to the extent required by law or by this Indenture shall be held by the Trustee and the Tender Agent in separate and segregated accounts as provided herein. The Trustee and the Tender Agent shall be under no liability for interest on any moneys received by them hereunder except as provided in Section 5.6 hereof. Any moneys held by the Trustee or the Tender Agent shall be invested as provided in Section 5.6 hereof.

(I) The Trustee shall not be responsible for monitoring or reviewing the Company’s insurance or be obligated to file claims or proofs of loss in the case of insurance, or to pay taxes or assessments.

Section 8.2 Merger or Consolidation. Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be eligible under subsection (E) of Section 8.1, shall be the successor to such Trustee without the execution or filing of any paper or any further act, anything herein to the contrary notwithstanding. The Trustee shall provide written notice to the Authority and the Company and an accompanying certificate reflecting such eligibility and such merger.

Section 8.3 Liability of Trustee.

(A) The recitals of facts herein and in the Bonds contained shall be taken as statements of the Authority, and the Trustee shall assume no responsibility for the correctness of the same, or make any representations as to the validity or sufficiency of this Indenture or of the Bonds, except that the Trustee is authorized to enter into and is bound by this Indenture. In addition, the Trustee shall assume no responsibility with respect to this Indenture or the Bonds other than in connection with the duties or obligations assigned to or imposed upon the Trustee herein or in the Bonds. The Trustee shall, however, be responsible for its representations contained in its certificate of authentication on the Bonds. The Trustee shall not be liable in connection with the performance of its duties hereunder, except for its own gross negligence or willful misconduct. The Trustee may become the Holder of Bonds with the same rights it would have if it were not Trustee and, to the extent permitted by law, may act as depositary for and permit any of their officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Bondholders, whether or not such committee shall represent the Holders of a majority in principal amount of the Bonds then Outstanding.

The Trustee may execute any of the trusts or powers set forth herein and perform the duties required of it hereunder by or through attorneys, agents, or receivers, and shall be entitled to the advice of counsel selected by it concerning all matters of trusts and its duties herein. The Trustee shall not be responsible for the acts or omissions of any such attorneys, agents or receivers appointed with due care.

(B) The Trustee shall not be liable for any error of judgment made in good faith by a responsible officer, director or employee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(C) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than fifty percent (50%) in aggregate principal amount of the Bonds at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

(D) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Bondholders pursuant to the provisions of this Indenture unless such Bondholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(E) The Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(F) Except for Events of Default under Section 7.1(A) and (B), the Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder unless and until a responsible officer of the Trustee has actual knowledge thereof, or shall have received written notice thereof, at its Corporate Trust Office. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with the Bonds, or as to the existence of a default or Event of Default thereunder. The Trustee shall not be responsible for the validity or effectiveness of any collateral given to or held by it.

(G) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, other than to notify the Authority that it intends to take no particular action or to notify the Bondholders that it will take no action, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. The Trustee shall, however, in any case make drawings under a Letter of Credit as required by the terms hereof to pay principal and Purchase Price of, and interest on, the Bonds as they become due and shall accelerate the Bonds as required by this Indenture, notwithstanding anything to the contrary herein.

(H) The Trustee shall have no responsibility, opinion or liability with respect to any information statement or recital found in any Official Statement or other disclosure material, prepared or distributed with respect to the issuance of the Bonds, except for information provided by the Trustee.

(I) The Trustee shall have no responsibility for the use of Bond proceeds paid out in accordance with the terms of this Indenture.

(J) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(K) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder and under the Loan Agreement, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, as Tender Agent), and each agent, custodian and other Person employed to act hereunder.

(L) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(M) The permissive rights of the Trustee hereunder (in any of its capacities hereunder) shall not be construed as a duty.

(N) Unless otherwise expressly provided herein, any direction, certificate, certification, notice, instruction, agreement, order, evidence, notification, request, withdrawal of a request, or other communication to or for the Trustee (in any of its capacities hereunder) or the Tender Agent shall be made in writing.

(O) The Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions or performance or nonperformance of any other agreement, instrument or document other than this Indenture, the Loan Agreement and the Guaranty Agreement, whether or not an original or copy of such agreement has been provided to the Trustee.

(P) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company or the Authority or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee may assume performance by all such Persons of their respective obligations. The Trustee shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.

(Q) The Trustee shall be entitled to request and receive written instructions from the Authority or the Company and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of such party.

(R) The Trustee may, at the expense of Company, request, rely on and act in accordance with officer’s certificates and/or opinions of counsel, and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such officer’s certificates and opinions of counsel.

(S) The Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Trustee pursuant to this Indenture or (ii) enable the Trustee to exercise and enforce its rights under this Indenture with respect to such pledge and security interest. In addition, the Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Company or the Authority in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Trust Estate or the perfection and priority of such security interest.

(T) Notwithstanding anything to the contrary herein, the Trustee shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held pursuant to this Indenture or any income earned thereon, except for the delivery and filing of tax information reporting forms required to be delivered and filed with the Internal Revenue Service.

Section 8.4 Right of Trustee to Rely on Documents. Subject to the standard of care stated herein, the Trustee shall be fully protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with counsel of its selection, who may be counsel of or to the Authority or the Company, with regard to legal questions, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith.

The Trustee shall not be bound to recognize any person as the Holder of a Bond unless and until such Bond is submitted for inspection, if required, and its title thereto is satisfactorily established, if disputed.

Whenever in the administration of the trusts imposed upon it by this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate of the Authority, and such Certificate shall be sufficient justification for the Trustee for any action taken or suffered in good faith under the provisions of this Indenture in reliance upon such Certificate, but in its discretion the Trustee may, in lieu thereof, accept other evidence of such matter or may require such additional evidence as it may deem reasonable.

Section 8.5 Preservation and Inspection of Documents. All documents received by the Trustee under the provisions of this Indenture shall be retained in its possession and shall be subject at all reasonable times to the inspection of the Authority, the Company and any Bondholder and their agents and representatives duly authorized in writing, at reasonable hours and under reasonable conditions.

Section 8.6 Compensation and Indemnification.

(A) The Trustee, the Tender Agent and the Registrar shall be entitled to compensation as agreed to in writing from time to time between the Trustee (or the Tender Agent or the Registrar, as the case may be) and the Company for all services rendered by them in the execution of the trusts created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Authority will require the Company to pay or reimburse the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, upon its request for reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its intentional misconduct or gross negligence. Pursuant to the Loan Agreement, the Company has indemnified the Trustee, the Tender Agent, the Paying Agent and the Registrar, as the case may be, for, and to hold it harmless against, any loss, liability, expense or advance incurred or made without intentional misconduct or gross negligence on the part of the Trustee, the Tender Agent, the Paying Agent or the Registrar, as the case may be, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises (including reasonable attorneys’ fees and expenses). Notwithstanding the foregoing, the Trustee shall, unless provided otherwise under the terms of this Indenture, make timely payments of principal of and interest on the Bonds with moneys on deposit in the Bond Fund as provided herein, shall make timely draws on any Letter of Credit as provided herein and shall accelerate the payment of principal on the Bonds when required by this Indenture without, unless provided otherwise under the terms of this Indenture, seeking any prior indemnification from the Subsidiary Guarantors, the Company or any Bondholder. The rights of the Trustee, the Tender Agent, the Paying Agent and the Registrar to compensation for their services and to payment or reimbursement for expenses (including legal fees and expenses), disbursements, liabilities and advances shall have priority over the Bonds in respect of all property and funds held or collected by the Trustee as such, except for moneys held in the Rebate Fund, proceeds of a drawing under any Letter of Credit or held in the Letter of Credit Account, Available Moneys, moneys being aged to become Available Moneys, remarketing proceeds, and other funds held in trust by the Trustee or the Tender Agent, as the case may be, for the benefit of the Holders of particular Bonds, including, without limitation, (i) moneys or securities held pursuant to Article XI hereof; and (ii) moneys or securities held for the payment of Bonds upon maturity or redemption and prior to the presentation of such Bonds.

(B) The Trustee shall be under no obligation to institute any suit or take any remedial proceeding under this Indenture, or to enter any appearance in or in any way defend any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the exercise of any rights or powers hereunder at the request, order or direction of any Holders of Bonds or otherwise (except declaring the principal of and interest on the Bonds to be due immediately under Section 7.1, drawing on any Letter of Credit, or making payment when due on the Bonds) until it shall be indemnified to its satisfaction against any and all reasonable costs and expenses, outlays, and counsel fees and other disbursements and against all liability not due to its gross negligence or willful misconduct, provided, however, that if the Trustee intends to seek indemnification pursuant to this Section 8.6 prior to instituting any such action it shall so inform the Holders (as appropriate), the Authority and the Credit Provider as soon as possible and provided further that the Company shall not be liable for any settlement of any such action without its consent, which consent shall not be unreasonably withheld.

Section 8.7 Paying Agent. The Authority, at the direction and expense of the Company, shall appoint and at all times have a Paying Agent in such cities as the Authority deems desirable, for the payment of the principal (or redemption price) of, and the interest on and Purchase Price of, the Bonds. The Trustee will not be responsible for the failure of the Credit Provider or any other party to make funds available to the Trustee or Paying Agent. The Trustee is the initial Paying Agent. If the Paying Agent is any entity other than the Trustee, it shall be subject to the same standards applicable to the Trustee as set forth in this Indenture.

Section 8.8 Direction of the Company. Whenever after a reasonable written request by the Company, and if the Company is not in default under the Loan Agreement, the Authority shall without justification fail, refuse or neglect to give any written direction to the Trustee or to require the Trustee to take any action which the Authority is required to have the Trustee take pursuant to the provisions of the Loan Agreement or this Indenture, the Company, on behalf of the Authority, may give any such written direction to the Trustee or require the Trustee to take any such action (so long as such action does not adversely impair the rights of the Authority, the Trustee and the Bondholders hereunder or conflict with the terms of this Indenture), and the Trustee is hereby irrevocably empowered and directed to accept such written direction from the Company as sufficient for all purposes of this Indenture, provided the Trustee receives indemnity satisfactory to it. The Company shall act reasonably and no action of the Company shall create any liability of the Authority, including any liability with respect to payment of the Bonds (except to the limited extent provided in this Indenture). The Company shall have the right, on behalf of the Authority, to cause the Trustee to comply with any of the Trustee’s obligations under this Indenture to the same extent that the Authority is empowered so to do.

Certain actions or failures to act by the Authority under this Indenture may create or result in an Event of Default under this Indenture, and the Company, on behalf of the Authority, may (but shall not be obligated to), to the extent permitted by law, perform any and all acts or take such action (so long as such action does not adversely impair the rights of the Authority, the Trustee and the Bondholders hereunder or conflict with the terms of this Indenture) as may be necessary for and on behalf of the Authority to prevent or correct said Event of Default, and the Trustee shall take or accept such performance by the Company as performance by the Authority in such event provided the Trustee receives indemnity satisfactory to it; provided, however, that the foregoing shall not extend the time for performance required hereby.

The Authority hereby authorizes the Company to give all directions, do all things and perform all acts provided, and to the extent so provided, by this Section. The Company shall act reasonably pursuant to such authorization, and no action of the Company thereunder shall create any liability of the Authority, including any liability with respect to payment of the Bonds (except as otherwise provided in this Indenture).

Section 8.9 Notices to Rating Agency and Credit Provider. The Trustee shall provide the Rating Agency and the Credit Provider with prior written notice (to the extent the Trustee has received prior notice) upon the occurrence of: (i) the provision, expiration, termination or extension of any Letter of Credit; (ii) the discharge of liability on the Bonds pursuant to Section 11.2 hereof; (iii) the resignation or removal of the Trustee, Tender Agent, or Remarketing Agent; (iv) acceptance of appointment as successor Trustee, Tender Agent, or Remarketing Agent hereunder; (v) the redemption of all or any portion of the Bonds; (vi) conversion to a new Interest Rate Period; (vii) a material change in this Indenture, the Agreement, the Guaranty or any Letter of Credit; and (viii) when the Bonds are no longer Outstanding. The Trustee shall also provide notice (in word searchable PDF format) in a timely manner (but not later than ten (10) Business Days after the occurrence of the event) to the MSRB via the EMMA system, of the following events: (1) an Event of Default under Section 7.1(A) or (B); (2) the delivery of a Letter of Credit or Alternate Letter of Credit; (3) redemption of all or a portion of the Bonds; (4) the discharge of liability on the Bonds pursuant to Section 11.2; (5) a change in the rating of the Bonds (but only if the Trustee has received notice thereof); and (6) a change of name of the Trustee or the appointment of a successor or additional trustee. The Trustee shall also notify any Rating Agency of any changes to any of the documents to which the Trustee is a party, upon its receipt of notification of any such changes. The Trustee shall not be liable to any party for money damages for failure to give notice as provided in this Section but may be subject to an action seeking specific performance of its obligations specified herein.

Section 8.10 Duties of Remarketing Agent. The Company hereby appoints BofA Securities, Inc. as the initial Remarketing Agent for the Bonds. The Remarketing Agent shall designate to the Trustee and the Authority its principal office and signify its acceptance of the duties and obligations imposed on it hereunder by a written instrument of acceptance delivered to the Company, the Authority and the Trustee under which the Remarketing Agent will agree to perform the obligations of the Remarketing Agent set forth herein and under which the Remarketing Agent will agree to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, any Credit Provider and the Company at all reasonable times. The Remarketing Agent shall determine the interest rates on the Bonds and perform the other duties provided for in Section 2.3 and shall remarket Bonds as provided in Section 4.7 hereof. The Remarketing Agent shall hold all moneys delivered to it in trust in non-commingled funds for the benefit of the person or entity which shall have so delivered such moneys until such moneys are delivered to the Trustee as provided herein. The Remarketing Agent may for its own account or as broker or agent for others deal in Bonds and may do anything any other Holder may do to the same extent as if the Remarketing Agent were not serving as such.

Section 8.11 Eligibility of Remarketing Agent; Replacement.

(A) Any successor Remarketing Agent shall be (i) an investment bank that is a member of the Financial Industry Regulatory Authority, Inc. having a capitalization of at least $20,000,000 as shown in its most recent annual report or (ii) a commercial bank or trust company having a capitalization of at least $100,000,000 as shown in its most recent published annual report, organized and doing business under the laws of the United States or any state or the District of Columbia. The Remarketing Agent or its parent shall have a rating of at least Moody’s “Baa/P-3,” or, if the Bonds are rated by S&P, an equivalent rating from S&P, or be approved by each Rating Agency. The initial Remarketing Agent shall be BofA Securities, Inc.

(B) The Remarketing Agent may resign by notifying the Authority, the Trustee, the Tender Agent, the Company and the Credit Provider at least thirty (30) days before the effective date of such resignation. The Company may remove the Remarketing Agent at any time at its own discretion and appoint a successor, who shall be acceptable to the Authority, by notifying the Remarketing Agent, the Credit Provider, the Authority and the Trustee at least thirty (30) days’ before the effective date of such removal. No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee.

(C) The Company, at its option, may appoint to serve with the Remarketing Agent, one or more co-Remarketing Agents, who shall be acceptable to the Authority; provided that all interest rate determinations shall have been made by the Remarketing Agent and not a co-Remarketing Agent. In the event of appointment of a co-Remarketing Agent, any such Remarketing Agent shall be subject to this Section and Sections 8.10, 8.12 and 8.20 hereof.

Section 8.12 Compensation of Remarketing Agent. The Remarketing Agent shall not be entitled to any compensation from the Authority or the Trustee but, rather, shall only be entitled to compensation from the Company as the Company and the Remarketing Agent shall from time to time agree in writing for any services rendered by the Remarketing Agent hereunder.

Section 8.13 Appointment and Duties of Tender Agent. The Authority hereby appoints the Trustee as initial Tender Agent. The Tender Agent shall designate its principal office and signify its acceptance of all of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee, the Credit Provider and the Remarketing Agent. The Tender Agent shall perform the duties provided for in this Indenture and in exercising such duties shall be entitled to the same rights and immunities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for gross negligence or willful misconduct. Notwithstanding any provision in this Indenture to the contrary, the Tender Agent shall not be responsible for any misconduct or negligence on the part of any agent, correspondent, attorney or receiver appointed with due care by it hereunder.

Section 8.14 Eligibility of Tender Agent; Replacement. The Tender Agent and any successor to the Tender Agent shall be a corporation, bank or trust company organized and doing business under the laws of the United States, any state or the District of Columbia and shall either (i) have a combined capital and surplus of at least fifty million dollars ($50,000,000), and be subject to supervision or examination by federal or state authority or (ii) be a wholly-owned subsidiary of a bank, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (i) and shall not be a Disqualified Contractor. If such corporation, bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such corporation, bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. At all times when the Bonds are not Book-Entry Bonds the Tender Agent shall have an office or agency for servicing the Bonds in New York, New York. The Tender Agent or the bank, trust company or bank holding company of which the Tender Agent is a wholly-owned subsidiary shall have a rating of at least Moody’s “Baa3/P-3,” or, if the Bonds are rated by S&P, an equivalent rating from S&P, or be approved by the Rating Agency.

The Tender Agent may resign by notifying the Authority, the Company, the Trustee, the Credit Provider, the Remarketing Agent and the Bondholders at least thirty (30) days before the effective date of such resignation. The Trustee, at the direction of the Company, may remove the Tender Agent and appoint a successor by notifying the Tender Agent, the Remarketing Agent, the Credit Provider and the Authority. No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee and the predecessor Tender Agent.

In the event of the resignation or removal of the Tender Agent, such Tender Agent shall pay over, assign and deliver any moneys held by it as Tender Agent to its successor, or if there is no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of Tender Agent, the Trustee shall act as such Tender Agent to the extent it has operational capacity to perform such tasks.    If no successor Tender Agent shall have been appointed and have accepted appointment within thirty (30) days of giving notice of removal or notice of resignation as aforesaid, the resigning Tender Agent or any Bondholder (on behalf of itself and all other Bondholders) may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Tender Agent, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Tender Agent.

Section 8.15 Compensation of Tender Agent. The Tender Agent shall not be entitled to any compensation from the Authority, the Remarketing Agent or the Trustee but, rather, shall only be entitled to compensation from the Company as the Company and the Tender Agent (or the Trustee on its behalf) shall from time to time agree in writing for any services rendered by the Tender Agent hereunder.

Section 8.16 Appointment and Duties of Bond Registrar. The Authority hereby designates the Trustee as initial Bond Registrar, provided that the Tender Agent shall act as co-Bond Registrar with respect to Bonds tendered pursuant to Sections 2.4 and 4.6 hereof.

The Bond Registrar shall not be entitled to any compensation from the Authority, the Remarketing Agent, or the Trustee but, rather, shall only be entitled to compensation from the Company as the Company and the Bond Registrar (or the Trustee on its behalf) shall from time to time agree in writing for all services rendered by the Bond Registrar hereunder.

Section 8.17 Eligibility of Bond Registrar. A Bond Registrar appointed pursuant to this Indenture shall be a corporation organized and doing business under the laws of the United States or any state or the District of Columbia, subject to supervision or examination by federal or state authorities and shall either (i) have a combined capital and surplus of at least fifty million dollars ($50,000,000), and be subject to supervision or examination by federal or state authority or (ii) be a wholly-owned subsidiary of a bank, trust company or bank holding company meeting, on an aggregate basis, the tests set out in clause (i) and shall not be a Disqualified Contractor. If such corporation, bank or trust company publishes a report of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority above referred to, then for the purpose of this subsection the combined capital and surplus of such corporation, bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 8.18 Bond Registrar’s Performance of Duties. The Bond Registrar shall perform the duties provided for in this Indenture and in exercising such duties shall be entitled to the same rights and immunities applicable to the Trustee as set forth in this Indenture and shall not be liable for any action or omission to act except for gross negligence or willful misconduct.

Section 8.19 Replacement of Bond Registrar. The Bond Registrar may resign by notifying the Authority, the Trustee, the Credit Provider and the Company at least thirty (30) days before the effective date of such resignation. The Authority, at the direction and expense of the Company, may remove the Bond Registrar and appoint a successor, who shall be acceptable to the Authority, by notifying the Bond Registrar, the Remarketing Agent, the Credit Provider and the Trustee. No resignation or removal shall be effective until the successor has delivered an acceptance of its appointment to the Trustee and the predecessor Bond Registrar. If no successor Bond Registrar shall have been appointed and have accepted appointment within thirty (30) days of giving notice of removal or notice of resignation as aforesaid, the resigning Bond Registrar or any Bondholder (on behalf of itself and all other Bondholders) may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Bond Registrar, and such court may thereupon, after such notice (if any) as it may deem proper, appoint such successor Bond Registrar.

In the event of the resignation or removal of the Bond Registrar, such Bond Registrar shall pay over, assign and deliver any moneys held by it as Bond Registrar to its successor, or if there is no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of Bond Registrar, the Trustee shall act as such Bond Registrar to the extent it has operational capacity to perform such tasks.

Section 8.20 Successor Remarketing Agent by Merger. If the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all its assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if otherwise eligible to serve hereunder, be the successor Remarketing Agent.

ARTICLE IX

THE AUTHORITY

Section 9.1 Representations by the Authority. The Authority represents and warrants to the Trustee and the Owners of the Bonds that:

(A) The Authority is duly organized under the Act and has the power to (1) enter into this Indenture and the Agreement, (2) issue the Bonds for the purpose of financing the Project and (3) carry out its other obligations in connection therewith pursuant to this Indenture and the Agreement. The facilities to be financed with the proceeds of the Bonds constitute facilities authorized to be financed under the Act and in furtherance of the purposes for which the Authority was organized.

(B) The Authority (1) has duly authorized (i) the execution and delivery of this Indenture and the Agreement, (ii) the performance of its obligations hereunder and thereunder, (iii) the issuance of the Bonds and (iv) the sale of the Bonds; and (2) simultaneously with the execution and delivery of this Indenture, has duly executed and delivered this Indenture and the Agreement and issued and sold the Bonds.

(C) The Authority is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money and is not in default under any instrument under or subject to which any indebtedness for borrowed money has been incurred and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

(D) The Authority is not (1) in violation of the Act or any other existing federal or Commonwealth law, rule or regulation applicable to it or (2) in default under any indenture, mortgage, deed of trust, lien, lease, contract, note, order, judgment, decree or other agreement, instrument or restriction of any kind to which any of its assets are subject. The execution and delivery by the Authority of this Indenture, the Agreement and the Bonds and the compliance with the terms and conditions thereof will not conflict with or result in the breach of or constitute a default under any of the above described documents or other restrictions.

(E) No further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is required in connection with (1) the issuance and delivery of the Bonds by the Authority, (2) the execution or delivery of or compliance by the Authority with the terms and conditions of this Indenture, the Agreement or the Bonds or (3) the assignment and pledge by the Authority pursuant to this Indenture of its rights under the Agreement and the payments thereunder by the Company, as security for payment of the principal (or redemption price) and Purchase Price of, and interest on the Bonds. The consummation by the Authority of the transactions set forth in the manner and under the terms and conditions as provided herein complies with all state, local or federal laws and any rules and regulations promulgated thereunder.

(F) Notwithstanding anything herein to the contrary, any obligation the Authority may incur hereunder in connection with the issuance of the Bonds shall not be deemed to constitute a general obligation of the Authority but shall be payable solely from the payments received under the Agreement and the security therefor. Neither the Agreement nor any payments to be received by the Authority pursuant to the Agreement have been pledged or mortgaged other than as provided in this Indenture.

(G) No litigation, inquiry or investigation of any kind in or by any judicial or administrative court or agency is pending or, to its knowledge, threatened against the Authority with respect to (1) the organization and existence of the Authority, (2) its authority to execute or deliver this Indenture, the Agreement or the Bonds or to finance the Project, (3) the validity or enforceability of any of such instruments or the transactions contemplated hereby or thereby, (4) the title of any officer of the Authority who executed such instruments, or (5) any authority or proceedings related to the execution and delivery of such instruments on behalf of the Authority. No such authority or proceedings have been repealed, revoked, rescinded or amended and all are in full force and effect.

(H) The Authority hereby finds that the Project is advisable and in furtherance of the purposes for which the Authority was organized and will serve the purposes of the Act.

(I) THE AUTHORITY MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE HABITABILITY THEREOF; THE MERCHANTABILITY OR FITNESS THEREOF FOR ANY PARTICULAR PURPOSES; THE DESIGN OR CONDITION THEREOF; THE WORKMANSHIP, QUALITY, OR CAPACITY THEREOF; LATENT DEFECTS THEREIN; THE VALUE THEREOF; FUTURE PERFORMANCE OR THE COMPLIANCE THEREOF WITH ANY LEGAL REQUIREMENTS.

Section 9.2 Limited Obligation. Under no circumstances shall the Authority be obligated directly or indirectly to pay principal (or redemption price) of, or interest on the Bonds, or expenses of operation, maintenance and upkeep of the Project, except from Bond proceeds or from funds received under this Indenture, exclusive of funds received hereunder by the Authority for its own use. This Indenture does not create any debt of the Commonwealth or any political subdivision thereof with respect to the Project, other than a special obligation of the Authority pursuant to the Act. Nothing contained herein shall in any way obligate the Commonwealth or any political subdivision thereof, to raise any money by taxation or use other public funds for any purpose in relation to the Project. Neither the Commonwealth nor any political subdivision thereof, including the Authority, shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Project except (i) from moneys received or to be received under the provisions hereof or derived from the exercise of the Authority’s rights hereunder, other than moneys received for its own purposes, or (ii) as may be required by law other than the provisions of the Act. Nothing contained in this Indenture shall be construed to require or authorize the Authority to operate the Project itself or to conduct any business enterprise in connection therewith.

THE BONDS, AND THE INTEREST THEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR PLEDGE OF THE FAITH AND CREDIT OR TAXING POWER OF THE COMMONWEALTH OR ANY SUBDIVISION THEREOF. NEITHER THE COMMONWEALTH NOR ANY POLITICAL SUBDIVISION THEREOF SHALL BE OBLIGATED TO PAY THE PRINCIPAL (OR REDEMPTION PRICE) OF, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES AND MONIES PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF PRINCIPAL (OR REDEMPTION PRICE) OF, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO.

Section 9.3 Exempt from Individual Liability. No recourse shall be had for the payment of the principal (or redemption price) of, or interest on, any of the Bonds or for any claim based thereon or upon any obligation, provision, covenant or agreement contained in this Indenture, against any past, present or future director, trustee, officer, official, employee or agent of the Authority, or any director, trustee, officer, official, employee or agent of any successor to the Authority, as such, either directly or through the Authority or any successor to the Authority, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such director, trustee, officer, official, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of any of the Bonds. Neither the officers of the Authority nor any person executing the Bonds shall be personally liable on the Bonds or be subject to any accountability by reason of the issuance thereof.

Section 9.4 Rights and Duties of the Authority.

(A) Remedies of the Authority. Notwithstanding any contrary provision in this Indenture, the Authority shall have the right to take any action or make any decision with respect to proceedings for indemnity against the liability of the Authority and for collection or reimbursement from sources other than moneys or property held under this Indenture and the Agreement. The Authority may enforce its rights under this Indenture or under the Agreement which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Company of its obligations to the Authority under this Indenture and the Agreement, including court costs, reasonable attorney’s fees and other costs and expenses incurred in enforcing such obligations.

(B) Limitations on Actions. The Authority shall not be required to monitor the financial condition of the Company, the investment or expenditure of Bond proceeds, or the physical condition of the Project and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder. The Authority shall not be required to take notice of any breach or default except when given notice thereof by the Trustee or the Bondholders, as the case may be. The Authority shall not be required to take any action unless indemnity reasonably satisfactory to it is furnished for expenses or liability to be incurred therein, it being understood and agreed that pursuant to Section 9.3 of the Agreement the Company has provided such indemnity. The Authority, upon written request of the Bondholders or the Trustee, and upon receipt of reasonable indemnity for expenses or liability, shall cooperate to the extent reasonably necessary to enable the Trustee to exercise any power granted to the Trustee by this Indenture. The Authority shall be entitled to reimbursement pursuant to Section 9.5 to the extent that it acts without previously obtaining full indemnity.

(C) Responsibility. The Authority shall be entitled to the advice of counsel (who may be counsel for any party or for any Bondholder) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Authority may rely conclusively on any notice, certificate or other document furnished to it under this Indenture or the Agreement and reasonably believed by it to be genuine. The Authority shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it and reasonably believed to be beyond such discretion or power, or taken by it pursuant to any direction or instruction by which it is governed under this Indenture or the Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action under this Indenture or the Agreement, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment, consent or other action by the Authority is called for by this Indenture or the Agreement, the Authority may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof. The Authority shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person or entity except by its own directors, officers and employees. No recourse shall be had by the Company, the Trustee or any Bondholder for any claim based on this Indenture or the Agreement or the Bonds against any director, officer, employee or agent of the Authority unless such claim is based upon the gross negligence or willful misconduct, fraud, intentional misconduct or deceit of such person. No covenant, obligation or agreement of the Authority contained in this Indenture or the Agreement shall be deemed to be a covenant, obligation or agreement of any present or future director, officer, employee or agent of the Authority in his individual capacity, and no person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 9.5 Expenses of the Authority. Except to the extent paid or reimbursed from the Project Fund, the Company shall pay when due the Authority’s fees and expenses in accordance with Section 4.2(e) of the Agreement and shall prepay or reimburse the Authority within thirty (30) days after notice for all expenses (including reasonable attorney’s fees) incurred by the Authority in connection with the issuance and carrying of the Bonds and all expenses reasonably incurred or advances reasonably made in the exercise of the Authority’s rights or the performance of its obligations hereunder. Any fees, expenses, reimbursements or other charges which the Authority may be entitled to receive from the Company hereunder, if not paid when due, shall bear interest at the rate of 5% per annum, and if not paid within sixty (60) days, shall bear interest at the rate of 12% per annum.

Section 9.6 Matters to be Considered by Authority. In approving, concurring in or consenting to action or in exercising any discretion or in making any determination under this Indenture or the Agreement, the Authority may consider the interests of the public, which shall include the anticipated effect of any transaction on tax revenues and employment, as well as the interests of the other parties hereto and the Bondholders; provided, however, nothing herein shall be construed as conferring on any person other than the other parties and the Bondholders any right to notice, hearing or participation in the Authority’s consideration, and nothing in this section shall be construed as conferring on any of them any right additional to those conferred elsewhere herein. Subject to the foregoing, the Authority will not unreasonably withhold any approval or consent to be given by it hereunder.

Section 9.7 Actions by Authority.

(A) Any action which may be taken by the Authority hereunder shall be deemed sufficiently taken if taken on its behalf by its Chairman or its Executive Director or by any other member, officer or agent whom it may designate from time to time.

(B) In the event there is no Authority or the Authority lacks legal capacity to give consent or take other action under this Agreement, the Trustee shall act in the place of the Authority subject to the provisions hereof, other than Section 9.4, which would have been applicable to action by the Authority.

Section 9.8 Recordings and Filings. At the expense of the Company, the Authority will cooperate with the Company in the Company’s performing the Company’s obligation to cause this Indenture, and any related instruments or documents relating to the assignment made by it under this Indenture to secure the Bonds, to be recorded and filed in the manner and in the places which may be required by law in order to preserve, perfect and protect fully the security of the Bondholders and the rights of the Trustee hereunder.

ARTICLE X

MODIFICATION OR AMENDMENT OF THE INDENTURE, THE AGREEMENT AND THE GUARANTY

Section 10.1 Amendments Permitted.

(A) Except as provided in subsection (B), this Indenture and the rights and obligations of the Authority and of the Holders of the Bonds and of the Trustee may be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Authority and the Trustee may enter into when the written consent of any Credit Provider, if applicable, or the Holders of a majority in aggregate principal amount of all Bonds then Outstanding shall have been filed with the Trustee. No such modification or amendment shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or extend the time of payment, or extend the time of payment of interest thereon, or change the method of computing the rate of interest thereon or create a privilege or priority of any Bond of a particular subseries over any other Bond of such subseries, in each case, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or permit the creation of any lien on the Revenues and other assets pledged under this Indenture prior to or on a parity with the lien created by this Indenture, or deprive the Holders of the Bonds of the lien created by this Indenture on such Revenues and other assets (except as expressly provided in this Indenture), without the consent of the Holders of all of the Bonds (or applicable subseries thereof) then Outstanding. It shall not be necessary for the consent of the Bondholders to approve the particular form of any Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof. Promptly after the execution by the Authority and the Trustee of any Supplemental Indenture pursuant to this subsection (A), the Trustee shall mail a notice (prepared by and at the expense of the Company), setting forth in general terms the substance of such Supplemental Indenture, to each Rating Agency then rating the Bonds and the Holders of the Bonds at the addresses shown on the registration books of the Trustee. Any failure to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

(B) This Indenture and the rights and obligations of the Authority, of the Trustee and of the Holders of the Bonds may also be modified or amended from time to time and at any time by an indenture or indentures supplemental hereto, which the Authority and the Trustee may enter into without the consent of any Bondholders, but only to the extent permitted by law and after receipt of an Opinion of Counsel that the provisions of such Supplemental Indenture do not materially adversely affect the interests of the Holders of the Bonds, including, without limitation, for any one or more of the following purposes:

(1) to add to the covenants and agreements of the Authority in this Indenture other covenants and agreements thereafter to be observed, to pledge or assign additional security for the Bonds, or to surrender any right or power herein reserved to or conferred upon the Authority;

(2) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing or correcting any defective provision, contained in this Indenture, or in regard to matters or questions arising under this Indenture, as the Authority may deem necessary or desirable and not inconsistent with this Indenture, including amendments pursuant to Section 2.3(G)(3) hereof;

(3) to modify, amend or supplement this Indenture in such manner as to permit the qualification hereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, and to add such other terms, conditions and provisions as may be permitted by said act or similar federal statute;

(4) to conform to the terms and provisions of any Letter of Credit or Alternate Letter of Credit or to obtain a rating on the Bonds; or

(5) to modify, alter, amend or supplement this Indenture in any other respect, including amendments that would otherwise be described in Section 10.1(A) hereof, if the effective date of such Supplemental Indenture is a date on which all Bonds affected thereby are subject to mandatory tender for purchase pursuant to Section 4.6 or if notice by mail of the proposed Supplemental Indenture is given to holders of the affected Bonds at least thirty (30) days before the effective date thereof and, on or before such effective date, such Bondholders have the right to demand purchase of their Bonds pursuant to Section 2.4(A) hereof.

(C) The Trustee may in its discretion, but shall not be obligated to, enter into any such Supplemental Indenture authorized by subsections (A) and (B) of this Section which materially adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. All fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred by the Trustee in connection with any amendment, modification or supplement shall be paid by the Company.

(D) Anything herein to the contrary notwithstanding, a supplemental indenture under this Section shall not become effective unless and until the Company shall have consented thereto in writing.

(E) Anything herein to the contrary notwithstanding, any modifications or amendments to this Indenture or the Agreement that require the consent of Holders of the Bonds shall be deemed to mean only those Holders of the Bonds of one or more subseries that are affected by such modification or amendment.

(F) Anything herein to the contrary notwithstanding, before the Authority shall execute any Supplemental Indenture pursuant to this Section 10.1 there shall have been filed an Approving Opinion with the Trustee.

Section 10.2 Effect of Supplemental Indenture. Upon the execution of any Supplemental Indenture pursuant to this Article, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Authority, the Trustee and all Holders of Bonds Outstanding shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such Supplemental Indenture shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Any such Supplemental Indenture shall comply with the terms of this Article X, and the Trustee may conclusively rely on an Opinion of Counsel that the Supplemental Indenture complies with the provisions therein.

Section 10.3 Endorsement of Bonds; Preparation of New Bonds. Bonds delivered after the execution of any Supplemental Indenture pursuant to this Article may, and if the Trustee so determines shall, bear a notation by endorsement or otherwise in form approved by the Authority and the Trustee as to any modification or amendment provided for in such Supplemental Indenture, and, in that case, upon demand of the Holder of any Bond Outstanding at the time of such execution and presentation of such Holder’s Bond for the purpose at the office of the Trustee or at such additional offices as the Trustee may select and designate for that purpose, a suitable notation shall be made on such Bond. If the Supplemental Indenture shall so provide, new Bonds so modified as to conform, in the opinion of the Authority and the Trustee, to any modification or amendment contained in such Supplemental Indenture, shall be prepared (at the expense of the Company) and executed by the Authority and authenticated by the Trustee, and upon demand of the Holders of any Bonds then Outstanding shall be exchanged at the Corporate Trust Office of the Trustee in Harrisburg, Pennsylvannia, without cost to any Bondholder, for Bonds then Outstanding, upon surrender for cancellation of such Bonds, in equal aggregate principal amounts.

Section 10.4 Amendment of Particular Bonds. The provisions of this Article shall not prevent any Bondholder from accepting any amendment as to the particular Bonds held by it, provided that due notation thereof is made on such Bonds.

Section 10.5 Amendment of Agreement or Guaranty. The Authority shall not amend, modify or terminate any of the terms of the Agreement, or consent to any such amendment, modification or termination, without the prior written consent of the Trustee, not to be withheld if the conditions in the following sentence are satisfied, and the Credit Provider, if any. The Trustee shall give such written consent if, and only if (1) in the Opinion of Counsel, such amendment, modification or termination could not reasonably be expected to materially adversely affect the interests of the Holders of the Bonds affected thereby or result in any material impairment of the security hereby given for the payment of the Bonds affected thereby, or (2) the Trustee first obtains the written consent of the Holders of a majority in principal amount of the Bonds affected thereby then Outstanding to such amendment, modification or termination, provided that no such amendment, modification or termination shall reduce the amount of Loan Payments, Purchase Price Payments, Change of Control Payments or Asset Disposition Payments to be made by the Company pursuant to the Agreement, or extend the time for making such payments, without the written consent of all of the Holders of the Bonds affected thereby then Outstanding. The Trustee shall be entitled to rely conclusively upon an Opinion of Counsel with respect to the effect of any amendments hereto or to the Agreement.

The Trustee shall not amend, modify or terminate any of the terms of the Guaranty except in accordance with this section and upon the receipt of an Opinion of Counsel addressed to the Trustee with a copy to be delivered to the Authority to the effect that such amendment, modification or termination will not adversely affect the interests of the Bondholders or tax-exempt status of the Bonds.

ARTICLE XI

DEFEASANCE

Section 11.1 Discharge of Indenture. Subject to the provisions of Section 12.1, Bonds may be paid by the Authority, at the direction of the Company, in any of the following ways, provided that the Authority also pays or causes to be paid any other sums payable hereunder by the Authority:

(A) by paying or causing to be paid (with Available Moneys when a Letter of Credit is then in effect) the principal of and interest on the Bonds then Outstanding as and when the same become due and payable;

(B) by depositing with the Trustee, in trust, at or before maturity or the redemption date thereof, money or securities in the necessary amount (as provided in Section 11.3 hereof) to pay or redeem (with Available Moneys when a Letter of Credit is then in effect) all Bonds then Outstanding; or

(C) by delivering to the Trustee, for cancellation by it, the Bonds then Outstanding.

If the Authority shall also pay or cause to be paid all other sums payable hereunder by the Authority, then and in that case, at the election of the Authority (evidenced by a Certificate of the Authority, filed with the Trustee, signifying the intention of the Authority to discharge all such indebtedness and this Indenture), and notwithstanding that any Bonds shall not have been surrendered for payment, this Indenture and the pledge of Revenues and other assets made under this Indenture and all covenants, agreements and other obligations of the Authority under this Indenture shall cease, terminate, become void and be completely discharged and satisfied except only as provided in Section 11.2 hereof; provided, that if the Bonds bear interest at the Daily Interest Rate or Weekly Interest Rate, the Trustee shall have received written confirmation from S&P, if the Bonds are then rated by S&P, that the proposed defeasance will not in and of itself cause a reduction or withdrawal of the rating then in effect on the Bonds. In such event, upon written request of the Authority, the Trustee shall, at the cost and expense of the Company, cause a report for such period or periods as may be requested by the Authority to be prepared and filed with the Authority and shall execute and deliver to the Authority all such instruments as may be necessary or desirable to evidence such discharge and satisfaction, and the Trustee shall pay over, transfer, assign or deliver all moneys or securities or other property held by it pursuant to this Indenture (other than the Rebate Fund) which are not required for the payment or redemption of Bonds not theretofore surrendered for such payment or redemption and any amounts owed to the Trustee hereunder in the following order (1) first, to the Credit Provider to the extent of any amounts due to the Credit Provider pursuant to the Reimbursement Agreement, (2) second, to the Trustee and the Authority, respectively, in payment of any unpaid obligations of the Company to them, for Administrative Fees and Expenses as well as indemnities and liabilities of the Company to the Authority related to the Bonds and (3) third, to the Company, provided, however, that the Company may not receive any funds derived from a draw on any Letter of Credit, remarketing proceeds, or moneys held for the payment of particular Bonds (including moneys held for non-presented Bonds).

Section 11.2 Discharge of Liability on Bonds. Upon the deposit with the Trustee, in trust, at maturity or redemption, or prior thereto in accordance with Section 11.1, as the case may be, of money or securities in the necessary amount (as provided in Section 11.3 hereof) to pay or redeem any Outstanding Bond (whether upon or prior to its maturity or the redemption date of such Bond), provided that, if such Bond is to be redeemed prior to maturity, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, then all liability of the Authority in respect of such Bond shall cease, terminate and be completely discharged, except only that the Holder thereof shall thereafter be entitled to payment of the principal of and interest on such Bond by the Authority, and the Authority shall remain liable for such payment, but only out of such money or securities deposited with the Trustee as aforesaid for their payment and such money or securities shall be pledged to such payment; provided further, however, that the provisions of Sections 5.5, 11.4 and 12.1 hereof shall apply in all events.

The Authority may at any time surrender to the Trustee for cancellation by it any Bonds previously issued and delivered, which the Authority may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

Section 11.3 Deposit of Money or Securities with Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture (exclusive of the Rebate Fund, the Letter of Credit Account, and the account described in Section 4.7(G) hereof) and shall be:

(A) Moneys (Available Moneys when a Letter of Credit is then in effect) in an equal amount to the principal amount of such Bonds, and all unpaid interest thereon to maturity except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

(B) Investment Securities (rated S&P “AAA” or equivalent) that consist solely of securities described in clause (A) or (B) of the definition of Investment Securities and, when a Letter of Credit is then in effect, which are purchased with Available Moneys, the principal of and interest on which when due and without reinvestment will provide money sufficient to pay the principal (or redemption price) of, and all unpaid interest to maturity or to the redemption date on the Bonds to be paid or redeemed, as such principal and interest become due, with maturities no longer than thirty (30) days or as may be necessary to make the required payment on the Bonds, provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice; provided, in each case, that the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by written request of the Authority) to apply such money or Investment Securities to the payment of such principal (or redemption price) and interest with respect to such Bonds and provided further that each Rating Agency then rating such Bonds and the Trustee shall have received a report of an Accountant that the moneys or Investment Securities on deposit are sufficient to pay the principal (or redemption price) and interest on the Bonds to maturity or the redemption date, and, if a Letter of Credit is then in effect, a legal opinion from a nationally recognized firm in bankruptcy law that payment of the Bonds from such moneys will not be a voidable preference in the event of the bankruptcy of the Company, the Subsidiary Guarantors or the Authority and provided further that the Trustee shall promptly file notice, prepared by and at the expense of the Company, of such deposit with the MSRB through its EMMA system.

Section 11.4 Payment of Bonds After Discharge of Indenture Obligation. Notwithstanding any provisions of this Indenture, any moneys deposited with the Trustee in trust for the payment of the principal (or redemption price) of, or interest on, any Bonds remaining unclaimed after the principal of any Bond has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall be disposed of as provided by law and the Holders of such Bonds shall thereafter be entitled to look only to the transferee of such moneys for payment thereof, and all liability of the Trustee with respect to such moneys shall thereupon cease; provided, that before the disposition of such moneys as aforesaid, the Trustee may (at the cost of the Company) first publish at least once in a Qualified Newspaper a notice, in such form as may be deemed appropriate by the Trustee, in respect of the Bonds so payable and not presented and in respect of the provisions relating to the disposition of the moneys held for the payment thereof.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Liability of Authority Limited to Revenues. None of the Authority, any Authority member or any person executing the Bonds is liable personally on the Bonds or subject to any personal liability or accountability by reason of their issuance. The Bonds are limited obligations of the Authority, payable solely from and secured by the pledge of the Revenues. Neither the Authority, its members, the Commonwealth of Pennsylvania, nor any of its political subdivisions shall be directly, indirectly, contingently or morally obligated to use any other moneys or assets to pay all or any portion of the debt service due on the Bonds, to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment. The Bonds are not a pledge of the faith and credit of the Authority, its members, the Commonwealth of Pennsylvania or any of its political subdivisions nor do they constitute indebtedness within the meaning of any constitutional or statutory debt limitation. The Authority has no taxing power.

The Authority shall not be liable for payment of the principal (or redemption price) of, or interest on the Bonds or any other costs, expenses, losses, damages, claims or actions of any conceivable kind on any conceivable theory, under or by reason of or in connection with this Indenture, the Bonds or any other documents, except only to the extent amounts are received for the payment thereof from the Company under the Loan Agreement.

No recourse shall be had for any claim based on this Indenture or the Bonds against any past, present or future member, officer, official, agent, attorney or employee of the Authority, either directly or through the Authority or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of the Bonds. The Bonds are payable solely from the Revenues pledged hereunder and other monies held by the Trustee hereunder for such purpose. The Authority shall be conclusively deemed to have complied with all of its covenants and other obligations hereunder upon requiring the Company in the Loan Agreement to agree to perform such Authority covenants and other obligations (excepting only any approvals or consents permitted or required to be given by the Authority hereunder, and any exceptions to the performance by the Company of the Authority’s covenants and other obligations hereunder, as may be contained in the Loan Agreement). However, nothing contained in any such agreement in the Loan Agreement shall prevent the Authority from time to time, in its discretion, from performing any such covenants or other obligations. The Authority shall have no liability for any failure to fulfill, or breach by the Company of, the Company’s obligations under the Bonds, this Indenture, the Loan Agreement, or otherwise, including without limitation the Company’s obligation to fulfill the Authority’s covenants and other obligations under this Indenture.

Section 12.2 Successor Is Deemed Included in All References to Predecessor. Whenever in this Indenture either the Authority, the Credit Provider or the Trustee is named or referred to, such reference shall be deemed to include the successors or assigns thereof, and all the covenants and agreements in this Indenture contained by or on behalf of the Authority, the Credit Provider or the Trustee shall bind and inure to the benefit of the respective successors and assigns thereof whether so expressed or not. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Authority, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the Authority shall hereafter be transferred by any law of the Commonwealth, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the Authority, then the body or official of the Commonwealth who shall succeed to such powers or duties shall act and be obligated in the place and stead of the Authority as in this Indenture provided.

Section 12.3 Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the Authority, the Trustee, the Company, the Subsidiary Guarantors, the Credit Provider, the Direct Participants (as provided in Section 2.4 hereof) and the Holders of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Authority, the Trustee, the Company, the Subsidiary Guarantors, the Credit Provider, the Direct Participants (as provided in Section 2.4 hereof) and the Holders of the Bonds.

Section 12.4 Waiver of Notice. Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 12.5 Disposal of Bonds. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Authority of any Bonds, the Trustee may, in lieu of such cancellation and delivery, dispose of such Bonds, and deliver a certificate of such disposal to the Authority if so requested.

Section 12.6 Severability of Invalid Provisions. If any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such provision or provisions shall be deemed severable from the remaining provisions contained in this Indenture and such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, and this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. The Authority hereby declares that it would have entered into this Indenture and each and every other Section, paragraph, sentence, clause or phrase hereof and authorized the issuance of the Bonds pursuant thereto irrespective of the fact that any one or more Sections, paragraphs, sentences, clauses or phrases of this Indenture may be held illegal, invalid or unenforceable except, specifically, Sections 12.1 and 12.14 hereof, the validity of which are prerequisites to the Authority entering into this Indenture and the Agreement.

Section 12.7 Governing Law; Venue. This Indenture shall be construed in accordance with and governed by the Constitution and laws of the Commonwealth applicable to contracts made and performed in the Commonwealth.

Section 12.8 Notices. Notices shall be delivered to each Bondholder by first-class mail, postage prepaid, at the address set forth for such Bondholder on the registration books of the Trustee. All notices and directions to the Trustee shall be in writing. Any direction, notice to or demand upon the Trustee may be served or presented by first-class mail, postage prepaid, by facsimile or delivered, and such demand may be made, at the Corporate Trust Office of the Trustee, which at the date of adoption of this Indenture is located at the following address:

Wilmington Trust, N.A.

213 Market Street, 2nd Floor

Harrisburg, PA 17101

Attention: Corporate Trust

Telephone: (717) 255-2155

or at such other address as may have been filed in writing by the Trustee with the Authority. Any notice to or demand upon the Authority, the Company, the Subsidiary Guarantors, the Credit Provider or Rating Agency shall be deemed to have been sufficiently given or served for all purposes by being mailed by first-class mail, postage prepaid, addressed, as the case may be, as follows:

To the Authority:

Pennsylvania Economic Development Financing Authority

Commonwealth Keystone Building

400 North Street, 4th Floor

Harrisburg, PA 17120-0225

Attention: Executive Director

Telephone: (717) 783-1109

Facsimile: (717) 787-0879

with a copy to:

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

Attention: Randall Towers

Telephone: (215) 864-8522

Facsimile: (215) 864-8999

To the Company or the Subsidiary Guarantors:

CONSOL Energy Inc.

1000 Consol Energy Drive, Suite 100

Canonsburg, PA 15317

Attention:     Treasurer

Telephone:   (724) 416-8300

With a copy to General Counsel

To the Rating Agency (if then rating the Bonds):

S&P Global Ratings

55 Water Street

37th Floor

New York, NY 10041

Attention: Structured Finance Group

Telephone: (212) 438-1263

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, NY 10007

Telephone: (212) 553-4136

To the Credit Provider:

To such address as is filed in writing with the Trustee.

or such other addresses as may have been filed in writing with the Trustee.

Section 12.9 Evidence of Rights of Bondholders.

(A) Any request, consent or other instrument required or permitted by this Indenture to be signed and executed by Bondholders may be in any number of concurrent instruments of substantially similar tenor and shall be signed or executed by such Bondholders in person or by an agent or agents duly appointed in writing. Proof of the execution of any such request, consent or other instrument or of a writing appointing any such agent, or of the holding by any person of Bonds transferable by delivery, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and of the Authority if made in the manner provided in this Section.

(B) The fact and date of the execution by any person of any such request, consent or other instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent or other instrument acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer.

(C) The ownership of registered Bonds shall be proved by the bond registration books held by the Trustee. The Trustee and the Authority may conclusively assume that such ownership continues until written notice to the contrary is served upon the Trustee. The fact and the date of execution of any request, consent or other instrument and the amount and distinguishing numbers of Bonds held by the person so executing such request, consent or other instrument may also be proved in any other manner which the Trustee may deem sufficient. The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

Any request, consent, or other instrument or writing of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Authority in accordance therewith or reliance thereon.

Section 12.10 Disqualified Bonds. In determining whether the Holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds that are owned or held by or for the account of the Authority or the Company, or by any other obligor on the Bonds, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority or the Company or any other obligor on the Bonds, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination (unless all of the Bonds are so owned or held) provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Authority or the Company or any other obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 12.11 Money Held for Particular Bonds. The money held by the Trustee for the payment of the interest, principal (or redemption price) on any date with respect to particular Bonds (or portions of Bonds in the case of registered Bonds redeemed in part only) (including any amounts resulting from a draw on a Letter of Credit, if any) shall, on and after such date and pending such payment, be set aside on its books and held uninvested in trust by it for the Holders of the Bonds entitled thereto, subject, however, to the provisions of Section 11.4 hereof.

Section 12.12 Funds and Accounts. Any fund or account required by this Indenture to be established and maintained by the Trustee may be established and maintained in the accounting records of the Trustee, either as a fund or an account, and may, for the purposes of such records, any audits thereof and any reports or statements with respect thereto, be treated either as a fund or as an account; but all such records with respect to all such funds and accounts shall at all times be maintained in accordance with corporate trust industry standards and with due regard for the requirements of Section 6.5 hereof and for the protection of the security of the Bonds and the rights of every Holder thereof. The Trustee may establish and maintain for so long as is necessary one or more temporary funds and accounts under this Indenture, including but not limited to a temporary fund for holding the proceeds of the Bonds.

Section 12.13 Rights of Credit Provider. Notwithstanding anything in this Indenture to the contrary, if and when, and so long as a Letter of Credit is then in effect and the Credit Provider has not failed or refused to honor a properly presented and conforming draw under any Letter of Credit, the Credit Provider, and not the Owners of the Bonds secured by such Letter of Credit, shall be deemed to be the Owner of 100% of the Outstanding Bonds at all times for the purpose of giving any approval, request, consent, direction (other than pursuant to Sections 2.3(A), 2.4, 2.6, 2.7, 7.6, 10.4 and 12.9 hereof), declaration, rescission or amendment which under this Indenture is to be given by the Owners of the Bonds at the time Outstanding; provided, however, that the Credit Provider shall not consent to any modification or amendment of this Indenture, the Agreement or the Guaranty requiring the consent of the Owners of 100% in aggregate principal amount of the Bonds Outstanding or which would cause the interest on the Bonds to be no longer excluded from gross income for federal income tax purposes unless the actual Owners of 100% in aggregate principal amount of the Bonds Outstanding secured by such Letter of Credit shall have also consented thereto or unless the Credit Provider is also the registered owner of 100% of the Bonds Outstanding secured by such Letter of Credit; and provided further, that the Credit Provider shall have no right to deprive any Owner of the Bonds of the benefit of the Letter of Credit to which they are entitled as set forth herein.

Section 12.14 Waiver of Personal Liability. No member, director, officer, agent, attorney or employee of the Authority, and no officer, official agent or employee of the Commonwealth or any department, board or agency of the foregoing shall be individually or personally liable for the payment of the principal (or redemption price) of or interest on or Purchase Price of the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, director, officer, agent, attorney or employee from the performance of any official duty provided by law or by this Indenture.

Section 12.15 Business Day. If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date.

Section 12.16 Complete Agreement; Order. This Indenture represents the complete agreement between the parties with respect to the Bonds and related matters. There are no oral agreements among the parties hereto.

Section 12.17 Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Authority and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

The Authority and the Trustee agree that the electronic signature of a party to this Indenture shall be as valid as an original signature of such party and shall be effective to bind such party to this Indenture. For purposes hereof: (i) “electronic signature” means a manually signed original signature that is then transmitted by electronic means; and (ii) “transmitted by electronic means” means sent in the form of a facsimile or sent via the internet as a portable document format (“pdf’) or other replicating image attached to an electronic mail or internet message.

The exchange of copies of this Indenture and of electronic signatures shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 12.18 Right-to-Know. This Indenture is subject to the Right-to-Know provisions contained in Exhibit D attached hereto and is made a part hereof. As used in Exhibit D attached hereto, the term “Contractor” shall mean the Company.

Section 12.19 Force Majeure.    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to maintain or resume performance as soon as practicable under the circumstances.

Section 12.20 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.21 Waiver of Jury Trial. EACH OF THE AUTHORITY, THE COMPANY, THE BONDHOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE BONDS OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.22 Entire Agreement. This Indenture constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Authority and the Trustee with respect to the subject matter hereof.

IN WITNESS WHEREOF, the PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY has caused this Indenture to be signed in its name by its duly authorized officer, and WILMINGTON TRUST, N.A., in token of its acceptance of the trusts created hereunder, has caused this Indenture to be signed in its corporate name by one of the officers thereunto duly authorized all as of the day and year first above written.

PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

By:	/s/ Stephen M. Drizos
Stephen M. Drizos
Executive Director

WILMINGTON TRUST, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee

By:	/s/ Amy M. Kohr
Authorized Officer

Exhibit A

Form of Bond

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Authority or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED
No. R-_	$____________

UNITED STATES OF AMERICA

COMMONWEALTH OF PENNSYLVANIA

PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

SOLID WASTE DISPOSAL REVENUE BOND, SERIES 2021A

(CONSOL ENERGY INC. PROJECT)

INTEREST RATE	MATURITY DATE	DATED DATE	CUSIP

______%	[________ __], 20[__]	[________ __], 20[__]	______-___

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT: ____________________ AND 00/100 DOLLARS ($_________)

THIS BOND DOES NOT CONSTITUTE AN INDEBTEDNESS OF THE COMMONWEALTH OF PENNSYLVANIA OR OF THE AUTHORITY, OR ANY POLITICAL SUBDIVISION OF ANY OF THEM. ALL AMOUNTS OWED HEREUNDER ARE PAYABLE ONLY FROM THE SOURCES PROVIDED IN THE INDENTURE DESCRIBED BELOW, AND NO PUBLIC FUNDS MAY BE USED FOR THAT PURPOSE.

WHILE THIS BOND IS IN THE TERM RATE PERIOD COMMENCING APRIL 13, 2021 AND ENDING ON APRIL 12, 2028, THIS BOND MAY ONLY BE SOLD OR TRANSFERRED TO A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A OF THE SECURITIES ACT OF 1933, AS AMENDED) AND EACH HOLDER OF THIS BOND HEREBY AGREES TO SUCH RESTRICTION BY ITS PURCHASE HEREOF.

The Pennsylvania Economic Development Financing Authority (the “Authority”), constituting a public instrumentality of the Commonwealth of Pennsylvania and a body corporate and politic organized and existing under the Pennsylvania Economic Development Financing Law, Act of August 23, 1967, P.L. 251, as amended (the “Act”), for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to the registered owner identified above or registered assigns, on the maturity date set forth above, the principal sum set forth above and to pay (but only out of Revenues as hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the date hereof until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (as hereinafter defined), and to pay (but only out of Revenues as hereinafter provided) interest on overdue principal commencing on the initial date of such delinquency until such amount has been paid, except as the provisions hereinafter set forth with respect to redemption prior to maturity or purchase may become applicable hereto. If an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the interest rate on the Bonds shall be the rate on the Bonds on the day prior to the occurrence of such Event of Default. The principal of this Bond is payable at final maturity, acceleration or redemption in lawful money of the United States of America upon surrender hereof at the Corporate Trust Office of Wilmington Trust, N.A., as Trustee, or its successor in trust (the “Trustee”). Interest payments on this Bond shall be made on each Interest Payment Date (as defined below), commencing August 1, 2021, to the person appearing on the bond registration books of the Bond Registrar as the Bondholder thereof on the Record Date (as hereinafter defined), such interest to be paid by the Paying Agent to such Bondholder (i) by check mailed on the Interest Payment Date to such Bondholder’s address as it appears on the registration books or at such other address as has been furnished to the Bond Registrar as provided below, in writing by such Bondholder not later than the Record Date or (ii) upon written request, at least three (3) Business Days prior to the applicable Record Date of the Bondholder of Bonds aggregating not less than $1,000,000 in principal amount, by wire transfer in immediately available funds at an account maintained in the United States at such wire address as such Bondholder shall specify in its written request (any such written request shall remain in effect until rescinded in writing by such Bondholder); except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest rate shall be the rate on the Bonds on the day before such default occurred, and such defaulted interest shall be paid to the Bondholder in whose name any such Bonds are registered at the close of business on the fifth Business Day next preceding the date of payment of such defaulted interest.

This Bond is one of a duly authorized issue of bonds of the Authority designated as “Pennsylvania Economic Development Financing Authority Solid Waste Disposal Revenue Bonds, Series 2021A (CONSOL Energy Inc. Project)” (the “Bonds”), limited in the aggregate principal amount of up to $75,000,000. The Bonds have been issued pursuant to and in full compliance with the laws of the Commonwealth of Pennsylvania, and by authority of resolutions adopted by the Authority. The Bonds are limited obligations of the Authority and, as and to the extent set forth in the Indenture (defined below), are payable solely from, and secured by a pledge of and lien on, the Revenues. Additional Bonds in separate subseries may be delivered pursuant to the Indenture and shall be on a parity and equally and ratably secured under the Indenture as to Loan Payments made by the Company under the Agreement with each subseries of Bonds previously delivered, without preference, priority or distinction of any Bonds over any other Bonds, but only subject to the conditions and limitations contained in the Indenture.

Proceeds from the sale of the Bonds will be used to finance the costs of acquiring, constructing, improving, installing or equipping certain solid waste disposal facilities, as more fully described in the Agreement referred to herein (the “Project”), to be owned and operated by CONSOL Energy Inc. (the “Company”) under the terms of a Loan Agreement, dated as of April 1, 2021 (the “Agreement”), between the Authority and the Company. The Bonds are all issued under and secured by and entitled to the benefits of an Indenture, dated as of April 1, 2021 (the “Indenture”), between the Authority and the Trustee; all receipts of the Trustee credited under the provisions of the Indenture against such payments; all moneys drawn by the Trustee under any irrevocable Letter of Credit then in effect (together with any Alternate Letter of Credit (as that term is defined in the Indenture) issued in substitution therefor in accordance with the Indenture (the “Letter of Credit”)) in favor of the Trustee, issued at the request and for the account of the Company, if applicable; any moneys received by the Trustee from subsidiaries of the Company (the “Subsidiary Guarantors”) party to the Guaranty Agreement (the “Guaranty”), dated as of April 1, 2021, in favor of the Trustee; and from any other moneys held by the Trustee under the Indenture for such purpose (all of the foregoing, other than certain administrative and other similar fees due to the Authority as described in the Indenture, the “Revenues”), and there shall be no other recourse against the Authority or any property now or hereafter owned by it.

THIS BOND AND THE ISSUE OF WHICH IT IS A PART AND INTEREST HEREON ARE SPECIAL LIMITED OBLIGATIONS OF THE AUTHORITY PAYABLE SOLELY FROM THE SOURCES AND SECURED SOLELY BY THE SECURITY DESCRIBED HEREIN. THE BONDS SHALL NOT BE DEEMED AN OBLIGATION OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY POLITICAL SUBDIVISION THEREOF. NEITHER THE COMMONWEALTH OF PENNSYLVANIA NOR ANY POLITICAL SUBDIVISION THEREOF IS OR SHALL BE OBLIGATED TO PAY THE PRINCIPAL, PURCHASE PRICE OR REDEMPTION PRICE OF, OR INTEREST ON THE BONDS, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO SUCH PAYMENT. THE AUTHORITY HAS NO TAXING POWER.

The Authority shall not be liable for payment of the principal (or redemption price) of or interest on the Bonds or any other costs, expenses, losses, damages, claims or actions of any conceivable kind on any conceivable theory, under or by reason of or in connection with this Indenture, the Bonds or any other documents, except only to the extent amounts are received for the payment thereof from the Company under the Loan Agreement.

No past, present or future officer, member, director, commissioner, employee, counsel or agent of the Authority shall be personally liable on the Bonds; and no covenant, agreement or obligation contained therein shall be deemed to be a covenant, agreement or obligation of any present or future officer, member, director, commissioner, employee or agent of the Authority in his individual capacity. The Authority has no taxing power.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered Bondholders of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations (and the conditions and limitations thereto) of the Authority thereunder, to all of the provisions of which Indenture and of the Agreement, any Letter of Credit, and the Guaranty the Holder of this Bond, by acceptance hereof, assents and agrees.

All terms not herein defined shall have the meanings ascribed to them in the Indenture.

The Bonds are issuable as fully registered bonds without coupons in Authorized Denominations of $100,000 or any integral multiple of $5,000 in excess thereof. Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Bonds may be exchanged at the Corporate Trust Office of the Trustee for a like aggregate principal amount of Bonds of other Authorized Denominations.

This Bond is transferable by the Bondholder hereof, in person, or by its attorney duly authorized in writing, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Bond. Upon such transfer a new fully registered Bond or Bonds, in an Authorized Denomination or Denominations, for the same aggregate principal amount, will be issued to the transferee in exchange therefor. The Authority and the Trustee may treat the Bondholder hereof as the absolute Bondholder hereof for all purposes, and the Authority and the Trustee shall not be affected by any notice to the contrary.

Interest on the Bonds

The term of the Bonds will be divided into consecutive Interest Rate Periods, as provided in the Indenture, during each of which the Bonds shall bear interest at a Daily Interest Rate, a Weekly Interest Rate or a Term Interest Rate. The first Interest Rate Period for the Bonds shall be a Term Interest Rate Period ending on April 12, 2028, during which period the Bonds will bear interest at a rate of 9.00% per annum. The interest rate determination method for the Bonds may be subsequently changed from time to time by the Company, without the consent of the Holders of the Bonds, as provided in the Indenture. The Trustee shall give notice to Holders of the Bonds, as provided in the Indenture, prior to any change in the interest rate determination method.

Interest on the Bonds with respect to each Interest Period will be paid on the immediately succeeding Interest Payment Date provided that if any Interest Payment Date is not a Business Day, such interest shall be mailed or wired as provided above on the next succeeding Business Day with the same effect as if made on the day such payment was due. During a Daily Interest Rate Period or a Weekly Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 365-day or 366-day, as applicable, year for the number of days actually elapsed. During any Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months. The Bonds shall bear interest from and including the Issuance Date (as defined in the Indenture) until payment of the principal or redemption price thereof has been made or provided for, whether at maturity, upon redemption or otherwise.

“Interest Payment Date” means (i) the first Business Day of each month during a Daily Interest Rate Period or a Weekly Interest Rate Period, (ii) with respect to the initial Term Interest Rate Period, February 1 and August 1 of each year until the end of such Term Interest Rate Period, commencing August 1, 2021, (iii) with respect to any other Term Interest Rate Period, the first day of the calendar month that is six calendar months after the beginning of such Term Interest Rate Period and the first day of the calendar month every six months after each such payment date thereafter until the end of such Term Interest Rate Period, (iv) each Conversion Date and (v) the Principal Payment Date.

“Record Date” means (i) the Business Day immediately preceding the applicable Interest Payment Date during a Daily Interest Rate Period or Weekly Interest Rate Period and (ii) whether or not a Business Day, the fifteenth day of the month prior to an Interest Payment Date during any Term Interest Rate Period.

Daily Interest Rate and Weekly Interest Rate

During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 9:30 a.m. on each Business Day during such Daily Interest Rate Period to take effect on the next succeeding Business Day; provided, however, that if the then current Interest Rate Period is a Weekly Interest Rate Period or a Term Interest Rate Period, the Daily Interest Rate for the Daily Interest Rate Period succeeding such Weekly Interest Rate Period or Term Interest Rate Period, as applicable, shall be determined not later than the Business Day next preceding the effective date of such Daily Interest Rate Period. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 12:00 noon (New York City time) on Wednesday of each week (or by 12:00 noon (New York City time) on the next succeeding Business Day if such Wednesday is not a Business Day) during such Weekly Interest Rate Period for the week commencing on that next succeeding Thursday (unless such Weekly Interest Rate is determined on the next succeeding Business Day if Wednesday is not a Business Day, in which case it shall be effective on the day of such determination); provided, however, that if the then current Interest Rate Period is a Daily Interest Rate Period or a Term Interest Rate Period, the Weekly Interest Rate for the Weekly Interest Rate Period succeeding such Daily Interest Rate Period or Term Interest Rate Period, as applicable, shall be determined not later than the Business Day next preceding the effective date of such Weekly Interest Rate Period. The Variable Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the effective date of such Variable Interest Rate at a price equal to the principal amount thereof plus accrued interest; provided, however, that if for any reason the Variable Interest Rate cannot be determined, the Daily Interest Rate for the next succeeding Business Day and thereafter shall remain at the then-existing rate, and the Weekly Interest Rate for the next succeeding week shall remain at the then-existing rate, and thereafter the Weekly Interest Rate shall be the SIFMA Index Rate plus 15 basis points. The first Daily Interest Rate determined for each Daily Interest Rate Period shall apply to the period commencing on the first day of such Daily Interest Rate Period and ending on the next succeeding Business Day. Thereafter, each Daily Interest Rate shall apply to the period commencing on each Business Day and ending on the next succeeding Business Day. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Wednesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Thursday and ending on the next succeeding Wednesday, unless such Weekly Interest Rate Period shall (i) begin on a day other than Thursday, in which event the Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on such date and ending on the succeeding Wednesday or (ii) end on a day other than Wednesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Thursday preceding the last day of such Weekly Interest Rate Period and ending on such last day.

Term Interest Rate

During each Term Interest Rate Period following the initial Term Interest Rate Period, the Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. on the Business Day preceding the first day of such Term Interest Rate Period. The Term Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of examination of obligations comparable to the Bonds known to the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the Bonds, would enable the Remarketing Agent to sell the Bonds on the first day of such Term Interest Rate Period at a price equal to the principal amount thereof; provided, however, that if for any reason the Term Interest Rate cannot be determined for any Term Interest Rate Period, the interest rate on the Bonds shall convert to a Weekly Interest Rate.

The foregoing provisions notwithstanding, in no event shall the interest rate borne by the Bonds at any time exceed 10% per annum.

BofA Securities, Inc. (the “Remarketing Agent”) initially has been appointed as the Remarketing Agent. The Remarketing Agent may be removed or replaced in accordance with the provisions of the Indenture.

Determination of the interest rate by the Remarketing Agent shall be conclusive and binding upon the registered Bondholders of the Bonds, the Authority, the Company and the Trustee.

Demand Purchase of Bonds

During any Variable Interest Rate Period, the Bonds or portions thereof in Authorized Denominations shall be purchased at the option of the Bondholder thereof, or with respect to Book-Entry Bonds, at the option of the Direct Participant with an ownership interest in Book-Entry Bonds, on any Business Day, at a price of 100% of the principal amount thereof, plus accrued interest to the Purchase Date, upon (i) delivery to the Trustee and the Tender Agent, at its Corporate Trust Office of an irrevocable notice in writing by 9:30 a.m. in the case of Bonds bearing interest at a Daily Interest Rate, or 3:00 p.m. in the case of Bonds bearing interest at a Weekly Interest Rate, on any Business Day, which states the name of the registered Bondholder of such Bond or the Direct Participant for such Bond, as applicable, such Direct Participant’s account number, payment instructions with respect to the Purchase Price of such Bond, the principal amount of such Bonds or portions thereof in Authorized Denominations being tendered for purchase, the CUSIP number of such Bond and the date on which the same shall be purchased, which date, in the case of Bonds bearing interest at a Daily Interest Rate, shall be any Business Day and, in the case of Bonds bearing interest at a Weekly Interest Rate, shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent, and (ii) (a) if the Bonds are not Book-Entry Bonds, delivery of such Bond to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Bondholder thereof with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs, at or prior to 2:30 p.m., on the date specified in such notice, or (b) if the Bonds are Book-Entry Bonds, upon confirmation by DTC that a Direct Participant with respect to Book-Entry Bonds being purchased has an ownership interest in such Book-Entry Bond at least equal to the amount specified in such Tender Notice, the transfer, on the registration books of DTC, of the beneficial ownership interest in such Book-Entry Bond tendered for purchase to the account of the Trustee, or to the account of a Direct Participant acting on behalf of such Trustee.

If moneys sufficient to pay the Purchase Price of the Bonds to be purchased pursuant to the previous paragraph shall be held by the Trustee on the date such Bonds are to be purchased, any such Bonds to be so purchased which are not delivered by the Bondholders thereof to the Tender Agent or transferred on the registration books of DTC, as applicable, on the date specified for purchase thereof will be deemed to have been delivered for purchase, or transferred on the registration books of DTC, as applicable, on such date and to have been purchased. The former Holders of such Bonds, or Direct Participants with respect to Book-Entry Bonds, will thereafter have no rights with respect to such Bonds except to receive payment of the Purchase Price therefor upon surrender of such Bonds to the Tender Agent or the transfer, on the registration books of DTC, of the beneficial interest in such Book-Entry Bonds.

Optional Redemption of Bonds

(A) On any Business Day during a Variable Interest Rate Period and on any Conversion Date, the Bonds may be redeemed by the Trustee, at the option of the Authority upon direction of the Company as provided in the Agreement, in whole or in part, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

(B) During any Term Interest Rate Period, the Bonds may be redeemed in whole or in part on any date, at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the date of redemption, upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred:

(i) all of the Project or a portion thereof is damaged, destroyed, condemned or taken by eminent domain to such extent that, in the opinion of the Company contained in a certificate provided to the Authority and the Trustee, which certificate may be conclusively relied upon by the Trustee and the Authority, (1) it is not practicable or desirable to rebuild, repair or restore the Project or such portion thereof within a period of six consecutive months following such damage, destruction or condemnation, and the Company is or will be thereby prevented from carrying on its normal operations at the Project or such portion thereof for a period of at least six consecutive months, or (2) the cost of restoration of the Project or such portion thereof would substantially exceed the Net Proceeds of insurance carried thereon; or

(ii) the continued operation of the Project is enjoined or prevented or is otherwise prohibited by, or conflicts with, any order, decree, rule or regulation of any court or federal, state or local regulatory body, administrative agency or other governmental body.

(C) Optional Redemption during Term Interest Rate Period. During any Term Interest Rate Period, the Bonds shall be subject to redemption at the option of the Authority upon written direction of the Company as provided in Sections 8.2 and 8.5 of the Agreement, at the times (measured from the first day of the applicable Term Interest Rate Period), and at the redemption prices set forth below:

(i) During the initial Term Interest Rate Period, or during any subsequent Term Interest Rate Period, prior to the Subsequent Optional Redemption Date, at any time, in whole or in part, in such amounts as may be specified by the Company, at a redemption price calculated by the Quotation Agent equal to the greater of: (i) 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest to the date fixed for redemption, or (ii) an amount calculated by the Quotation Agent and provided in writing to the Trustee equal to the sum of the present values of the remaining unpaid payments of principal and interest on the Bonds to be redeemed, from and including the date fixed for redemption to, during the initial Term Interest Rate Period, the initial mandatory tender date, or, during any subsequent Term Interest Rate Period, the Subsequent Optional Redemption Date, as the case may be, discounted from the scheduled due dates of such payments to the date fixed for redemption on a semi-annual basis at a discount rate equal to the Applicable Tax-Exempt Municipal Bond Rate for the Bonds to be redeemed.

(iii) After the initial Term Interest Rate Period if any:

Length of Term Interest Rate Period	Redemption Dates and Prices
Greater than 10 years	At any time, in whole or in part, on or after the 10th anniversary of the effective date commencing such Interest Rate Period at 100% of the principal amount being redeemed

Notwithstanding the optional redemption schedule set forth above, on or prior to the effective date of the Term Interest Rate Period, the Company can provide an alternate optional redemption schedule if it obtains an Approving Opinion addressed to the Authority and the Trustee.

Mandatory Redemption Upon Invalidity or a Determination of Taxability

In the event of a prepayment pursuant to Section 8.3 of the Agreement as a result of the invalidity of the Agreement or a Determination of Taxability, Bonds Outstanding on the date of the occurrence of such invalidity or Determination of Taxability shall be redeemed in whole (or in part if the Company delivers an Approving Opinion to the Trustee and the Authority) at any time within sixty (60) days thereafter, at a redemption price of 100% of the principal amount thereof, without premium, plus accrued interest to the date of redemption.

Mandatory Tender for Purchase of Bonds

(A) (i) The Bonds shall be initially subject to mandatory tender for purchase on April 13, 2028, (ii) on each Conversion Date of any new Interest Rate Period for the Bonds, (iii) on the last Business Day not less than five (5) calendar days preceding the termination or expiration date of any then current Letter of Credit if no Alternate Letter of Credit will be provided, except that if subparagraph (A)(i) will also apply, this subparagraph will not apply, (iv) during a Variable Interest Rate Period, on the effective date of any Letter of Credit or Alternate Letter of Credit complying with the requirements of the Agreement or (v) on the Purchase Date provided in Section 4.8 of the Indenture relating to purchase in lieu of optional redemption of the Bonds, the Holder or Direct Participant of such Bond shall tender such Bond for purchase as provided below and such Bond shall be purchased or deemed purchased as provided in the Indenture at a Purchase Price equal to the principal amount thereof plus accrued and unpaid interest thereon. Payment of the Purchase Price of such Bond shall be made by 3:00 p.m., in the same manner as payment of interest on the Bonds, to the Bondholder of record, or Direct Participant with respect to Book-Entry Bonds, on the Record Date. If the Bonds are not Book-Entry Bonds, the Bondholder shall deliver such Bonds no later than 2:30 p.m. on the Purchase Date to the Tender Agent at its Corporate Trust Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, with the signature guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs. If the Bonds are Book-Entry Bonds, the tendering Direct Participant shall transfer, on the registration books of DTC, the beneficial ownership interests in such Bonds tendered for purchase to the account of the Trustee or a Direct Participant acting on behalf of the Trustee.

(B) Any instrument delivered to the Trustee or Tender Agent in accordance with the foregoing paragraph shall be irrevocable with respect to the mandatory purchase for which such instrument was delivered and shall be binding upon any subsequent Bondholder or Direct Participant of the Bond to which it relates, including any Bond issued in exchange therefor or upon the registration of transfer thereof and as of the date of such instrument.

Purchase in Lieu of Redemption

At the direction of the Company and upon receipt of an Approving Opinion, the Authority shall cause the Bonds to be purchased in lieu of redemption pursuant to Section 4.1(C), or (D) of the Indenture. Such option shall be exercised by the Authority by delivering to the Trustee notice as provided by the Company on or prior to the Business Day preceding the redemption date a written direction of the Authority specifying that the Bonds shall not be redeemed, but instead shall be subject to purchase pursuant to the Indenture. The Trustee shall send a copy of such written direction of the Authority as soon as reasonably practicable to the Credit Provider, if any. Upon delivery of such notice, the Bonds shall not be redeemed but shall instead be subject to mandatory tender at a Purchase Price equal to the redemption price at which the Bonds would have been redeemed under the Indenture on a Purchase Date (the date that would have been the redemption date); provided that the payment of funds from remarketing proceeds or funds from the Company or the Subsidiary Guarantors or draws under a Letter of Credit, if any, in an amount equal to the Purchase Price shall be made to the Trustee on or prior to the Purchase Date. Following such purchase, the Trustee shall cause the Bonds to be registered upon the direction of the Company and deliver such Bonds as directed by the Company. The applicable provisions of Section 4.7 of the Indenture shall govern such purchase. No purchase of Bonds by the Company, the Subsidiary Guarantors or the provider of a Letter of Credit, if any, pursuant to this section or advance or use of any moneys to effectuate any such purchase shall be deemed to be a payment or redemption of the Bonds or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by the Bonds.

Repurchase Upon a Change of Control or Upon Certain Asset Dispositions

For so long as any of the Bonds are in a Term Interest Rate Period and are not secured by a Letter of Credit, if a Change of Control or an Asset Disposition Offer occurs, unless the Company has exercised its right to optionally redeem all of the Bonds pursuant to Section 4.1 of the Indenture, the Company shall be required to make an offer to purchase all of the Bonds (the “Change of Control Offer”) at a purchase price in cash equal to (i) 101% of the principal amount of the Bonds (the “Change of Control Payment”) or (ii) 100% of the principal amount of the Bonds in the event of an Asset Disposition (the “Asset Disposition Offer”), in each case plus accrued and unpaid interest, if any, to the date of purchase in each case to the extent required by the terms of such Bonds (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to the date of purchase), but only if:

(a) in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations to make an offer to purchase the Company Notes under the provisions of the Company Indenture and the Bonds under the provisions described under Section 5.14 of the Loan Agreement; or

(b) in the case of an Asset Disposition, the Company has complied with and fully satisfied its obligations in accordance with the covenant described under Section 5.14 of the Loan Agreement.

The Company shall carry out the Change of Control Offer as set forth in Section 5.14 of the Loan Agreement unless the Company has exercised its right to optionally redeem all of the Bonds pursuant to Section 4.1 of the Indenture.

The Holder of this Bond shall have no right to institute any suit, action or proceeding at law or in equity, for the protection or enforcement of any right or remedy under or upon the Indenture or to enforce a drawing on a Letter of Credit except as provided in the Indenture.

No recourse shall be had for the payment of the principal (or redemption price) of, or interest on any of the Bonds or for any claim based thereon or upon any obligation, provision, covenant or agreement contained in the Indenture, against any past, present or future director, trustee, officer, employee or agent of the Authority, or through the Authority, or any successor to the Authority, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, director, officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of the Indenture and the issuance of any of the Bonds.

The Indenture contains provisions permitting the Authority and the Holders of not less than a majority in aggregate principal amount of Bonds then Outstanding, with the consent of the Credit Provider, if any, to execute supplemental indentures, or add any provisions to, or change in any manner, or eliminate any of the provisions of, the Indenture; provided, however, that no such supplemental indenture, alteration or modification shall (1) extend the fixed maturity of any Bond, or reduce the amount of principal thereof, or extend the time of payment, or change the method of computing the rate of interest thereon, or extend the time of payment of interest thereon, or create a privilege or priority of any Bond over any other Bond, without the consent of the Holder of each Bond so affected, or (2) reduce the aforesaid percentage of Bonds the consent of the Holders of which is required to effect any such modification or amendment, or permit the creation of any lien on the Revenues and other assets pledged under the Indenture prior to or on a parity with the lien created by the Indenture, or deprive the Holders of the Bonds of the lien created by the Indenture on such Revenues and other assets (except as expressly provided in the Indenture), without the consent of the Holders of all of the Bonds then Outstanding.

The Indenture prescribes the manner in which it may be discharged and after which the Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of transfer and exchange of Bonds and of payment of the principal (or redemption price) of and interest on the Bonds as the same become due and payable, including a provision that under certain circumstances the Bonds shall be deemed to be paid if certain securities, as defined in the Indenture, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal (or redemption price) of, and interest on such Bonds and all necessary and proper fees, compensation and expenses of the Trustee shall have been deposited with the Trustee. Notwithstanding anything in the Indenture to the contrary, so long as a Letter of Credit is then in effect and the Credit Provider has not failed or refused to honor a properly presented and conforming draw under a Letter of Credit, the Credit Provider, and not the Owners of this Bond, shall be deemed to be the Owners of 100% of the Outstanding Bonds at all times for the purpose of giving any approval, request, consent, direction (other than related to a demand purchase by the Owners of this Bond pursuant to the Indenture), declaration, rescission or amendment which under the Indenture is to be given by the Owners of this Bond at the time Outstanding; provided, however, that the Credit Provider shall not consent to any modification or amendment of the Indenture, Agreement or the Guaranty requiring the consent of the Owners of 100% in aggregate principal amount of this Bond Outstanding or which would cause the interest on this Bond to be no longer excluded from gross income for federal income tax purposes unless the actual Owners of 100% in aggregate principal amount of the Bonds Outstanding shall have also consented thereto or unless the Credit Provider is also the registered owner of 100% of the Bonds Outstanding; and provided further, that the Credit Provider shall have no right to deprive any Owner of the Bonds of the benefit of a Letter of Credit under the circumstances and in the manner contemplated as set forth in the Indenture.

Neither the directors, members, officers, agents, employees or representatives of the Authority nor any person executing this Bond shall be personally liable hereon or be subject to any personal liability by reason of the issuance hereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being expressly released and waived as a condition of and in consideration for the execution of the Indenture and the issuance of the Bonds.

IT IS HEREBY CERTIFIED, RECITED AND REPRESENTED that the issuance of this Bond is duly authorized by law; that all acts, conditions and things required to exist and to be done precedent to and in the issuance of this Bond to render the same lawful and valid have been properly done and performed and have happened in regular and due time, form and manner as required by law; and that all acts, conditions and things necessary to be done or performed by the Authority or to have happened precedent to or in the execution and delivery of the Indenture have been done and performed and have happened in regular and due form as required by law.

This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been manually signed by the Trustee.

IN WITNESS WHEREOF, the Pennsylvania Economic Development Financing Authority has caused this Bond to be executed in its name and on its behalf by the manual or facsimile signature of its Executive Director, its seal to be impressed or imprinted thereon and attested by the manual or facsimile signature of its (Assistant) Secretary, all as of the above date.

PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY

By:
[SEAL]		Stephen M. Drizos
Executive Director

ATTEST:

By:
(Assistant) Secretary

Trustee’s Certificate of Authentication

Dated: ___________ __, 2021

This bond is one of the Bonds, of the subseries designated therein, described in the within-mentioned Indenture. Attached hereto is a complete text of the opinions of Ballard Spahr LLP and Turner Law, P.C., co-Bond Counsel, signed originals of which are on file with the undersigned, delivered and dated on the date of the original delivery of, and payment for, the bonds of said series.

WILMINGTON TRUST, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee

By:
Authorized Officer

Assignment

For value received the undersigned do(es) hereby sell, assign and transfer unto _______________________________________________ [name, address and tax I.D. number of transferee] the within-mentioned Registered Bond and do(es) hereby irrevocably constitute and appoint _____________________________________________ attorney, to transfer the same on the books of the Trustee with full power of substitution in the premises.

Dated: ___________, ____

Note:

The signature(s) to this Assignment must correspond with the name(s) as written on the face of the within Registered Bond in every particular, without alteration or enlargement or any change whatsoever.

Exhibit B

Requisition from the Project Fund

To:	Wilmington Trust, N.A.

213 Market Street, 2nd Floor

Harrisburg, PA 17101

Attention: Corporate Trust

Re:	Pennsylvania Economic Development Financing Authority Solid Waste Disposal Revenue Bonds, Series 2021A (CONSOL Energy Inc. Project)

Requisition No. [__]

The undersigned, on behalf of CONSOL Energy Inc. (the “Company”) or any of its affiliates, hereby requests payment, from the Project Fund established under the Indenture (the “Indenture”) pursuant to which the Bonds identified above are issued and outstanding, the total amount shown below or attached hereto to the order of the payee or payees named below or attached hereto, as payment or reimbursement for costs incurred or expenditures made in connection with the Project (as defined in the Indenture). The payee(s), the purpose and the amount of the disbursement requested are as follows:

Payee	Purpose	Amount

The undersigned hereby certifies as follows:

1. The payment and/or reimbursement requested constitutes costs that (i) were paid or incurred by or on behalf of the Company on or after [____, 20__] (with respect to [$________] of Costs of the Project) and [______, 20__] (with respect to [$________] of Costs of the Project) or were Preliminary Expenditures as defined in the Tax Agreement, (ii) have been used to finance the acquisition, construction, improving and/or equipping of machinery and equipment or facilities constituting a qualified solid waste disposal project, as defined in Section 142(a)(6) of the Internal Revenue Code of 1986 (the “Code”) and Section 1.142(a)(6)-1 of the Treasury Regulations thereunder, all of which property is of a character subject to the allowance for depreciation under Section 167 of the Code, and (iii) are chargeable to the capital account of the Project or would be so chargeable either with a proper election by the Company or but for proper election by the Company to deduct such costs, within the meaning of Treasury Regulation 1.103-8(a)(1); and if any such payment is to be made to a “related person” of the Company within the meaning of Section 147(a) of the Code, such payment represents only the actual out-of-pocket costs incurred by such related person in connection with the Project and does not include any inter-company profits or payments for early completion.

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2. Each obligation mentioned herein is described in Section 3.2 of the Loan Agreement relating to the Project, has been properly incurred and is a proper charge against the Project Fund, including without limitation in accordance with the provisions of the Tax Agreement, and each item for which payment is requested is or was necessary in connection with the acquisition, installation or construction of the Project. None of the items for which payment is requested has been reimbursed previously from the Project Fund, and none of the payments and/or reimbursements herein requested will result in a breach of the representations and agreements in Section 2.2 of the Loan Agreement relating to the Project or constitutes a Cost of Issuance.

Terms which are used herein as defined terms shall have the meanings specified in the Indenture.

Dated: __________, 20__.

CONSOL ENERGY INC.

By
Authorized Representative of Company

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Exhibit C

Requisition from the Costs of Issuance Fund

To:	Wilmington Trust, N.A.

213 Market Street, 2nd Floor

Harrisburg, PA 17101

Attention: Corporate Trust

Re:	Pennsylvania Economic Development Financing Authority Solid Waste Disposal Revenue Bonds, Series 2021A (CONSOL Energy Inc. Project)

Requisition No. [__]

The undersigned, on behalf of CONSOL Energy Inc. (the “Company”), hereby requests payment, from the Costs of Issuance Fund established under the Indenture (the “Indenture”) pursuant to which the Bonds identified above are issued and outstanding, the total amount shown below to the order of the payee or payees named below, against written invoices from such payees, as payment or reimbursement for costs incurred or expenditures made in connection with the issuance of the Bonds. The payee(s), the purpose and the amount of the disbursement requested are as follows:

The undersigned hereby certifies as follows:

Each obligation mentioned herein has been properly incurred and is a proper charge against the Cost of Issuance Fund. None of the items for which payment is requested has been reimbursed previously from the Cost of Issuance Fund, and none of the payments herein requested will result in a breach of the representations and warranties contained in Section 2.2 of the Loan Agreement or in the Tax Agreement.

Terms which are used herein as defined terms shall have the meanings specified in the Indenture.

Dated: ______, 20__.

CONSOL ENERGY INC.

By
Authorized Representative of Company

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EXHIBIT D

RIGHT-TO-KNOW LAW

a.

The Pennsylvania Right-to-Know Law, 65 P.S. §§ 67.101-3104, (“RTKL”) applies to this Contract. For the purpose of these provisions, the term “the Commonwealth” shall refer to the contracting Commonwealth agency.

b.

If the Commonwealth needs the Contractor’s assistance in any matter arising out of the RTKL related to this Contract, it shall notify the Contractor using the legal contact information provided in this Contract. The Contractor, at any time, may designate a different contact for such purpose upon reasonable prior notice to the Commonwealth.

c.

Upon written notification from the Commonwealth that it requires the Contractor’s assistance in responding to a request under the RTKL for information related to this Contract that may be in the Contractor’s possession, constituting, or alleged to constitute, a public record in accordance with the RTKL (“Requested Information”), the Contractor shall:

1. Provide the Commonwealth, within ten (10) calendar days after receipt of written notification, access to, and copies of, any document or information in the Contractor’s possession arising out of this Contract that the Commonwealth reasonably believes is Requested Information and may be a public record under the RTKL; and

2. Provide such other assistance as the Commonwealth may reasonably request, in order to comply with the RTKL with respect to this Contract.

d.

If the Contractor considers the Requested Information to include a request for a Trade Secret or Confidential Proprietary Information, as those terms are defined by the RTKL, or other information that the Contractor considers exempt from production under the RTKL, the Contractor must notify the Commonwealth and provide, within seven (7) calendar days of receiving the written notification, a written statement signed by a representative of the Contractor explaining why the requested material is exempt from public disclosure under the RTKL.

e.

The Commonwealth will rely upon the written statement from the Contractor in denying a RTKL request for the Requested Information unless the Commonwealth determines that the Requested Information is clearly not protected from disclosure under the RTKL. Should the Commonwealth determine that the Requested Information is clearly not exempt from disclosure, the Contractor shall provide the Requested Information within five (5) business days of receipt of written notification of the Commonwealth’s determination.

f.

If the Contractor fails to provide the Requested Information within the time period required by these provisions, the Contractor shall indemnify and hold the Commonwealth harmless for any damages, penalties, costs, detriment or harm that the Commonwealth may incur as a result of the Contractor’s failure, including any statutory damages assessed against the Commonwealth.

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g.

The Commonwealth will reimburse the Contractor for any costs associated with complying with these provisions only to the extent allowed under the fee schedule established by the Office of Open Records or as otherwise provided by the RTKL if the fee schedule is inapplicable.

h.

The Contractor may file a legal challenge to any Commonwealth decision to release a record to the public with the Office of Open Records, or in the Pennsylvania Courts, however, the Contractor shall indemnify the Commonwealth for any legal expenses incurred by the Commonwealth as a result of such a challenge and shall hold the Commonwealth harmless for any damages, penalties, costs, detriment or harm that the Commonwealth may incur as a result of the Contractor’s failure, including any statutory damages assessed against the Commonwealth, regardless of the outcome of such legal challenge. As between the parties, the Contractor agrees to waive all rights or remedies that may be available to it as a result of the Commonwealth’s disclosure of Requested Information pursuant to the RTKL.

i.

The Contractor’s duties relating to the RTKL are continuing duties that survive the expiration of this Contract and shall continue as long as the Contractor has Requested Information in its possession.

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EXHIBIT E

FORM OF DESIGNATION OF BOND

Issuance No. [__]

Pennsylvania Economic Development Financing Authority

Commonwealth Keystone Building

400 North Street, 4th Floor

Harrisburg, PA 17120-0225

Attention: Executive Director

Wilmington Trust, N.A.

213 Market Street, 2nd Floor

Harrisburg, PA 17101

Attention: Corporate Trust

Re:	Pennsylvania Economic Development Financing Authority

Solid Waste Disposal Revenue Bonds

(CONSOL Energy Inc. Project)

Series 2021A

Ladies and Gentlemen:

Pursuant to that certain Indenture of Trust dated as of April 1, 2021 (the “Indenture”), between the Authority and Wilmington Trust, N.A., as trustee (the “Trustee”), the undersigned Company hereby notifies you that the conditions precedent to the execution of Additional Bonds (to be evidenced by this Designation of Bond) by the Authority have been satisfied, and [__________________] as the underwriter[s] (the “Underwriter”) of such Additional Bonds hereby notify you that they desire to take delivery through the facilities of DTC of a fully registered Bond in the principal amount of $____________ (the “Additional Bonds”) upon payment by them of the purchase price of $____________. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture. The Underwriter[s] designate[s] the following particulars with respect to the closing of such purchase and sale:

Interest Rate Period – ____________________

Subseries Designation (if applicable) – ____________________

Principal Payment Date(s) – ____________________

Issuance Date – ____________________

Closing Time – _____________________ (Eastern [Standard] [Daylight] Time)

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The Company hereby certifies, as of the Issuance Date indicated above, that there exists no event of default under the Loan Agreement dated as of April 1, 2021, by and between the Authority and the Company (the “Loan Agreement”). Contemporaneously with the delivery of the Additional Bonds, the Authority and the Trustee will execute either (i) if such Additional Bonds are issued in the same Interest Rate Period ending on the same day as such Interest Rate Period then in effect with respect to any Bonds Outstanding (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date), an amended and restated Bond, increasing the principal amount of the Bond by the amount of the Additional Bonds, or (ii) if such Additional Bonds are issued in the same Interest Rate Period but ending on a different date then in effect with respect to Outstanding Bonds (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date) or in an Interest Rate Period other than the Interest Rate Period(s) then in effect with respect to any Outstanding Bonds (after giving effect to any conversions of the Interest Rate Period(s) with respect to Outstanding Bonds occurring on such Issuance Date), a new Bond (with an appropriate subseries designation) in the principal amount of the Additional Bonds.

The Trustee for the Bonds executed and delivered a Collateral Trust Joinder on the date of the issuance of the Series 2021A Bonds in order to become a party to the Collateral Trust Agreement. The Collateral Trust Agreement sets forth the terms on which the Collateral Trustee receives, holds, administers, maintains, enforces and distributes the proceeds of all Liens upon any property of the Company or any Subsidiary Guarantor at any time held by it, in trust for the benefit of the current and future holders of the Company Notes, the Bonds and other Parity Lien Obligations.

The Company hereby further certifies that the principal amount of the Additional Bonds designated for delivery hereinabove when added to the principal amount of the Bonds heretofore delivered to the Underwriter will not exceed (i) $75,000,000 and (ii) the anticipated total cost of the acquisition, improvement, installation, construction and equipping of the Project (as more fully described in the aforesaid Loan Agreement).

Upon acknowledgement and agreement of this Designation of Bond, the Authority hereby certifies that, as of the Issuance Date indicated above, the representations of the Authority contained in Section 4 of the Bond Purchase Agreement remain true and correct as though made on such Issuance Date with respect to all Bonds outstanding on such Issuance Date.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company and the Underwriter have caused this instrument to be executed on their behalf by their respective officers, this _____ day of ________________, 20__.

CONSOL ENERGY INC.

By:
Name:
Title:

[UNDERWRITERS]

By:
Name:
Title:

[UNDERWRITERERS]

By:
Name:
Title:

Acknowledged and Agreed:

PENNSYLVANIA ECONOMIC DEVELOPMENT

FINANCING AUTHORITY

By:
Name:
Title:

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